EXHIBIT 10.1
CREDIT AGREEMENT
dated as of February 7, 2025

among

TIPTREE INC.,
as Parent,

TIPTREE HOLDINGS LLC,
as Borrower,

VARIOUS LENDERS,
and
FORTRESS CREDIT CORP.,
as Administrative Agent, Collateral Agent and Lead Arranger

$75,000,000 Senior Secured Credit Facility

TABLE OF CONTENTS
    i

APPENDICES:    A    Term Loan Commitments
B    Notice Addresses

SCHEDULES:    1.1(A)    Certain Financial Metrics
    1.1(B)    Nonrecourse Subsidiaries
    1.1(C)    Pledged Fortegra Capital Stock
    4.2    Capital Stock and Ownership
    4.12    Payment of Taxes
4.13    Real Estate Assets
5.1    Consolidating Financial Statements
5.15    Certain Post Closing Matters
6.1    Certain Indebtedness
6.2    Certain Liens
6.7    Certain Investments
6.12    Certain Affiliate Transactions
EXHIBITS:    A    Form of Funding Notice
B    Form of Term Loan Note
C    Form of Compliance Certificate
D    Form of Guaranty
E    Form of Assignment Agreement
F-1-4    Form of U.S. Tax Compliance Certificates
G-1    Form of Closing Date Certificate
G-2    Form of Solvency Certificate
H    Form of Pledge and Security Agreement
I    Adjusted Fortegra Net Income for FY 2024

CREDIT AGREEMENT
This CREDIT AGREEMENT, dated as of February 7, 2025 (this “Agreement”), is entered into by and among TIPTREE INC., a Maryland corporation (“Parent”), TIPTREE HOLDINGS LLC, a Delaware limited liability company (“Borrower”), certain Subsidiaries of Parent party hereto from time to time, the Lenders party hereto from time to time, and FORTRESS CREDIT CORP. (“Fortress”), as Administrative Agent (together with its successors and assigns in such capacity, “Administrative Agent”), Collateral Agent (together with its successors and assigns in such capacity, “Collateral Agent”) and Lead Arranger.
RECITALS:
WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;
WHEREAS, the Lenders have agreed to extend a term loan credit facility to Borrower in an aggregate initial amount of $75,000,000, the proceeds of which will be used for the purposes specified in Section 2.5 hereof;
WHEREAS, Borrower and the other Loan Parties (if any) have agreed to secure all of the Obligations by granting to Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of their respective assets (including a pledge of all or a part of the Capital Stock of their respective direct Subsidiaries);
WHEREAS, each of the Guarantors (if any) has jointly and severally agreed to guarantee the prompt payment, in full, when due, of the principal of and interest on the Loans and the other Obligations; and
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.DEFINITIONS AND INTERPRETATION
1.1.Definitions. The following terms used herein, including in the preamble, Recitals, exhibits and schedules hereto, shall have the following meanings:
“Accounts” means all “accounts” (as defined in the UCC) of the Loan Parties (or, if referring to another Person, of such Person), including, without limitation, accounts, accounts receivable, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles, or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.
“Act” has the meaning assigned to it in Section 4.25.
“Additional Fortegra Equity Indebtedness” means Indebtedness, other than the Obligations, secured by the Unpledged Fortegra Capital Stock (it being understood, for the avoidance of doubt, that such Indebtedness may also be secured by other assets that do not constitute Collateral) on or after the eighteen (18) month anniversary of the Closing Date, which Indebtedness satisfies each of the following conditions (x) at all times, in the case of clause (c), and (y) at the time such Indebtedness is incurred in the case of any other clause:
(a)the book value per share (calculated in accordance with GAAP and as adjusted in good faith by the Borrower and the Administrative Agent for share splits, share capitalizations, reorganizations, recapitalizations and other similar transactions) of Fortegra Capital Stock (“Specified Book Value”) shall not at any time be less than the Minimum Book Value;
(b)the Adjusted Fortegra Net Income Per Share as of the Test Period most recently ended prior to the original incurrence of such Indebtedness and as of each subsequent Test Period (“Specified Net Income”) shall not at any time be less than Minimum Adjusted Fortegra Net Income Per Share;
(c)such Indebtedness shall have a maturity date (and a weighted average life to maturity of) that is at least six months later than the Latest Maturity Date; and
(d)(i) Borrower (or Parent or any Specified Subsidiary, as applicable) shall first seek such Indebtedness from the existing Fortress Lenders, (provided that none of the existing Fortress Lenders will be required to provide any such Indebtedness, and any decision whether or not to do so by any such existing Fortress Lender shall be made at the sole discretion of such existing Fortress Lender), (ii) if such existing Fortress Lenders decline to provide all or a portion of such Additional Fortegra Equity Indebtedness on terms acceptable to Borrower (or Parent or such Specified Subsidiary, as applicable) within a reasonable period of time (in any event, not to exceed ten (10) Business Days) following such request, then Borrower (or Parent or such Specified Subsidiary, as applicable) may seek commitments therefor from other Persons and (iii) if Borrower (or Parent or such Specified Subsidiary, as applicable) obtains commitments from such other Persons to provide such Indebtedness containing material terms (it being understood that (x) any economic terms and (y) the general scope of collateral and guarantees supporting such Indebtedness, is material) that are different from the terms initially offered to such existing Fortress Lenders, Borrower (or Parent or such Specified Subsidiary, as applicable) will notify such existing Fortress Lenders of the new terms for such Additional Fortegra Equity Indebtedness and such existing Fortress Lenders will have ten (10) Business Days following such notice to decide whether to provide any such Indebtedness.
“Additional Net Fortegra Sale Proceeds” means Net Fortegra Sale Proceeds or a substantially similar measure, governing prepayments with the proceeds of an Asset Sale of Unpledged Fortegra Capital Stock, as determined in accordance with the documentation governing Additional Fortegra Equity Indebtedness.
“Additional Shares of Common Stock” means all shares of Common Stock or Common Stock Equivalents of Fortegra issued after the Closing Date, other than (1) the following shares of Common Stock and Common Stock Equivalents and (2) shares of Common Stock and Common Stock Equivalents deemed issued pursuant to the following Options, Common Stock Equivalents and Convertible Securities (each of clauses (a) through (g), “Exempt Securities”):
(a) shares of Common Stock, Common Stock Equivalents, Options or Convertible Securities issued as a dividend or distribution on, or upon conversion of outstanding shares of, any preferred stock of Fortegra outstanding as of the Closing Date or required to be issued as of the Closing Date; provided, such issuance is pursuant to the terms of such preferred stock;
(b)shares of Common Stock, Common Stock Equivalents, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock in respect of preferred stock or Convertible Securities outstanding as of the Closing

Date or required to be issued as of the Closing Date; provided, such issuance is pursuant to the terms of such preferred stock or Convertible Securities, as applicable;
(c)shares of Common Stock, Common Stock Equivalents, Options or other securities issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a bona fide plan, agreement or arrangement for such persons which is (a) customary, (b) in effect on the Closing Date, or (c) substantially similar to any such plan, agreement or arrangement described in (b) (a “Management Incentive Plan”);
(d)shares of Common Stock, Common Stock Equivalents or Convertible Securities actually issued upon the exercise of Options that are (i) outstanding as of the Closing Date or required to be issued as of the Closing Date or (ii) issued pursuant to a Management Incentive Plan, or shares of Common Stock or Common Stock Equivalents actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;
(e)shares of Common Stock, Common Stock Equivalents, Options or Convertible Securities issued to third-party lenders, or other financial institutions, pursuant to a debt financing as a bona fide “equity kicker,” in each case, on an arm’s length basis;
(f)shares of Common Stock, Common Stock Equivalents, Options or Convertible Securities issued (solely as consideration for the transaction and not in connection with financing the transaction or other consideration or compensation) pursuant to the acquisition of another party by Fortegra by merger, purchase of substantially all of the assets or other reorganization or to a joint venture or similar collaboration, agreement or arrangement, in each case, on an arm’s length basis; and
(g)shares of Common Stock, Common Stock Equivalents or Convertible Securities issued pursuant to and in accordance with the Securities Purchase Agreement, without giving effect to any amendments or waivers after the Closing Date, including shares of Common Stock, Common Stock Equivalents or Convertible Securities issued pursuant to and in accordance with the any warrants described therein.
“Adjusted Fortegra Net Income” means, as of any date for the applicable period ending on such date with respect to Fortegra and its consolidated Subsidiaries, in accordance with GAAP, subject to the following adjustments for Fortegra and its consolidated Subsidiaries, on a consolidated basis determined in accordance with GAAP (with the exception of item (d)(i) below which shall be non-GAAP), the sum of:
(a)    Consolidated Net Income;
(b)    minus the sum of (to the extent not already deducted in the calculation of Consolidated Net Income):
(i)any Taxes on the income of such Persons;
(ii)realized and unrealized gains, including net realized gains on the disposition, termination or discontinuation of a business or assets, except to the extent such gains are considered recurring ordinary revenue for any business, in each case, in respect of the investment portfolio during such period to the extent included in net income; and
(iii)non-recurring Taxes and Taxes on the adjustments to Consolidated Net Income which are set forth in the following clause (c);
(c)    plus the sum of (to the extent not already included in the calculation of Consolidated Net Income):
(i)realized and unrealized losses, including net realized losses on the disposition, termination or discontinuation of a business or assets, except to the extent such losses are considered recurring ordinary expenses for any business, including, but not limited to, the mortgage business and non-performing loan business;
(ii)amortization expense for such period;
(iii)non-cash expenses and costs that result from the issuance of stock based awards, limited liability company or partnership interest based awards and similar incentive based compensation awards or arrangements during such period;
(iv)adjustments for the value of business acquired not accounted for as depreciation or amortization during such period;
(v)impairment of goodwill and other similar non-cash charges, including, but not limited to, write downs and impairment of property, plant, equipment and intangibles and other long lived assets during such period;
(vi)any expenses incurred in connection with any transaction, including the issuance of Capital Stock, investment, acquisition, disposition, recapitalization or the incurrence, repayment, amendment, restatement, amendment and restatement, waiver, supplement or other modification of Fortegra Indebtedness, in each case, whether or not consummated, including any amendment or other modification of the Fortegra Indenture, during such period;
(vii)to the extent actually reimbursed, expenses incurred during such period to the extent covered by indemnification provisions in any agreement in connection with any acquisition or investment;
(viii)to the extent covered by insurance (and as to which the applicable insurance carrier has not denied coverage), expenses with respect to liability or casualty events or business interruption during such period;
(ix)the amount of any expense or deduction associated with income of any Subsidiaries attributable to non-controlling interests or minority interests of management and other employees during such period;

(x)any net after-tax loss from the early extinguishment of Fortegra Indebtedness (including any write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection therewith); and
(xi)all other non-cash charges or losses for such period and/or less all non-cash gains for such period.
(d)less or plus (as the case may be) the sum of (to the extent not already included in the calculation of Consolidated Net Income):
(i)the cumulative effect of a change in accounting principles during such period;
(ii)changes as a result of the adoption or modification of accounting policies during such period;
in each case, calculated in a manner consistent with Exhibit I. Notwithstanding anything to the contrary contained herein, for purposes of determining Adjusted Fortegra Net Income under this Agreement for any Test Period prior to the Closing Date, Adjusted Fortegra Net Income for such Test Period shall be as set forth on Exhibit I.
“Adjusted Fortegra Net Income per Share” means, with respect to Fortegra, Adjusted Fortegra Net Income for the applicable period divided by the weighted average number of shares of Capital Stock (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and other similar transactions) of Fortegra outstanding for such period.
“Administrative Agent” has the meaning assigned to it in the preamble hereto.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Parent, any Loan Party or any of their respective Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including with respect to any Environmental Claims), whether pending or, to the knowledge of Parent, any Loan Party or any of their respective Subsidiaries, threatened against or affecting Parent, any Loan Party or any of their respective Subsidiaries or any property of Parent, any Loan Party or any of their respective Subsidiaries.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” has the meaning assigned to it in Section 2.17(b).
“Affected Loans” has the meaning assigned to it in Section 2.17(b).
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any

Person, means the possession, directly or indirectly, of the power (i) to vote ten percent (10%) or more of the Capital Stock having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, (a) no Person shall be deemed to be an Affiliate of Fortress Investment Group LLC (“FIG”) or any of FIG’s Affiliates based solely on clause (i) above, (b) no direct or indirect investor in FIG shall be deemed an Affiliate of FIG or any of FIG’s Affiliates and (c) Mubadala Investment Company (“Mubadala”) and any Person controlling, controlled by or under common control with Mubadala or any other owner of FIG, that is not also controlled by FIG shall not be deemed Affiliates of Fortress or of its Affiliates.
“Agent” means each of Administrative Agent and Collateral Agent.
“Agent-Related Persons” means the Agents and their respective Affiliates and the respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing.
“Aggregate Amounts Due” has the meaning assigned to it in Section 2.16.
“Agreement” means this Credit Agreement, dated as of the Closing Date, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Alternative Rate” means, for any day, a rate of interest equal to the sum of (a) the Prime Rate in effect on such day; provided however, that Administrative Agent may, upon prior written notice to Borrower, choose a reasonably comparable index or source to use as the basis for the Alternative Rate (including, without limitation, any index or source referenced in the definition of Base Rate hereunder), plus (b) 4.25% per annum.
“Applicable Insurance Regulatory Authority” shall mean, when used with respect to any Regulated Insurance Company, the insurance department or similar administrative authority or agency located in (a) each state or other jurisdiction in which such Regulated Insurance Company is domiciled or (b) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or other jurisdiction in which such Regulated Insurance Company is licensed, and shall include any Federal or national insurance regulatory department, authority or agency that may be created that asserts regulatory jurisdiction over such Regulated Insurance Company.
“Applicable Margin” means, for any Interest Period, a percentage equal to 5.25% per annum.
“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, exclusive license or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of Parent’s, any Loan Party’s or any Specified Subsidiary’s business, assets or properties of any kind (including the disposition of any equity interests directly or indirectly held by such Person in another Person or Subsidiary), whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired (excluding, without limitation, any issuance of Capital Stock of Parent), other than:
(a)    dispositions of inventory, equipment or other similar assets in the ordinary course of business (including pursuant to bulk sales);

(b)    dispositions of used, worn-out, obsolete or surplus property and property no longer used or useful in the businesses of such Person;
(c)    dispositions of assets that are made subject to a Capital Lease or purchase money Indebtedness (to the extent permitted hereunder) within 365 days after the acquisition, construction, lease or improvement of the asset financed;
(d)    dispositions of property that constitutes a casualty event;
(e)    dispositions of cash or Cash Equivalents (or Investments that were cash or Cash Equivalents when made);
(f)    dispositions or discounts by such Person of receivables or notes receivable arising in the ordinary course of business;
(g)    leases, subleases, licenses or sublicenses of real property or personal property (other than intellectual property) in the ordinary course of business;
(h)    dispositions of other assets for aggregate consideration not to exceed (i) $1,000,000 in the case of any single transaction or series of related transactions or as the Administrative Agent may otherwise agree or (ii) $5,000,000 in the aggregate during any Fiscal Year or as the Administrative Agent may otherwise agree;
(i)    dispositions of Excluded Assets;
(j)    dispositions of assets from a Loan Party to another Loan Party;
(k)    to the extent constituting an Asset Sale, transactions permitted by Section 6.2, Section 6.3, Section 6.5 and Section 6.7 (other than Section 6.7(o)); and
(l)    solely in the case of Parent and any Specified Subsidiary (in each case, to the extent not a Loan Party), sales, leases or subleases (as lessor or sublessor), sales and leasebacks, assignments, conveyances, transfers, exclusive licenses or other dispositions to, or any exchange of, any asset other than (i) Fortegra Capital Stock or (ii) Financial Covenant Assets.
Notwithstanding anything to the contrary in the foregoing, (x) a sale, lease, sublease, sale and leaseback, assignment, conveyance, transfer, exclusive license or other consensual disposition of Fortegra Capital Stock (or any Financial Covenant Asset) by Parent, the Borrower or any Specified Subsidiary shall constitute an Asset Sale and (y) the incurrence of Additional Fortegra Equity Indebtedness (or any Lien related thereto) shall not constitute an Asset Sale.
“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.
“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board of directors, president, chief executive officer, chief financial officer, chief operating officer, chief compliance officer, chief legal officer, vice president, treasurer, secretary, assistant treasurer, assistant secretary, controller, and any other executive officer of such Person.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if any such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark

(or component thereof) that is or may be used for determining any frequency of making payments of interests calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.17.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Base Rate” means for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) Term SOFR for a one-month Interest Period in effect on such day plus 1.00%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the NYFRB Rate or Term SOFR, or both, specified in clause (b) or (c), respectively, of the first sentence of this definition, for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate shall be effective on the effective date of any change in such rate. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Lenders in good faith and in consultation with Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark for Dollar-denominated syndicated or bilateral credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with a Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Lenders in good faith and in consultation with Borrower, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated or bilateral credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternative Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Lenders decide in good faith and in consultation with Borrower may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent and the Lenders in a manner substantially consistent with market practice (or, if the Administrative Agent or the Lenders decide that adoption of any portion of such market practice is not administratively feasible or if the Lenders determine that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent or the Lenders decide in consultation with Borrower is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    at the option of the Administrative Agent in its sole discretion, a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO Principles for Financial Benchmarks).
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.17 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder pursuant to Section 2.17.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” has the meaning assigned to it in the preamble hereto.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person; provided that for all purposes hereunder the amount of obligations under any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
“Capitalized Lease Obligations” means, as applied to any Person, all obligations of such Person under Capital Leases and subject to Section 1.2(b). For the avoidance of doubt, “Capitalized Lease Obligations” shall not include Non-Financing Lease Obligations.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
“Cash” means money, currency or a credit balance in any demand or Deposit Account.
“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (b) issued by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) time deposits, certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that at the time of acquisition thereof, (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; and (vi) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities.
“CFC” means a “controlled foreign corporation” as that term is defined in Section 957 of the Internal Revenue Code.
“CFC Holdco” means a Domestic Subsidiary substantially all of the assets of which constitute the Capital Stock (or Capital Stock and indebtedness) of one or more Foreign Subsidiaries that are CFCs or other CFC Holdcos.
“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.18(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority that becomes effective after the date hereof; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means, at any time, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) shall have acquired beneficial ownership of 50.1% or more on a fully diluted basis of the voting interest and/or economic interest in the Capital Stock of Parent; or (ii) Parent shall cease to directly own, beneficially and of record, 100% of the Capital Stock of Borrower.
“Closing Date” means the date on which the Initial Term Loans are made.
“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Collateral” means collectively, the “Collateral” as defined in the Pledge and Security Agreement and each Material Real Estate Asset and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document. Notwithstanding anything herein to the contrary, at no time shall more than 65% of the total outstanding Capital Stock of any CFC or CFC Holdco serve as Collateral for any obligations hereunder.
“Collateral Agent” has the meaning assigned to it in the preamble hereto.
“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, if any, each Deposit Account Control Agreement, each Securities Account Control Agreement, if any, and all other instruments, documents and agreements delivered by the Loan Parties pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of the Loan Parties as security for the Obligations.
“Common Stock” means shares of Fortegra Common Stock (as defined in the Certificate of Incorporation of Fortegra, dated as of June 21, 2022).
“Common Stock Equivalents” means any security of Fortegra that is equivalent to Common Stock or has rights to dividends or distributions that are pari passu in any respect to the Common Stock.
“Commitment” means any Term Loan Commitment, Incremental Term Loan Commitment or Other Term Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Net Income” means, for any Person for any period, the net income of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.
“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, lease, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Controlled Account” means any Deposit Account or Securities Account of Borrower which is subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as the case may be, in favor of Collateral Agent, for the benefit of the Secured Parties, in accordance with the terms of the Pledge and Security Agreement.
“Controlling Affiliate of Parent” means (i) any Person, who, since the beginning of Parent’s last fiscal year, is or was an executive officer, director or director nominee for proxy purposes of Parent or an Immediate Family Member of such Person; (ii) any security holder (including any “group” as that term is defined in Section 13(d)(3) of the Exchange Act) who is known by Parent to own of record or beneficially more than 10% of any class of Parent’s voting securities at the time of the transaction or an Immediate Family Member of such Person; or (iii) any entity in which a Controlling Affiliate of Parent or an Immediate Family Member is employed or is an executive officer, partner, principal, member or 10% or more security holder.
“Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for, or rights, options or warrants to subscribe for, purchase or otherwise acquire, Common Stock or Common Stock Equivalents, whether or not any of the foregoing is then immediately exercisable, convertible or exchangeable.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 10.24.
“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Lien Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in part, existing Loans (“Refinanced Debt”); provided that (i) such Credit Agreement Refinancing Indebtedness is in an original aggregate principal amount not greater than the sum of the aggregate principal amount of the Refinanced Debt plus all accrued and unpaid interest and fees thereon and expenses incurred in connection with such extension, renewal, replacement or refinancing, (ii) such Credit Agreement Refinancing Indebtedness (x) to the extent secured on a pari passu basis with the Obligations, is not scheduled to mature prior to the Latest Maturity Date then in effect at the time such Credit Agreement Refinancing Indebtedness is incurred and shall not have a weighted average life to maturity shorter than the weighted average life to maturity of the Loans or (y) to the extent secured on a junior basis to the Obligations, is not scheduled to mature prior to the date that is 91 days after the Latest Maturity Date then in effect at the time such Credit Agreement Refinancing Indebtedness is incurred and shall not have a weighted average life to maturity shorter than 91 days longer than the weighted average life to maturity of the Loans, (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (iv) such Credit Agreement Refinancing Indebtedness shall not have mandatory prepayment provisions (other than related to customary asset sales, other prepayment events substantially similar to those set forth under Section 2.13 and change of control offers) that could result in prepayments of such Credit Agreement Refinancing Indebtedness prior to such Refinanced Debt, (v) in the case of Credit Agreement Refinancing Indebtedness that is secured on a pari passu basis with the Loans, such Credit Agreement Refinancing Indebtedness shall be subject to the MFN Protection as if it were Incremental Term Loans, (vi) the Requisite Lenders shall have consented in writing to the incurrence of such Credit Agreement Refinancing Indebtedness and (vii) the other terms and conditions of such Credit Agreement Refinancing Indebtedness (excluding pricing and optional prepayment or redemption terms) are substantially identical to, or no more favorable (taken as a whole) to the lenders providing such Credit Agreement Refinancing Indebtedness, than, those applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the Latest Maturity Date existing at the time of such refinancing).
“Credit Date” means the date of a Credit Extension.
“Credit Document” means any of this Agreement, the Notes, if any, the Guaranty (if any), the Collateral Documents, the Fee Letter and all other documents, instruments or agreements executed and delivered by the Loan Parties for the benefit of any Agent or any Lender in connection herewith, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“Credit Extension” means the making of a Loan.
“Cure Expiration Date” has the meaning assigned to it in Section 8.2(a).

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.
“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default, and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.12 or Section 2.13 or by a combination thereof), and (b) such Defaulting Lender shall have delivered to Borrower and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments and (iii) the date on which Borrower, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.
“Defaulted Loan” has the meaning assigned to it in Section 2.21.
“Defaulting Lender” has the meaning assigned to it in Section 2.21.
“Default Rate” means any interest payable pursuant to Section 2.9.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Deposit Account Control Agreement” means any deposit account control agreement, duly executed and delivered by the applicable Loan Party, the applicable Deposit Account bank and the Agent (in form and substance reasonably satisfactory to Agent) pursuant to (i) Section 4.4.4(c) of the Pledge and Security Agreement and (ii) Schedule 5.15 hereof.
“Designated Cash Assets” means any Cash or Cash Equivalents that (i) has been pledged to the Collateral Agent pursuant to the Pledge and Security Agreement or another security arrangement reasonably satisfactory to the Agent and over which the Collateral Agent holds a valid and perfected First Priority Lien for the benefit of the Secured Parties, (ii) is made subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable and (iii) is designated by the Borrower as “Designated Cash Assets” pursuant to a written notice delivered to the Agent (it being understood and agreed that delivery of such notice shall be deemed to be a representation by the Borrower as to the satisfaction of the foregoing clauses (i) and (ii)).
“Designated Non-Cash Assets” means any assets, other than Cash or Cash Equivalents, that (i) have been pledged to the Collateral Agent pursuant to the Pledge and Security Agreement (or other security agreement reasonably acceptable to the Collateral Agent) and over which the Collateral Agent holds a valid and perfected First Priority Lien for the benefit of the Secured Parties, (ii) (x) in the case of any Real Estate Asset, are made subject to a Mortgage, (y) in the case of any intellectual property, are made subject to intellectual property security agreements (in form and substance reasonably satisfactory to the Collateral Agent) filed with the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable, and (z) with respect to any other asset, is pledged and perfected pursuant to agreements, arrangements and filings reasonably satisfactory to the Collateral Agent (it being understood that a stock pledge on similar terms to the pledge of Fortegra Capital Stock is reasonably satisfactory to the Collateral Agent) and (iii) are designated by the Borrower as “Designated Non-Cash Assets” pursuant to a written notice delivered to the Agent (it being understood and agreed that delivery of such notice shall be deemed to be a representation by the Borrower as to the satisfaction of the foregoing clauses (i) and (ii)).
“Designated Non-Cash Consideration” has the meaning assigned to it in Section 6.9(c).
“Designated Other Commitments” means any commitments to make loans or extend credit on a revolving basis (or delayed draw basis), other than Obligations, that have been designated in an officer’s certificate delivered to the Administrative Agent as “Designated Other Commitments” until such time as the Borrower subsequently delivers an officer’s certificate to the Administrative Agent to the effect that such commitments will no longer constitute “Designated Other Commitments”.
“Dilution Event” means any of the following events that occur after the Closing Date:
(a)    Fortegra effects a subdivision of the outstanding Common Stock or Common Stock Equivalents (a “Subdivision”),
(b)    Fortegra declares a dividend on, or a distribution in respect of, any class of securities, which dividend or distribution is payable in additional shares of Common Stock and/or Common Stock Equivalents (a “Share Dividend”),
(c)    Fortegra issues Additional Shares of Common Stock (other than any Subdivision or Share Dividend) or Common Stock Equivalents without consideration or for a consideration per share less than the most recently calculated book value (reasonably determined in good faith) of the Pledged Fortegra Capital Stock,
(d)    The terms of any Convertible Security or Option are revised (as a result of an amendment to such terms or any other adjustments pursuant to the provisions applicable to such Convertible Security or Option, but excluding automatic adjustments to such terms pursuant to the terms of such Convertible Securities or Options, and any issuance or amendment pursuant to a Management Equity Incentive Plan) to provide for either (1) any increase in the number of Common Stock or Common Stock Equivalents issuable upon the exercise, conversion or exchange of any such Convertible Security or Option or (2) any decrease in the consideration payable to Fortegra upon such exercise, conversion or exchange, or
(e) Fortegra issues Senior Interests after the Closing Date.

The term “Dilution Event” shall apply, mutatis mutandis, to any Designated Non-Cash Asset consisting of equity interests.
“Discharge” means, with respect to any Indebtedness, the repayment, prepayment, repurchase (including pursuant to an offer to purchase), redemption, defeasance or other discharge of such Indebtedness, in any such case in whole or in part.
“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance of such Capital Stock; provided that if such Capital Stock is issued pursuant to a plan for the benefit of officers, directors or employees of Parent, Borrower or any of its Subsidiaries or by any such plan to any such Person, such Capital Stock shall not constitute Disqualified Capital Stock solely because they may be required to be repurchased by Borrower or any of its Subsidiaries or any other Person in order to satisfy applicable statutory or regulatory obligations or as a result of such Person’s termination, death or disability.
“Disqualified Institutions” means those Persons (the list of all such Persons, the “Disqualified Institutions List”) that are (i) identified in writing by Borrower to the Administrative Agent prior to February 6, 2025, (ii) competitors of Borrower and its Subsidiaries that are identified in writing by Borrower to the Administrative Agent from time to time or (iii) Affiliates of such Persons set forth in clauses (i) and (ii) above (in the case of Affiliates of such Persons set forth in clause (ii) above, other than any Affiliate that is a bona fide debt fund, investment vehicle, regulated bank entity or unregulated entity that is primarily engaged in, or that advises funds or other investment vehicles that are primarily engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business for financial investment purposes and with respect to which no personnel involved in the management of the relevant competitor, directly or indirectly, possesses the power to direct or cause the investment policies of such fund, vehicle or entity) that are either (a) identified in writing by Borrower to the Administrative Agent from time to time or (b) clearly identifiable solely on the basis of similarity of such Affiliates’ names; provided that (A) to the extent Persons are identified as Disqualified Institutions in writing by Borrower to the Administrative Agent after February 6, 2025 pursuant to clause (ii) or (iii)(a) above, the inclusion of such Persons as Disqualified Institutions shall not retroactively apply to prior assignments or participations in respect of any Loan under this Agreement (or any Person who has entered into a trade for either of the foregoing) and (B) the Administrative Agent shall have no duty to monitor the Disqualified Institutions List and shall have no liability in connection therewith. Unless and until the disclosure of the identity of a Disqualified Institution to the Lenders generally by the Administrative Agent, such Person shall not constitute a Disqualified Institution solely for purposes of a sale of a participation in a Loan (as opposed to an assignment of a Loan) by a Lender; provided that the Administrative Agent may disclose the Disqualified

Institutions List (or the identity of any Person that constitutes a Disqualified Institution), in part or in full, to any Lender, participant, assignee or potential Lender or participant on such Person’s request. Notwithstanding the foregoing, Borrower, by written notice to the Administrative Agent, may from time to time in its sole discretion remove any entity from the Disqualified Institutions List (or otherwise modify such list to exclude any particular entity), and such entity removed or excluded from the Disqualified Institutions List shall no longer be a Disqualified Institution for any purpose under this Agreement or any other Credit Document, with such modifications, removals or exclusions to be effective three (3) Business Days after the Administrative Agent’s receipt of such notice. Notwithstanding anything herein to the contrary, FIG and its Affiliates (including each Fortress Lender) shall not be Disqualified Institutions.
“Disqualified Institutions List” has the meaning as set forth in the definition of “Disqualified Institutions.”
“Dodd-Frank Act” has the meaning assigned to it in Section 2.17(b).
“Dollars” and the sign “$” mean the lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means (i) any Lender or any Affiliate or Fund Affiliate of any Lender and (ii) any other Person (other than (A) a natural person, (B) a Defaulting Lender or its Lender Parent, (C) a Disqualified Institution or (D) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to clause (ii)(D), such company, investment vehicle or trust shall not be excluded from the definition of “Eligible Assignee” if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business); provided further that, except as permitted by Section 10.6(j), neither Parent nor any Affiliate of Parent shall, in any event, be an Eligible Assignee. For the avoidance of doubt, “Eligible Assignee” shall not include any Disqualified Institution.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was within the past six (6) years sponsored, maintained or contributed to by, or required to be contributed to by, Parent, any of its Subsidiaries or any of their respective ERISA Affiliates.
“Environmental Claim” means any notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order, decree or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of, or liability under, any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to natural resources or the environment.
“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them) laws, common law, statutes, ordinances, orders, decrees, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to pollution or any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of, or exposure to, Hazardous Materials; or (iii) public or occupational safety or health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including in any manner applicable to Borrower or any of its Subsidiaries or any Facility.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Parent or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Parent or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Parent or such Subsidiary and with respect to liabilities arising after such period for which Parent or such Subsidiary could be liable under the Internal Revenue Code or ERISA.
“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA or the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty (30) day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of

ERISA; (iv) the withdrawal by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Parent, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Parent, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Parent, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 or 4205 of ERISA) from any Multiemployer Plan, or the receipt by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA or in “endangered” or “critical” status within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a claim (other than routine claims for benefits) against any Employee Benefit Plan (other than a Multiemployer Plan) or the assets thereof, or against Parent, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan.
“Escrow” has the meaning assigned to it in the definition of “Indebtedness.”
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” means each of the conditions or events set forth in Section 8.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Excluded Account” means individually or collectively as the context requires, (i) any account used solely for payroll, payroll taxes or other employee wage and benefit payments (including, without limitation, any account used solely to segregate 401(k) contributions or contributions to an employee stock purchase plan or to fund other employee health and benefit plans), (ii) accounts used solely for sales tax, (iii) any account used solely to hold funds required by any Contractual Obligation to be held in trust or in escrow or (iv) any account that is used solely as a fiduciary account, in each case, solely to the extent maintained for the benefit of unaffiliated third parties (which third parties, for the avoidance of doubt, shall not include Parent or any of its Subsidiaries) and, in the case of clauses (i) through (iv), the funds or other property held in or maintained in any such account (as long as the accounts described in clauses (i) through (iv) are used solely for such purpose).

“Excluded Assets” means (i) any fee owned real property (in each case, other than any fee owned Material Real Estate Asset) and all leasehold interests in real property, (ii) licenses, state or local franchises, charters and authorizations and any other assets to the extent that granting a security interest therein is prohibited by applicable law (including, without limitation, any rule or regulation of any Governmental Authority) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition, or limitation or requirement is rendered ineffective or unenforceable under the UCC or other applicable law notwithstanding such prohibition, limitation or requirement (for the avoidance of doubt, this clause (ii) shall not exclude any account receivable owing by a Governmental Authority arising from the sale of inventory), (iii) any particular asset (other than Capital Stock of any direct Subsidiary owned by the Borrower as of the Closing Date) or right under contract, to the extent that the pledge thereof or the granting of a security interest therein (A) is prohibited by applicable law other than to the extent such prohibition is rendered ineffective or unenforceable under the UCC or other applicable law notwithstanding such prohibition, or (B) would violate the terms of any written agreement, license or lease binding on such asset at the time of acquisition thereof and not entered into in contemplation of the acquisition thereof, executed in the ordinary course of business and is in accordance with the terms and conditions of the Credit Documents with respect to such asset or would give the other parties thereto (other than Parent or any of its Subsidiaries) the right to terminate, accelerate or otherwise alter the rights or obligations of Borrower or any of its Subsidiaries under such written agreement, license or lease with respect to such asset (in each case, after giving effect to the relevant provisions of the UCC or other applicable laws), (iv) Excluded Accounts, (v) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (vi) particular assets if and for so long as, in the reasonable judgment of Collateral Agent in consultation with Borrower and confirmed by Collateral Agent in writing, the cost of creating or perfecting such pledges or security interests in such assets exceed the practical benefits to be obtained by the Lenders therefrom, (vii) Unpledged Fortegra Capital Stock and (viii) (A) Capital Stock of any CFC or CFC Holdco in excess of 65% of the total outstanding Capital Stock and (B) any asset of such CFC or CFC Holdco. Notwithstanding anything to the contrary, Excluded Assets shall not include (A) any Cash proceeds of any Excluded Assets referred to above (except to the extent such Cash proceeds are deposited in an Excluded Account in accordance with the terms and conditions of such definition), or (B) any non-Cash proceeds, substitutions or replacements of any Excluded Assets referred to above (unless such non-Cash proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (viii)). It is understood and agreed that the Loan Parties shall not be required (a) to take additional action to perfect any security interest of Collateral Agent in motor vehicles and other assets subject to certificates of title other than filing of UCC financing statements, or to transfer any letter of credit or take additional action to perfect Collateral Agent’s security interest in any letter of credit rights other than filing of UCC financing statements, in each case except to the extent that an Event of Default has occurred and is continuing, or (b) to take any action in any non-U.S. jurisdiction in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests, including any intellectual property registered in any non-U.S. jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction). Notwithstanding anything herein to the contrary, Financial Covenant Assets shall not constitute Excluded Assets, and the Borrower is entitled to designate any Excluded Asset as a Financial Covenant Asset as provided for in Section 8.2 (and upon which designation such asset shall cease to be an Excluded Asset).
“Excluded Indebtedness” has the meaning assigned to it in the definition of “Indebtedness.”

“Excluded Information” has the meaning assigned to it in Section 10.6(i).
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and solely to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Collateral Documents to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or the Administrative Agent or required to be withheld or deducted from a payment to a Lender or the Administrative Agent: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender or Administrative Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date such Lender (i) acquires the applicable interest in the applicable Commitment (or, in the case of an applicable interest in a Loan not acquired pursuant to a prior Commitment, the date on which such Lender acquires the applicable interest in such Loan) other than an assignee pursuant to a request by Borrower under Section 2.22 or (ii) changes its lending office, except in each case to the extent that, pursuant to Section 2.19, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired such applicable interest in the applicable Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s or Administrative Agent’s failure to comply with Section 2.19(f) and (d) any withholding Taxes imposed under FATCA.
“Executive Officer” means, as applied to any Person, the chief executive officer, chief financial officer or chief legal officer of such Person.
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities (and related laws, regulations or official administrative guidance) implementing the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letter” means that certain Letter Agreement, dated as of the Closing Date, by and between Borrower and Administrative Agent.
“Financial Covenant” has the meaning set forth in Section 6.8.
“Financial Covenant Assets” means Pledged Fortegra Capital Stock, Designated Cash Assets and Designated Non-Cash Assets.
“First Priority” means, with respect to any Lien created or purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien; provided, that if such Permitted Lien is a consensual lien, it is junior to the Lien in favor of the Collateral Agent on such Collateral.
“Fiscal Quarter” means each fiscal quarter of any Fiscal Year ending on March 31, June 30, September 30 and December 31.
“Fiscal Year” means the fiscal year of Parent ending on December 31.
“Fixed Amounts” has the meaning assigned to it in Section 1.9.
“Flood Hazard Property” means any Material Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.
“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Floor” means 1.00%.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Fortegra” means The Fortegra Group, Inc., a Delaware corporation, and its successors.
“Fortegra Capital Stock” means the Capital Stock of Fortegra owned by Parent, the Borrower or any Subsidiary.
“Fortegra Indebtedness” means “Indebtedness” as defined in the Fortegra Indentures.

“Fortegra Indenture” means (i) the Junior Subordinated Indenture for the 8.50% Fixed Rate Resetting Junior Subordinated Notes due 2057, dated as of October 16, 2017, between Fortegra Financial, as Issuer, and Wilmington Trust, National Association, as Trustee, and (ii) the Junior Subordinated Indenture for the 9.25% Fixed Rate Resetting Junior Subordinated Notes due 2064, dated as of November 7, 2024, between The Fortegra Group, Inc., Wilmington Trust, National Association, and the other parties thereto, each as amended from time to time.
“Fund” means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Fund Affiliate” means, with respect to any Lender that is a Fund, any other Fund that invests in commercial loans or similar extensions of credit and is advised or managed by such Lender or an Affiliate of such Lender or by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Funding Default” has the meaning assigned to it in Section 2.21.
“Funding Notice” means a notice substantially in the form of Exhibit A.
“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles as in effect from time to time.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with any municipality, any state of the United States, the United States, or a foreign entity or government.
“Governmental Authorization” means any permit, license, authorization, plan, approval, registration, directive, consent order or consent decree of or from any Governmental Authority.
“Grantor” has the meaning assigned to it in the Pledge and Security Agreement.
“Guarantor” means, collectively, each wholly owned Subsidiary of Parent that executes a guaranty supplement or Guaranty (and the Pledge and Security Agreement or a supplement thereto in which it grants a lien over its assets in favor of the Collateral Agent) pursuant to Section 5.16 or pursuant to the Guaranty, provided that the Borrower shall not be a Guarantor hereunder with respect to its own Obligations. For the avoidance of doubt, as of the Closing Date there are no Guarantors.
“Guaranty” means a Guaranty Agreement substantially in the form attached hereto as Exhibit D and any joinder or supplement thereto.
“Hazardous Materials” means any chemical, material, pollutant, contaminant, waste or substance which is prohibited, limited or regulated by any Governmental Authority or which may give rise to liability or standards of conduct, in each case under Environmental Laws, or which could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving or relating to any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, arrangement for disposal, disposition or handling of, or exposure of any Person to, any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.
“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Parent and its Subsidiaries, for the Fiscal Years ended December 31, 2023 and December 31, 2022, consisting of consolidated balance sheets as of December 31, 2023 and 2022, and the related consolidated statements of operations, comprehensive income, changes in capital and cash flows and (ii) the interim unaudited financial statements for Parent and its Subsidiaries for the nine (9) months ended September 30, 2024 consisting of consolidated balance sheets as of September 30, 2024, and the related consolidated statements of operations, comprehensive income, changes in capital and cash flows.
“Immediate Family Member” means, with respect to any of Parent’s executive officer, director, nominee for director for proxy purposes or 10% or more security holder, any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such executive officer, director, nominee for director for proxy purposes or 10% or more security holder and any Person (other than a tenant or employee) sharing the household of such executive officer, director, nominee for director for proxy purposes or 10% or more security holder.
“Increase Effective Date” has the meaning assigned to it in Section 2.23(a).
“Increase Joinder” has the meaning assigned to it in Section 2.23(c).
“Increased-Cost Lenders” has the meaning assigned to it Section 2.22.
“Incremental Term Loan” has the meaning assigned to it Section 2.23(c).
“Incremental Term Loan Commitment” has the meaning assigned to it Section 2.23(a).
“Incurrence Based Amounts” has the meaning assigned to it in Section 1.9(b).
“Indebtedness” as applied to any Person means, without duplication, (i) all indebtedness for borrowed money; (ii) Capitalized Lease Obligations; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (a) any such obligations incurred under ERISA, (b) accrued liabilities, accounts payable and other current liabilities incurred in the ordinary course of business, and (c) any earn-out obligation until such obligation has not been paid within five (5) Business Days after such obligation has become due and payable in cash, which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument); (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided that if recourse for such Indebtedness is limited to such property or asset, the amount of Indebtedness arising under this clause (v) shall be limited to the lesser of (a) the outstanding principal amount thereof and (b) the fair market value of the property or asset subject to such Lien; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings but only to the extent drawn and not reimbursed within thirty (30) days thereafter; (vii) the direct or indirect guaranty of the obligation of another described in clauses (i) through (vi) and (viii) all net obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement, whether entered into for hedging or speculative purposes; provided that (1) the amount of any Indebtedness in respect of a guaranty shall be the lesser of the aggregate amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of such guaranty, (2) the principal amount of the Indebtedness under any derivative transaction at any time shall be equal to the maximum amount payable as a result of the termination of such derivative transaction at such time, and (3) the following shall not be deemed to be “Indebtedness” under this Agreement: (A) deferred compensation or prepaid revenue arrangements in the ordinary course of business, (B) non-compete or consulting obligations incurred in connection with Permitted Acquisitions, (C) deemed Indebtedness pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 480 (Distinguishing Liabilities from Equity), (D) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (E) Non-Financing Lease Obligations. Except for calculations in connection with an LCT Test Date or any calculation for a subsequent Limited Condition Transaction, Indebtedness will not be deemed to include obligations incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent the proceeds thereof are and continue to be held in an escrow, trust, collateral or similar account or arrangement (collectively, an “Escrow”) and are not otherwise made available to such person (such indebtedness, “Excluded Indebtedness”). From and after the date on which any Escrow is established and prior to the date on which the proceeds in which such Escrow have been fully released to Borrower or otherwise, for the purposes of determining whether any Indebtedness is permitted to be incurred under this Agreement, such determination shall be made on a pro forma basis (i) assuming the release of proceeds under the Escrow, the use of proceeds thereof (and the consummation of the associated transactions) and the inclusion of the Excluded Indebtedness and (ii) assuming the Escrow has not been released and the associated transactions have not been consummated (it being understood that the Escrow shall be deemed not to constitute Unrestricted Cash and Cash Equivalents for purposes of this Agreement).
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, monitoring, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel for Indemnitees (provided however, that Borrower will not be liable for the fees and expenses of more than one separate firm of attorneys at any time for the Indemnitees (taken as a whole) (and, solely in the case of a conflict of interest, one additional firm for the affected Indemnitees) plus any local and regulatory counsel in respect of a single Indemnified Liability) in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person (including, without limitation, by Borrower or its Affiliates and by any Indemnitee against Borrower or any of its Affiliates), whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral)); or (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, Parent or any of its Subsidiaries, any Facility or any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.
“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning assigned to it in Section 10.3.
“Indemnitee Agent Party” has the meaning assigned to it in Section 9.6.
“Initial Term Loan” means an Initial Term Loan made by a Lender to Borrower pursuant to Section 2.1(a).
“Initial Term Loan Commitment” means the commitment of a Lender to fund Initial Term Loans and “Initial Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Initial Term Loan Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $75,000,000.
“Insurance Business” shall mean one or more of the aspects of the business of selling, issuing or underwriting insurance or reinsurance.
“Interest Payment Date” means with respect to any Loan, (a) the last day of each Interest Period applicable to such Loan and (b) the Term Loan Maturity Date.
“Interest Period” means in connection with any Loan, the period commencing on the date such Loan is made (including, as applicable, the Closing Date), and ending on the numerically corresponding day in the calendar month that is one (1) month thereafter; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.
“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, to which a Loan Party is party, each of which is (i) for the purpose of hedging the interest rate exposure associated with Borrower’s and its Subsidiaries’ operations, (ii) noticed to Administrative Agent, and (iii) not for speculative purposes.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment” means, as to any Person (i) any purchase or other acquisition by such Person of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any redemption, retirement, purchase or other acquisition for value, by such Person from any Person of any Capital Stock of such Person; and (iii) any loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by such Person to any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but giving effect to any Returns with respect thereto.
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan or any Other Term Commitment, in each case as extended in accordance with this Agreement from time to time.
    “LCT Election” has the meaning assigned to it in Section 1.7.
“LCT Test Date” has the meaning assigned to it in Section 1.7.
“Lead Arranger” means Fortress Credit Corp., in its capacity as lead arranger and bookrunner under this Agreement.
“Lender” means each financial institution listed on the signature pages hereto as a Lender and any other Person that becomes a party hereto pursuant to an Assignment Agreement from time to time.
“Lender Counterparty” means each Agent, Lender or any Affiliate of an Agent or a Lender that is counterparty to an Interest Rate Agreement (including any Person who is an Agent or a Lender (and any Affiliate thereof) as of the time of entering into an Interest Rate Agreement but subsequently, ceases to be an Agent or a Lender).
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.
“Limited Condition Transaction” means (i) any acquisition (including by way of merger) or similar Investment by Parent or one or more of its Subsidiaries, in each case whose consummation is not conditioned upon the availability of, or on obtaining, third party financing, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (iii) any initial public offering of Fortegra on a national securities exchange.
“Loan” means, individually or collectively as the context requires, a Term Loan.
“Loan Parties” means Borrower and the Guarantors (if any). As of the Closing Date, Borrower is the only Loan Party.
“Make-Whole Amount” means, on any applicable Prepayment Premium Payment Date, the amount equal to the present value on such Prepayment Premium Payment Date of all required remaining scheduled interest payments (calculated (x) at the default interest rate set forth in Section 2.9 if an Event of Default (other than any Event of Default arising from the incurrence of Indebtedness or any other event which results in the repayment, replacement, substitution or refinancing of all of the Loans substantially concurrently with the incurrence thereof) exists at the time the Prepayment Premium becomes due, and (y) utilizing Term SOFR for an Interest Period of one (1) month as of the date that is three (3) Business Days prior to the applicable Prepayment Premium Payment Date) due on the applicable Loans which are prepaid, repaid, accelerated, mandatorily assigned or otherwise paid, through and including the twelve month anniversary of the Closing Date, computed using a discount rate equal to the Treasury Rate as of the date of the Prepayment Premium Payment Date plus fifty (50) basis points. The Make-Whole Amount shall be calculated by the Administrative Agent and shall be conclusive and binding absent manifest error.
“Margin Stock” has the meaning assigned to it in Regulation U of the Federal Reserve Board as in effect from time to time.
“Material Adverse Effect” means a material adverse effect on (i) the business operations, assets or financial condition of Borrower and its Subsidiaries taken as a whole; (ii) the ability of the Loan Parties, taken as a whole, to perform their Obligations (including any payment obligations) under the Credit Documents; (iii) the legality, validity, binding effect, or enforceability against a Loan Party of any Credit Document to which it is a party or (iv) the rights and remedies of the Agents and the Lenders (taken as a whole) under any Credit Document.
“Material Real Estate Asset” means any fee-owned Real Estate Asset of a Loan Party having a fair market value in excess of $5,000,000 as of the Closing Date or as of the date of the acquisition thereof.
“Maximum LTV Percentage” means 45%.
“Minimum Adjusted Net Income per Share” has the meaning set forth on Schedule 1.1(A).
“Minimum Book Value” has the meaning set forth on Schedule 1.1(A).
“Moody’s” means Moody’s Investor Services, Inc.
“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar instrument in form and substance reasonably satisfactory to Collateral Agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.
“Net Asset Sale Proceeds” means, with respect to any Asset Sale by a Loan Party (other than any disposition of, or other Asset Sale involving, Fortegra Capital Stock), an amount equal to: (i) Cash or Cash Equivalents received from such Asset Sale (including any Cash or Cash Equivalents received by way of monetization of Designated Non-Cash Consideration, but only as and when received), minus (ii) the sum of (a) any bona fide reasonable direct costs and expenses incurred in connection with such Asset Sale (including sales commissions, brokerage, consultant, advisor, legal, accounting and investment banking fees and other professional fees, costs and expenses, survey costs, title insurance premiums, representation and warranty insurance premiums related search and recording charges, sales, transfer or other similar taxes, deed or mortgage recording taxes); provided, that any such fees, costs and expenses payable to any Affiliate of Borrower may not exceed the amount of fees, cost and expenses that might reasonably be payable at the time to a Person who is not an Affiliate, (b) taxes reasonably estimated to be payable or, without duplication, permitted to be paid as a result of such Asset Sale, (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans and Indebtedness secured on a pari passu basis to the Loans) that is secured by a Lien on the Capital Stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (d) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale to the extent required to be undertaken in connection with such Asset Sale; provided that immediately and automatically upon the release of any such reserve referenced in this clause (d), the amount of such reserve released shall be considered Net Asset Sale Proceeds received on the date of such release.
“Net Fortegra Sale Proceeds” means, with respect to any disposition of, or other Asset Sale involving, Fortegra Capital Stock by Parent, Borrower, any other Loan Party or any Specified Subsidiary, an amount equal to: (i) Cash or Cash Equivalents received from such disposition of, or other Asset Sale involving, Fortegra Capital Stock (including any Cash or Cash Equivalents received by way of monetization of Designated Non-Cash Consideration, but only as and when received), minus (ii) the sum of (a) any bona fide reasonable direct costs and expenses incurred in connection with such disposition of, or other Asset Sale involving, Fortegra Capital Stock (including sales commissions, brokerage, consultant, advisor, legal, accounting and investment banking fees and other professional fees, costs and expenses, survey costs, title insurance premiums, search and recording charges, sales, transfer or other similar taxes); provided, that any such fees, costs and expenses payable to any Affiliate of Borrower may not exceed the amount of fees, cost and expenses that might reasonably be payable at the time to a Person who is not an Affiliate, (b) taxes reasonably estimated to be payable or, without duplication, permitted to be paid as a result of such disposition of, or other Asset Sale involving, Fortegra Capital Stock and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such disposition of, or other Asset Sale involving, Fortegra Capital Stock to the extent required to be undertaken in connection with such disposition of, or other Asset Sale involving, Fortegra Capital Stock; provided that immediately and automatically upon the release of any such reserve referenced in this clause (d), the amount of such reserve released shall be considered Net Fortegra Sale Proceeds received on the date of such release.
“Net Fortegra Sale Proceeds from Unpledged Fortegra Capital Stock” means Net Fortegra Proceeds with respect to the disposition of, or other Asset Sale involving, Unpledged Fortegra Capital Stock.

“Non-Consenting Lender” has the meaning assigned to it in Section 2.22.
“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease (including any lease that would not have been a capital lease under GAAP as of December 1, 2017) shall be considered a Non-Financing Lease Obligation.
“Nonrecourse Indebtedness” means Indebtedness of Parent and its Subsidiaries (other than the Loan Parties and Fortegra) which is (i) secured only by the specific assets to which such Indebtedness relates or (ii) without recourse to the Loan Parties or Fortegra (except for customary exceptions for fraud, environmental indemnities and violation of special purpose entity covenants, unless and until, and for so long as no claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to such customary exceptions shall not be considered Nonrecourse Indebtedness to the extent such claim is a liability of such person for GAAP purposes), in each case, characterized as non-recourse, asset-specific debt in Parent’s GAAP financial statements, including any notes thereto. If any Indebtedness is only partially Nonrecourse Indebtedness, only the portion that is Nonrecourse Indebtedness shall be included as Nonrecourse Indebtedness for purposes of this Agreement.
“Nonrecourse Subsidiaries” means any Subsidiary of Borrower that has no outstanding Indebtedness other than Nonrecourse Indebtedness, including the Subsidiaries listed on Schedule 1.1(B).; provided, that no Restricted Fortegra Entity shall be a Nonrecourse Subsidiary.
“Non-U.S. Lender” has the meaning assigned to it in Section 2.19(f).
“Not Otherwise Applied” means, with reference to any amount of proceeds of any transaction or event, that such amount (a) was not required to prepay Loans pursuant to Section 2.13 and (b) has not previously been (and is not simultaneously being) applied in determining the permissibility of a transaction under the Credit Documents where such permissibility was or is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose.
“Note” means a Term Loan Note.
“Notice” means a Funding Notice.
“Notice of Intent to Cure” has the meaning assigned to it in Section 8.2(a).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means all obligations of every nature of any Loan Party from time to time owed to the Agents (including former Agents), the Lead Arranger, the Lenders or any of them and Lender

Counterparties, under any Credit Document or Interest Rate Agreement (including, without limitation, with respect to an Interest Rate Agreement, obligations owed thereunder to any Person who was a Lender or an Affiliate of a Lender at the time such Interest Rate Agreement was entered into, but subsequently ceases to be a Lender or an Affiliate thereof) (other than, with respect to any Guarantor, Excluded Swap Obligations of such Guarantor), whether for principal, interest (including interest, fees and expenses which, but for the filing of a petition in bankruptcy with respect to any Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest, fees and expenses in the related bankruptcy proceeding), payments for early termination of Interest Rate Agreements, fees, expenses, indemnification, premiums (including, without limitation, any applicable Prepayment Premium and any Liquidated Damages) or otherwise.
“OFAC” has the meaning assigned to it in Section 4.26.
“Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender or Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.22).
“Other Term Commitments” means one or more classes of Commitments hereunder that result from a Refinancing Amendment.
“Other Term Loans” means one or more classes of Loans that result from a Refinancing Amendment.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve

Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parent” has the meaning assigned to it in the preamble hereto.
“Participant Register” has the meaning assigned to it in Section 10.6(h).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA.
“Perfection Certificate” means a certificate in form reasonably satisfactory to Collateral Agent that provides information with respect to the real, personal or mixed property of the Loan Parties.
“Permitted Acquisition” means any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any Person, or of any business or division of any Person; (b) acquisition of the Capital Stock of any Person causing such person to become a Subsidiary of such acquiring Person; or (c) merger or consolidation or any other combination with any Person, if each of the following conditions are met:
(i)    no Event of Default then exists or would result therefrom;
(ii)    after giving effect to such transaction on a pro forma basis, the Permitted Transaction Condition shall satisfied as of the most recent Test Period;
(iii)    all transactions in connection therewith shall be consummated in accordance with applicable law in all material respects;
(iv)    on or prior to the proposed date of consummation of the transaction, Borrower shall have delivered to the Administrative Agent an officers’ certificate certifying that such transaction complies with clauses (i) through (iii) of this definition and attaching reasonably detailed backup data and calculations showing such compliance;
(v)    with respect to any transaction involving consideration of more than $50,000,000, Borrower shall have provided the following to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may agree) prior to the consummation thereof: (x) notice that such Permitted Acquisition is occurring and (y) to the extent Borrower shall have actually received such information in connection with such acquisition: (A) historical financial statements for the last three fiscal years (or, if less, the number of years since formation) of the Person to be acquired (audited if available) and unaudited financial statements thereof for the most recent interim period which are available, (B) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction, and (C) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Administrative Agent; and

(vi)    to the extent (and within the time periods) required by the Credit Documents, (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Subsidiary (other than any Subsidiary that is not required to become a Guarantor pursuant to Section 5.16) shall become a Guarantor, in each case, in accordance with Section 5.16.
“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by Borrower in the form of one or more series of senior secured notes or senior secured loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of Parent, Borrower or any of their respective Subsidiaries other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation, other than (i) related to customary asset sales, events of default (to the extent no less favorable to Borrower in all material respects, taken as a whole, than the Events of Default hereunder), other prepayment events substantially similar to those set forth under Section 2.13 and change of control offers or (ii) those that are effective after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not at any time guaranteed by Parent or any Subsidiaries other than any Guarantors, (vi) a representative acting on behalf of the holders of such Indebtedness shall have become party to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent and (vii) the Requisite Lenders shall have consented to the incurrence thereof in writing.
“Permitted Intercompany Financial Covenant Asset/Fortegra Transfer” means (i) any transfer of Unpledged Fortegra Capital Stock of Borrower, Parent or Specified Subsidiary (including by way of an Investment, Restricted Junior Payment, Asset Sale or otherwise) to Borrower, Parent or any entity that is or, immediately after giving effect to such transaction, is a wholly-owned Subsidiary of Parent; provided, that no transfer of Unpledged Fortegra Capital Stock to Parent or any Subsidiary of Parent which is not a wholly-owned Subsidiary of Borrower shall be made (x) prior to the eighteen (18) month anniversary of the Closing Date and (y) unless the Permitted Transaction Condition shall be satisfied on a pro forma basis for such transfer, or (ii) a transfer of a Financial Covenant Asset or Fortegra Capital Stock from one Loan Party to another Loan Party.
“Permitted Junior Lien Refinancing Debt” means secured Indebtedness incurred by Borrower in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such Indebtedness is secured by the Collateral on a junior basis to the Obligations and is not secured by any property or assets of Parent, Borrower or any of their respective Subsidiaries other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change of control provisions), in each case prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness reflect the “silent” junior lien nature of the security interests securing such Indebtedness and are otherwise substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not at any time guaranteed by Parent or any Subsidiaries other than any Guarantors, (vi) a representative acting on behalf of the holders of such Indebtedness shall have become party to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent and (vii) the Requisite Lenders shall have consented to the incurrence thereof in writing.
“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium and penalties thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders in all material respects (taken as a whole) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is secured, the terms and conditions relating to collateral of any such modified, refinanced, refunded, renewed or extended indebtedness (taken as a whole) are not materially less favorable to Borrower or the Lenders than the terms and conditions with respect to the collateral for the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole (and the Liens on any collateral securing any such modified, refinanced, refunded, renewed or extended Indebtedness shall have the same (or lesser) priority relative to the Liens on the collateral securing the Obligations and such collateral shall not include any assets or properties not included in the collateral of the Indebtedness being modified, refinanced, refunded, renewed or replaced, other than Replacement Assets), (e) if such Indebtedness being modified, refinanced, refunded, renewed or extended was unsecured, such modification, refinancing, refunding, renewal or extension shall also be unsecured, (f) such modification, refinancing, refunding, renewal or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended and is not guaranteed by any Subsidiary that does not guarantee the Indebtedness hereunder and (g) at the time thereof, no Event of Default shall have occurred and be continuing.
“Permitted Tax Distributions” means, for any taxable period (or portion thereof) beginning after the Closing Date for which (i) Borrower and/or any of its Subsidiaries and Parent are, for U.S. federal and/or applicable state or local income tax purposes, members of a consolidated group the common parent of which is a direct or indirect parent of Borrower (a “Tax Group”) or (ii) Borrower or Parent is, for U.S. federal and/or applicable state or local income tax purposes, a disregarded entity or a partnership owned by a corporate parent (a “Corporate Parent”), distributions to pay the aggregate federal, state and/or local income Taxes of such Tax Group or Corporate Parent (as applicable) that is attributable to the income or activities of Borrower and/or its applicable Subsidiaries or Parent; provided that the aggregate amount distributable in respect of any taxable period (or portion thereof) shall not exceed the amount of such taxes that Borrower and/or its applicable Subsidiaries or Parent would have been required to pay for such taxable period (or portion thereof) had Borrower (and/or such Subsidiaries or Parent) been a stand-alone corporate consolidated group for such tax purposes for all relevant taxable periods ending after the date hereof.

“Permitted Transaction Condition” means, with respect to any applicable transaction (including (i) the creation, incurrence, assumption or guaranty of, or otherwise becoming (or remaining) liable with respect to, any Indebtedness, (ii) the creation, incurrence or assumption of, or otherwise permitting to exist, any Lien, (iii) the occurrence of any Dilution Event, (iv) the declaration, order, payment, making or setting apart, or agreeing to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, (v) the making or owning of any Investment, (vi) the consummation of any Asset Sale and/or (vii) the purchase, redemption, defeasance, or prepayment of any applicable Indebtedness), that the Term Loan LTV, calculated on a pro forma basis for such transaction, is not greater than 40.5%.
“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by Borrower in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (ii) such Indebtedness does not have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change of control provisions), in each case prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iii) such Indebtedness is not at any time guaranteed by Parent or any Subsidiaries other than any Guarantors, (iv) such Indebtedness (including any guaranty thereof) is not secured by any Lien on any property or assets of Parent, Borrower, any of their respective Subsidiaries or any other Person and (v) the Requisite Lenders shall have consented to the incurrence thereof in writing.
“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Plan Asset Regulations” means 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, as amended from time to time.
“Pledge and Security Agreement” means the Pledge and Security Agreement, substantially in the form of Exhibit H hereto, to be executed by the Loan Parties on the Closing Date (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“Pledged Fortegra Capital Stock” means the Fortegra Capital Stock set forth on Schedule 1.1(C) and all other Fortegra Capital Stock that has been pledged to the Collateral Agent pursuant to the Pledge and Security Agreement (or other pledge agreement reasonably satisfactory to the Collateral Agent) and over which the Collateral Agent holds a valid and perfected First Priority Lien for the benefit of the Secured Parties. As of the Closing Date, the Pledged Fortegra Capital Stock is set forth on Schedule 1.1(C), which schedule also states what percentage the Pledged Fortegra Capital Stock comprises of the issued and outstanding Fortegra Capital Stock. The Agents and the Borrower shall update Schedule 1.1(C) (and any corresponding schedule in any Collateral Document, including Schedule 4.4(A) of the Pledge and Security Agreement) to reflect the pledging of additional Fortegra Capital Stock to secure the Obligations (including pursuant to any Cure Actions).
“Prepayment Premium” has the meaning assigned to it in Section 2.12(a)(iii).
“Prepayment Premium Payment Date” has the meaning assigned to it in Section 2.12(a)(iii).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Principal Office” means, for Administrative Agent, Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Borrower and each Lender; provided however, that for the purpose of making any payment on the Obligations or any other amount due hereunder or any other Credit Document, the Principal Office of Administrative Agent shall be 1345 Avenue of the Americas, 46th Floor, New York, New York 10105 (or such other location as Administrative Agent may from time to time designate in writing to Borrower and each Lender).
“Pro Rata Share” means, with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender, by (b) the aggregate Term Loan Exposure of all Lenders.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public-Sider” means a Lender whose representatives may trade in securities of the Loan Parties or their respective controlling persons or any of their respective Subsidiaries while in possession of the financial statements provided by Borrower under the terms of this Agreement.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.24.
“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then held by a Loan Party in any real property.
“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”
“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.24, and consented to in writing by the Requisite Lenders.
“Register” has the meaning assigned to it in Section 2.6(b).
“Regulated Insurance Company” shall mean any Subsidiary of Borrower organized under the laws of a jurisdiction within the United States, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any domestic jurisdiction and is regulated by any Applicable Insurance Regulatory Authority.
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time.

“Related Transaction” means, with respect to any Limited Condition Transaction, (i) any incurrence of Indebtedness or Liens and (ii) any making of Restricted Junior Payments, Asset Sales, Permitted Acquisitions, other Investments or prepayments, repurchases, redemptions, defeasances or other satisfactions of any Indebtedness permitted under Section 6.18, in each case of clauses (i) and (ii), undertaken in connection with such Limited Condition Transaction.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Replacement Assets” means, with respect to any properties or assets subject to a Lien, any replacements, substitutions, attachments and accessions of or to such properties or assets subject to such Lien under the terms of the documentation creating such Lien at the time such properties or assets are acquired (or, with respect to the acquisition of a Person that owns such assets, the time such Person becomes a Subsidiary) and proceeds and products of the properties or assets subject to such Lien.
“Replacement Lender” has the meaning assigned to it in Section 2.22.
“Requisite Lenders” means (i) one or more Lenders having or holding Term Loan Exposure and representing more than fifty percent (50%) of the aggregate Term Loan Exposure of all Lenders and (ii) Fortress Credit Corp., Fortress Credit Opportunities XXVII CLO B LLC and any of their respective Affiliates to the extent a Lender at such time (each, a “Fortress Lender”). The Term Loan Exposure of any Defaulting Lenders shall be disregarded in determining whether all Lenders or the Requisite Lenders have taken or may take any action hereunder at any time.
“Restricted Asset” means any Capital Stock or business line which is owned, directly or indirectly, by Borrower or any of its Subsidiaries on the Closing Date; provided, that (i) on and after the eighteen (18) month anniversary of the Closing Date, the Unpledged Fortegra Capital Stock shall not constitute a Restricted Asset and (ii) Restricted Junior Payments in the form of cash and Cash Equivalents made to Parent by Borrower in accordance with Section 6.5 shall not constitute Restricted Assets.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Fortegra Entities” means Fortegra, Fortegra Financial Corporation, a Delaware corporation (“Fortegra Financial”), and Fortegra Warranty Holdings, LLC, a Delaware limited liability company and any other direct Subsidiary of Fortegra.
“Restricted Junior Payment” means, with respect to any Person, (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of such Person now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of such Person now or hereafter outstanding.
“Returns” means, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a disposition or otherwise) and other amounts received or realized in respect of such Investment.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.
“SDN List” has the meaning assigned to it in Section 4.26.
“SEC” means the Securities and Exchange Commission of the United States of America.
“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement, but in any event shall include the Lenders, the Administrative Agent, the Collateral Agent and any other Person (other than a Loan Party) that is owed Obligations.
“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Account” has the meaning given to such term by Section 8-501 of the UCC.
“Securities Account Control Agreement” means any securities account control agreement delivered pursuant to Section 4.4.4(c) of the Pledge and Security Agreement, duly executed by the applicable Loan Party in form and substance reasonably satisfactory to Administrative Agent.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of October 11, 2021, by and among Fortegra, Tiptree Inc. and WP Falcon Aggregator, L.P.
“Senior Interests” means (i) any Fortegra equity securities, the terms of which rank senior in any respect to the Common Stock, whether as to distribution rights, allocation rights, rights upon liquidation, winding up, and dissolution, redemption rights or otherwise and (ii) any options, rights or warrants to acquire, or any security convertible into or exercisable or exchangeable for, any such securities, and excluding in each case, (i) any debt securities which are not convertible into Fortegra equity securities and (ii) any Exempt Securities.
“Specified Permitted Liens” has the meaning assigned to it in Section 6.2.
“Specified Subsidiaries” means any Subsidiary of Parent that owns Fortegra Capital Stock.
“Specified Transaction” means any Investment that results in a Person becoming a Subsidiary, any Permitted Acquisition, any Asset Sale, any incurrence, prepayment, redemption, repurchase,

defeasance, acquisition, extinguishment, retirement or repayment of Indebtedness, any Restricted Junior Payment (including any primary issuance of Fortegra equity), any prepayment of indebtedness permitted under Section 6.18, any incurrence of Incremental Term Loans, solely for the purposes of determining the applicable cash balance, any contribution of capital, including as a result of an offering of Capital Stock, to Parent, or any Cure Action in accordance with Section 8.2, in each case, in connection with an acquisition or Investment or any other event that by the terms of this Agreement requires pro forma compliance with a test or covenant hereunder or requires a test or covenant to be calculated on a “pro forma basis” or after giving “pro forma effect”.
“SOFR” means the secured overnight financing rate published on such date by CME.
“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Borrower substantially in the form of Exhibit G-2.
“Solvent” means, with respect to Person, that as of the date of determination, both (i)(a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value or the fair value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as engaged in or contemplated on the Closing Date or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to preferences, fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Financial Accounting Standards Board Accounting Standards Codification Topic 450 (Contingencies)).
“Subordinated Indebtedness” means any Indebtedness of a Loan Party that is expressly subordinated to the Obligations as to right and time of payment pursuant to a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent.
“Subsequent Transaction” has the meaning assigned to it in Section 1.7.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity the results of which are consolidated in the financial statements of such Person in accordance with GAAP. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of Parent.
“Supported QFC” has the meaning assigned to it in Section 10.24.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and

(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tax Return” has the meaning assigned to it in Section 4.12.
“Term Loan” means an Initial Term Loan, an Incremental Term Loan and Other Term Loans and “Term Loans” means the Initial Term Loans and the Incremental Term Loans, collectively.
“Term Loan Commitment” means an Initial Term Loan Commitment and an Incremental Term Loan Commitment, and “Term Loan Commitments” means the Initial Term Loan Commitment and any Incremental Term Loan Commitments, collectively.
“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the sum of (i) the outstanding principal amount of the Term Loans of such Lender and (ii) the unused Term Loan Commitment of such Lender.
“Term Loan LTV” means, on any date of determination, the quotient (expressed as a percentage) of (x) the aggregate outstanding principal amount of the Loans and (without duplication) any Credit Agreement Refinancing Indebtedness, and any other Indebtedness secured by a Lien on the Pledged Fortegra Capital Stock, (such amount, the “Financial Covenant Numerator”) divided by (y) the sum, without duplication, of (A) the book value of the Pledged Fortegra Capital Stock, (B) 60% of the book value of Designated Non-Cash Assets and (C) the book value of Designated Cash Assets (such amount, the “Financial Covenant Denominator”); provided, that, (i) in calculating the Financial Covenant Denominator, the aggregate amount included in the sum therein pursuant to clause (B) shall collectively not exceed more than 25% of the total sum of clauses (A), (B) and C) (with any amounts in excess of 25% being disregarded for purposes of the calculation of the Financial Covenant Denominator) and (ii) no Financial Covenant Asset over which the Collateral Agent does not have a valid and perfected First Priority Lien shall be included in the Financial Covenant Denominator. For the avoidance of doubt, the foregoing book values shall each be calculated in accordance with GAAP.
“Term Loan Maturity Date” means the earlier of (i) February 7, 2028, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Term Loan Note” means a promissory note in the form of Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR” means the Term SOFR Reference Rate at approximately 6:00 a.m. New York City time, two U.S. Governmental Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Loan, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Governmental Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five Business Days prior to such Term SOFR Determination Day.
“Terminated Lender” has the meaning assigned to it in Section 2.22.
“Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of Parent most recently ended as of such date of determination for which financial statements have been delivered or were required to be delivered pursuant to Section 5.1(b) or (c).

“Transaction Costs” means the fees, costs and expenses payable by Parent or its Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents.
“Treasury Rate” means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the applicable prepayment date to the 12 month anniversary of the Closing Date, provided, however, that if the period from the applicable prepayment date to the 12 month anniversary of the Closing Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest 1/12th of a year) from the weekly average yields of United States Treasury securities for which such yields are given having maturities as close as possible to the 12 month anniversary of the Closing Date, except that if the period from the applicable prepayment date to the 12 month anniversary of the Closing Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unpledged Fortegra Capital Stock” means Fortegra Capital Stock directly owned, both beneficially and of record, by Borrower, Parent or a Subsidiary that is not Pledged Fortegra Capital Stock.
“Unrestricted Cash” means, with respect to any Person(s) as of any date of determination (i) Cash or Cash Equivalents on hand of such Person(s), minus, (ii) the sum of any amounts held by the issuer of a bond or letter of credit to cash collateralize the obligations of Borrower with respect to such bond or letter of credit and (iii) any other Cash or Cash Equivalents of such Person(s) that have been pledged to a third party (other than pursuant to the Credit Documents).
“U.S. Governmental Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in the United States government securities.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.24.
“U.S. Tax Compliance Certificate” has the meaning given to such term in Section 2.19(f), the substantial form of which is attached as Exhibits F-1 to F-4.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2.Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP, and financial statements and other information required to be delivered by Borrower to Administrative Agent and Lenders pursuant to Section 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement, or compliance with any covenant, set forth in any Credit Document, and either Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and Borrower will negotiate in good faith to amend such ratio, requirement or covenant to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders, which approval shall not be unreasonably withheld, delayed or conditioned); provided that until so amended, (a) such ratio, requirement or covenant shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Section 5 and Section 6 shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Borrower or any Subsidiary of Borrower at “fair value.” For the avoidance of doubt, references in any Credit Document to book value are to book value calculated in accordance with GAAP.
1.3.Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Credit Documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Credit Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable). To the extent that the Pledged Fortegra Capital Stock is not distinguishable from Unpledged Fortegra Capital Stock (including because such Fortegra Stock is not certificated or numbered on the books of Fortegra), unless otherwise determined by a court of competent jurisdiction, (i) any disposition or other transfer of Fortegra Capital Stock by the Borrower shall be deemed to be a disposition or other transfer of Unpledged Fortegra Capital Stock until all Unpledged Fortegra Capital Stock has been disposed or otherwise transferred, and thereafter a disposition or other transfer of Pledged Fortegra Capital Stock, unless the Borrower notifies the Collateral Agent otherwise, (ii) any lien on Fortegra Capital Stock, other than the lien of the Collateral Agent, shall be deemed to be a lien on Unpledged Fortegra Capital Stock (so long as the actual number of shares subject to such lien does not exceed the number of shares which are Unpledged Fortegra Capital Stock), unless the Borrower notifies the Collateral Agent otherwise, and (iii) in the case of any enforcement action by the Collateral Agent, any Fortegra Capital Stock against which the Collateral Agent takes enforcement action shall be deemed to be Pledged Fortegra Capital Stock (so long as the actual aggregate number of shares subject to such enforcement action does not exceed the aggregate number of shares of Pledged Fortegra Capital Stock). Parent and each Loan Party hereby agree to, at the written request of the Administrative Agent, the Collateral Agent or any Lender, to assist in good faith the Administrative Agent, the Collateral Agent and any Lender in distinguishing, or otherwise determining, what is Pledged Fortegra Stock and what is Unpledged Fortegra Stock.
1.4.Certifications. Any certificate or other writing required hereunder or under any other Credit Document to be certified by any officer or other authorized representative of any Person shall be deemed to be executed and delivered by such officer or other authorized representative solely in such individual’s capacity as an officer or other authorized representative of such Person and not in such officer’s or other authorized representative’s individual capacity.
1.5.Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.
1.6.[Intentionally Reserved].
1.7.Limited Condition Transactions.
Notwithstanding anything in this Agreement or any other Credit Document to the contrary, when (a) testing availability under any basket set forth in this Agreement, (b) determining compliance with any provision of this Agreement (other than actual compliance with the Financial Covenant) that requires the calculation of any financial ratio or test (including pro forma compliance (or satisfaction) with the Financial Covenant or the Permitted Transaction Condition, or whether an event constitutes a Dilution Event), (c) determining compliance with any provision of this Agreement that requires that no Default or Event of Default has occurred, is continuing or would result therefrom or (d) making or determining the accuracy of any representations and warranties, in each case, in connection with any Limited Condition Transaction or any Related Transactions with respect thereto, the date of determination shall, at the option of Borrower (Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive acquisition agreements or, in respect of any transaction described in clause (ii) or (iii) of the definition of “Limited Condition Transactions”, the date of delivery of irrevocable notice or similar event (and not the time of consummation) for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if (x) after giving effect to such Limited Condition Transaction and any Related Transactions with respect thereto, on a pro forma basis as if they had occurred at the beginning of the most Test Period ending prior to the LCT Test Date (for income statement purposes) or at the end of such most recent period Test Period (for balance sheet purposes), Borrower would have been permitted to consummate such Limited Condition Transaction and such Related Transactions with respect thereto on the relevant LCT Test Date in compliance with such ratio, test, basket or applicable default provision, and (y) no Event of Default under Sections 8.1(a), 8.1(f) or 8.1(g) shall have occurred and be continuing on the date such Limited Condition Transaction is consummated, then such ratio, test, basket, applicable default provision, representation or warranty shall be deemed to have been complied with. For the avoidance of doubt, if Borrower has made an LCT Election and any of the ratios, tests, baskets or applicable default provisions for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket or otherwise, including due to fluctuations in Adjusted Fortegra Net Income, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations. If Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test, basket availability, applicable default provision, representation or warranty with respect to the incurrence of Indebtedness or Liens, the making of Asset Sales, Permitted Acquisitions, other Investments, Restricted Junior Payments or prepayments, repurchases, redemptions, defeasances or other satisfactions of any Indebtedness permitted under Section 6.18, any merger, dissolution, liquidation or consolidation of any Subsidiary (each of the foregoing, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated (or, if applicable, the irrevocable notice of similar event is terminated or expires) without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test, basket, applicable default provision, representation or warranty shall be required to be satisfied on a pro forma basis assuming such Limited Condition Transaction and any Related Transactions with respect thereto have been consummated.

1.8.Pro Forma Calculations.
(a)Notwithstanding anything to the contrary herein, financial ratios and tests (including measurements of Adjusted Fortegra Net Income and the Financial Covenant) shall be calculated in the manner prescribed by this Section 1.8, as modified by Section 8.2.
(b)For purposes of calculating any financial ratio or test, Specified Transactions (and, subject to clause (e) below, the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Adjusted Fortegra Net Income and the component financial definitions used therein attributable to any Specified Transaction) had occurred at the beginning of the most Test Period ending prior to such date of determination (for income statement purposes) or at the end of such most recent period Test Period (for balance sheet purposes). If since the beginning of any applicable Test Period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into Borrower or any of its Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.8, then such financial ratio or test (or the calculation of Adjusted Fortegra Net Income) shall be calculated to give pro forma effect thereto in accordance with this Section 1.8.
(c)Whenever pro forma effect or a determination of pro forma compliance is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Borrower and include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and cost synergies projected by Borrower in good faith to be realized as a result of specified actions taken, or with respect to which substantial steps have been taken or are expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions, operating improvements and cost synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, operating improvements and cost synergies were realized during the entirety of such period) and “run-rate” means the full recurring benefit for a period that is associated with any action taken, or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized relating to such Specified Transaction; provided that (A) such amounts are factually supportable, reasonably identifiable and based on assumptions believed by Borrower in good faith to be reasonable at the time made and (B) the cost savings, operating expense reductions, other operating improvements and cost synergies are projected by Borrower in good faith to result from actions that have been taken or substantial steps in respect of such actions have been taken or are expected to be taken (in the good faith determination of Borrower) no later than 12 months after the date of such Specified Transaction.
(d)[Reserved].
(e)In the event that Borrower or any Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility for working capital purposes unless such Indebtedness has been permanently repaid and not replaced), (i) during the applicable Test Period or (ii) subject to Section 1.8(a) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

1.9.Certain Determinations.
(a)For purposes of determining compliance with any of the covenants set forth in Section 6 at any time (whether at the time of incurrence or thereafter), if any Lien, Investment, Indebtedness, Asset Sale, Restricted Junior Payment, prepayment of Indebtedness permitted under Section 6.18 or Affiliate transaction meets the criteria of one, or more than one, of the clauses of (i) Section 6.2 (solely in the case of Liens), (ii) Section 6.7 (solely in the case of Investments), (iii) Section 6.1 (solely in the case of Indebtedness), (iv) Section 6.9 (solely in the case of Asset Sales), (v) Section 6.5 (solely in the case of Restricted Junior Payments), (vi) Section 6.18 (solely in the case of prepayments of certain Indebtedness), or (vii) Section 6.12 (solely in the case of transactions with Affiliates), Borrower (x) shall in its sole discretion determine under which clause or clauses of such Section such Lien (other than Liens with respect to the Loans), Investment, Indebtedness (other than Indebtedness consisting of the Loans), Asset Sale, Restricted Junior Payment, prepayment of Indebtedness permitted under Section 6.18 or Affiliate transaction (or, in each case, any portion there), as the case may be, is permitted and (y) shall be permitted, in its sole discretion, to make any redetermination and/or to divide, classify or reclassify under which clause or clauses of such Section that such Lien, Investment, Indebtedness, Asset Sale, Restricted Junior Payment or Affiliate transaction, as the case may be, is permitted from time to time; provided that, (A) all Indebtedness under this Agreement outstanding on the Closing Date shall at all times be deemed to have been incurred pursuant to clause (a) of Section 6.1 and may not be reclassified and (B) all Liens under this Agreement outstanding on the Closing Date shall at all times be deemed to have been incurred pursuant to clause (a) of Section 6.2 and may not be reclassified.
(b)Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) intended to be utilized with or substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts other than Incurrence Based Amounts contained in Section 2.23, Section 6.1 or Section 6.2.
(c)Commencing on the date such Designated Other Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of the Indebtedness thereunder (but without netting any cash proceeds thereof), such committed amount under such Designated Other Commitments may thereafter be borrowed (and reborrowed, if applicable), in whole or in part, from time to time, without further compliance with any basket or financial ratio or test under this Agreement.
SECTION 2.LOANS
2.1.Term Loans.
(a)Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, Initial Term Loans to Borrower in an aggregate amount equal to such Lender’s Initial Term Loan Commitment. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.11, 2.12, 2.13 and 2.14, all amounts owed hereunder with respect to the Initial Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Initial Term Loan Commitment on such date.
(b)Borrowing Mechanics for Term Loans.
(i)Except as provided in Section 2.17, Term Loans shall be made in a minimum principal amount of $10,000,000, or a whole multiple of $1,000,000 in excess thereof.

(ii)Each borrowing and each continuation of Loans shall be made upon Borrower’s irrevocable written notice (in the form of a Funding Notice) to the Administrative Agent. Each such Funding Notice must be received by the Administrative Agent not later than 12:00 p.m. (New York, New York time) four (4) Business Days (or one (1) Business Day in the case of a borrowing on the Closing Date) prior to the proposed Credit Date or continuation of such Loans. Except as otherwise provided herein (and except in the case of a Funding Notice in respect of a borrowing of Loans on the Closing Date, which may be conditioned on the occurrence of the Closing Date), a Funding Notice shall be irrevocable, and Borrower shall be bound to make a borrowing in accordance therewith. Each Funding Notice shall specify (i) whether Borrower is requesting a borrowing or a continuation of Loans, (ii) the requested date of the borrowing or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed or continued, (iv) [reserved], (v)  [reserved], and (vi) wire instructions of the account(s) to which funds are to be disbursed (it being understood, for the avoidance of doubt, that the amount to be disbursed to any particular account may be less than the minimum or multiple limitations set forth above so long as the aggregate amount to be disbursed to all such accounts pursuant to such borrowing meets such minimums and multiples). For the avoidance of doubt, prior to the occurrence of any event giving rise to the provisions set forth in Section 2.17 hereof, all Term Loans issued under this Agreement shall (A) bear interest at a rate based on the definition of Term SOFR and (B) shall be made as, or continue with an Interest Period of, one (1) month.
(iii)Notice of receipt of each Funding Notice in respect of Term Loans, together with the amount of each applicable Lender’s Pro Rata Share thereof, if any, shall be provided by Administrative Agent to each applicable Lender by e-mail or telefacsimile with reasonable promptness, but (provided that Administrative Agent shall have received such notice by 12:00 p.m. (New York, New York time)) not later than 4:00 p.m. on the same day as Administrative Agent’s receipt of such Notice from Borrower.
(iv)Each applicable Lender shall make the amount of its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York, New York time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Term Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at Administrative Agent’s Principal Office or such other account (subject to compliance with Section 6.16) as may be designated in writing to Administrative Agent by Borrower.
(v)Except as otherwise provided herein, a Loan may be continued only on the last day of an Interest Period for such Loan unless Borrower pays the amount due, if any, under Section 2.17(c) in connection therewith.
(vi)The Administrative Agent shall promptly notify Borrower and the Lenders of the interest rate applicable to any Interest Period for Loans upon determination of such interest rate. The determination of the Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error.
2.2.[Intentionally Reserved.]
2.3.[Intentionally Reserved.]
2.4.Pro Rata Shares; Availability of Funds.
(a)Pro Rata Shares. All Loans shall be made by Lenders with applicable Commitments simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.
(b)Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the greater of the NYFRB Rate and a rate, determined by the Administrative Agent with banking industry rules or interbank compensation. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the Alternative Rate. Nothing in this Section 2.4(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.
2.5.Use of Proceeds. The proceeds of the Term Loans made on the Closing Date shall be used by Borrower (i) for general corporate purposes (including, without limitation, Permitted Acquisitions, Restricted Junior Payments and other Investments, in each case, not prohibited by this Agreement) and (ii) to pay Transaction Costs. The proceeds of any Term Loans made after the Closing Date shall be applied by Borrower for general corporate purposes of Borrower (including, without limitation, working capital, Permitted Acquisitions, Restricted Junior Payments and other Investments, in each case, not prohibited by this Agreement). No portion of the proceeds of any Credit Extension shall be used in any manner that causes such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Federal Reserve Board or any other regulation thereof or to violate the Exchange Act.
2.6.Evidence of Debt; Register; Lenders’ Books and Records; Notes.
(a)Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any applicable Loans; provided further that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
(b)Register. Administrative Agent shall maintain at its Principal Office, and as a non-fiduciary agent of Borrower, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of, and principal amounts (and stated interest) of the Loans owing to, each Lender from time to time (the “Register”). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any Loan. This Agreement shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related Treasury Regulations (or any other relevant or successor provisions of the Internal Revenue Code or of such Treasury Regulations).
(c)Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan.
2.7.Interest on Loans.
(a)Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (including if after acceleration or commencement of any proceeding under any Debtor Relief Laws) thereof at the Term SOFR plus the Applicable Margin.
(b)[Intentionally Reserved.]
(c)All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(d)Except as otherwise set forth herein, interest on each Loan shall be payable in arrears (i) on each Interest Payment Date applicable to that Loan; (ii) upon any prepayment or repayment of that Loan, whether voluntary or mandatory, or partial or full, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity. For the avoidance of doubt, the Interest Period with respect to the Loans that bear interest at a rate based on the definition of Term SOFR shall be one (1) month.
2.8.[Intentionally Reserved.]
2.9.Default Interest. Automatically upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) or upon the occurrence and during the continuance of any Event of Default other than under Section 8.1(a), 8.1(f) or 8.1(g), at the written request of the Requisite Lenders, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws) payable on demand at a rate that is two percent (2.00%) per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is two percent (2.00%) per annum in excess of the highest interest rate otherwise payable in respect of any Loans hereunder). Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.
2.10.Fees. Borrower agrees to pay to Agents, the Lead Arranger and the Lenders such other fees in the amounts and at the times separately agreed upon in the Fee Letter and all such fees constitute part of the Obligations. All fees shall be deemed earned in full on the date when the same are due and payable thereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.
2.11.Scheduled Payments (i) Borrower shall repay to the Administrative Agent for the ratable account of the applicable Lenders (A) on the last Business Day of each March, June, September and December, commencing on March 31, 2025, an aggregate principal amount equal to 0.25% of the aggregate original principal amount of the Initial Term Loan (which amounts shall be decreased as provided in Section 2.12) and (B) on the Term Loan Maturity Date for any Term Loans, the aggregate principal amount of all Term Loans of outstanding on such date.
(i)The amount of any then remaining scheduled payment set forth in clause (i) above shall be adjusted to account for the addition of any Incremental Term Loans or Credit Agreement Refinancing Indebtedness (to the extent of the same class as the Initial Term Loans)

by multiplying each such remaining scheduled payment by a fraction, the numerator of which is the aggregate principal amount of Term Loans outstanding immediately after such transaction and the denominator of which is the aggregate principal amount of Term Loans outstanding immediately prior to such transaction.
2.12.Voluntary Prepayments/Commitment Reductions/Prepayment Premium.
(a)Voluntary Prepayments.
(i)Any time and from time to time, Borrower may prepay any Loans on any Business Day in whole or in part (together with any amounts due pursuant to Sections 2.12(a)(iii) and 2.17(c)) in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount (or, in each case if less, the entire amount of such Loan).
(ii)All such prepayments shall be made upon not less than three (3) Business Days’ prior written notice given to Administrative Agent by 12:00 p.m. (New York, New York time) on the date required (and Administrative Agent will promptly transmit such telephonic or original notice by telefacsimile or telephone to the Lenders). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that a notice of prepayment may be conditioned upon the closing of a replacement credit facility, other financing facility, merger or acquisition, and a notice of voluntary prepayment may be conditioned on the lenders declining any mandatory prepayment, and may be revoked or delayed by Borrower if such replacement credit facility, other financing facility, merger or acquisition does not close and fund. Any such voluntary prepayment shall be applied as specified in Section 2.14(b). Any prepayment of Loans shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 2.12(a)(iii) or 2.17(c).
(iii)Prepayment Premium.
(A)In the event that on or before the twelve (12) month anniversary of the Closing Date, (w) all or any portion of the Loans are optionally or voluntarily prepaid, refinanced or replaced (including with the proceeds of Credit Agreement Refinancing Indebtedness), (x) all or any portion of the Loans are mandatorily prepaid pursuant to Section 2.13(d), (y) all or any portion of the Loans are accelerated pursuant to Section 8.1 (whether before, upon or after the commencement of any proceeding under any Debtor Relief Laws) or (z) solely in connection with (A) any amendment to this Agreement that reduces the interest rate on the Loans or (B) any amendment that modifies this Section 2.12(a)(iii)(A) in a manner that is adverse to Lenders, any Non-Consenting Lender is replaced pursuant to a mandatory assignment in accordance with Section 2.22 (any date on which any of the foregoing events occurs, a “Prepayment Premium Payment Date”), then each Lender whose Loans are so prepaid, accelerated or subject to such mandatory assignment shall be paid a fee equal to the Make-Whole Amount (such fee, the “Prepayment Premium”).
(B)Borrower hereby acknowledges and agrees that, in light of the impracticality and extreme difficulty of ascertaining actual damages, the Prepayment Premium set forth above and the Liquidated Damages below are, respectively, intended to be a reasonable calculation of the actual damages that would be suffered by the Lenders as a result of any such prepayment, repayment, acceleration, mandatory assignment or other payment prior to the twelve (12) month anniversary of the Closing Date or the incurrence of Applicable Non-Permitted Indebtedness, as applicable. Borrower hereby further acknowledges and agrees that neither the Prepayment Premium nor the Liquidated Damages is intended to act as a penalty or to punish Borrower for any such repayment, prepayment, acceleration, mandatory assignment or other payment. Borrower agrees that the Prepayment Premium and the Liquidated Damages are, respectively, reasonable under the circumstances currently existing. BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM OR THE FOLLOWING LIQUIDATED DAMAGES (TO THE EXTENT APPLICABLE). Borrower expressly agrees that (i) the Prepayment Premium and the Liquidated Damages are, respectively, reasonable and are the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Prepayment Premium and the Liquidated Damages shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Premium and the Liquidated Damages, (iv) Borrower shall be estopped hereafter from claiming differently than as agreed to in this Section 2.12(a) and (v) Borrower’s agreement to pay the Prepayment Premium and the Liquidated Damages is a material inducement to the Lenders to make the Loans hereunder and enter into this Agreement.
(iv)Liquidated Damages. With respect to any Pledged Fortegra Capital Stock or any other pledged Capital Stock that is a Financial Covenant Asset (each, “Filing-Only Perfection Capital Stock”), to the extent that (i) such Filing-Only Perfection Capital Stock is not perfected by means of control, where such perfection by control would be required under the Pledge and Security Agreement (or any other applicable security agreement) (whether under an issuer control agreement, by physical delivery or otherwise), but for the last sentence of Section 4.4.1(b) of the Pledge and Security Agreement (or equivalent provision in any other applicable security agreement) and (ii) such Filing-Only Perfection Capital Stock is subject to a Lien securing Indebtedness (such Indebtedness, “Applicable Non-Permitted Indebtedness”), other than a Lien securing the Obligations, which is either (x) perfected by control, or (y) is a consensual Lien ranking senior to the Lien of the Collateral Agent which secures the Obligations, then the Borrower shall pay on the date such Indebtedness is incurred to the Lenders (on a pro rata basis) a liquidated damages fee equal to the face amount of any Applicable Non-Permitted Indebtedness (“Liquidated Damages”). Notwithstanding the foregoing, no amount shall be required to be paid if any Applicable Non-Permitted Indebtedness is incurred substantially concurrently with the full repayment of any outstanding Loans under this Agreement and the acceptance of any Liquidated Damages shall not be deemed to be a consent to the incurrence of such Applicable Non-Permitted Indebtedness.
2.13.Mandatory Prepayments/Commitment Reductions.
(a)[Reserved].
(b)[Reserved].
(c)Sale of Fortegra Capital Stock or Financial Covenant Assets. No later than five (5) Business Days following the date of receipt by Parent, Borrower or any other Loan Party (or any Subsidiary) of (x) Net Fortegra Sale Proceeds, Borrower shall prepay the Loans in an aggregate amount equal to such Net Fortegra Sale Proceeds or (y) Net Asset Sale Proceeds from an Asset Sale of any Financial Covenant Asset other than Fortegra Capital Stock, Borrower shall prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds. However, if at the time that any prepayment with Net Fortegra Sale Proceeds would be required, Parent or Borrower (or any Subsidiary, as applicable) is required to Discharge any Additional Fortegra Equity Indebtedness with Additional Net Fortegra Sale Proceeds pursuant to the terms of the documentation governing such Indebtedness, then Parent, Borrower, any other Loan Party or Subsidiary, as applicable, may apply any Net Fortegra Sale Proceeds from Unpledged Fortegra Capital Stock that was pledged to secure such Additional Fortegra Equity Indebtedness otherwise required to repay the Loans, first, to Discharge such Additional Fortegra Equity Indebtedness, and second, to the prepayment of the Loans and the amount of prepayment of the Loans that would have otherwise been required shall be reduced accordingly by the amount so paid to first Discharge such Additional Fortegra Equity Indebtedness. To the extent the holders of Additional Fortegra Equity Indebtedness decline to have such Indebtedness Discharged with such portion of such Net Fortegra Sale Proceeds, or such Net Fortegra Sale Proceeds are otherwise not applied to discharge such Indebtedness, the declined (or not applicable) amount shall promptly (and in any event within five (5) Business Days after the date of such rejection or non-applicability) be applied to prepay the Loans. For the avoidance of doubt, no prepayment shall be required in the case of a Permitted Intercompany Financial Covenant Asset/Fortegra Transfer.
(d)Issuance of Debt. On the date of receipt by any Loan Party of any Cash proceeds from the incurrence of any Indebtedness of a Loan Party (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Indebtedness.
(e)Right to Decline Payment. Notwithstanding anything to the contrary contained in this Section 2.13, any Lender in its sole discretion may decline, in whole or in part, any payment in respect of a mandatory prepayment under this Section 2.13 without prejudice to its or each other Lender’s rights hereunder to accept or decline any other or future mandatory prepayment. If a Lender chooses to decline, in whole or in part, payment in respect of a mandatory prepayment, (i) the Lender shall promptly notify the Administrative Agent in writing by 3:00 p.m. (New York, New York time) two (2) Business Days prior to the prepayment date of its election to do so (it being understood that any Lender which does not notify the Administrative Agent in writing of its election to exercise such option by such deadline in respect of any such prepayment shall be deemed as of such date not to exercise such option in respect of such prepayment), (ii) the amount of such declined payment shall be offered ratably to the non-declining Lenders, who shall each provide written notice to the Administrative Agent not later than by 3:00 p.m. (New York, New York time) one (1) Business Day prior to the prepayment date of its acceptance of any declined payment in respect of a mandatory prepayment (it being understood that any Lender which does not notify the Administrative Agent in writing of its election to exercise such option shall be deemed as of such date not to exercise such option) and (iii) if such other Lenders decline the additional prepayment amount offered pursuant to the foregoing clause (ii), such declined amounts may be retained by the Loan Parties. For the avoidance of doubt, Loans which otherwise would have been prepaid as a result of a mandatory prepayment but for the election of the applicable Lender to decline such payment shall continue to be outstanding hereunder; provided, for the avoidance of doubt, that Borrower may voluntarily prepay any payment declined under this Section 2.13(e).
(f)Prepayment Certificate. Concurrently with any prepayment of the Loans and/or reduction of the Commitments pursuant to Sections 2.13(a) through 2.13(d), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds and compensation owing to Lenders under Section 2.10 and 2.12(a)(iii) in each case, if any, as the case may be. In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans and/or the Commitments shall be permanently reduced in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the relevant calculations in connection with such additional prepayment.
2.14.Application of Prepayments/Reductions.
(a)[Intentionally Reserved.]
(b)Application of Prepayments. Any voluntary prepayments of Term Loans pursuant to Section 2.12 and any mandatory prepayment of Term Loans pursuant to Section 2.13 shall be applied (i) ratably to each tranche of Term Loans (and ratably within each tranche) and (ii) to reduce the remaining scheduled installments of such Terms Loans as specified by Borrower in such notice of prepayment (or, in the absence of such specification, in direct order of maturity).

2.15.General Provisions Regarding Payments.
(a)All payments by Borrower of principal, interest, fees, premiums (including any Prepayment Premium and any Liquidated Damages) and other Obligations shall be made in cash in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, not later than 2:00 p.m. on the date due at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105 or via wire transfer of immediately available funds to account number 4427816394 maintained by Administrative Agent with Bank of America, N.A. (ABA No. 026-009-593; Account Name: Fortress Credit Corp.; Reference: Tiptree Holdings LLC) in New York City (or at such other location or bank account within the City and State of New York as may be designated by Administrative Agent from time to time); funds received by Administrative Agent after that time on such due date shall, at the option of the Administrative Agent, be deemed to have been paid by Borrower on the next Business Day.
(b)All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.
(c)Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.
(d)[Intentionally Reserved.]
(e)Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.
(f)[Intentionally Reserved.]
(g)[Intentionally Reserved.]
(h)Notwithstanding any other provisions hereof, so long as no Event of Default shall have occurred and be continuing, if any prepayment of the Loans is required to be made prior to the last day of the Interest Period therefor, in lieu of making any payment in respect of any such Loan prior to the last day of the Interest Period therefor, Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into an escrow account designated by the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from Borrower) to apply such amount to the prepayment of such Loans in accordance with the provisions of this Agreement otherwise applicable to such payment. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from Borrower) to apply such amount to the prepayment of the outstanding Loans in accordance with the provisions of this Agreement otherwise applicable to such payment.
(i)If an Event of Default shall have occurred and be continuing and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by any Agent hereunder or under any Collateral Document in respect of any of the Obligations (including, but not limited to, Obligations arising under any Interest Rate Agreement that are owing to any Lender or Lender Counterparty), including, but not limited to all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to each Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by any Agent in connection therewith, and all amounts for which any Agent is entitled to indemnification hereunder or under any Collateral Document (in its capacity as an Agent and not as a Lender) and all advances made by any Agent under any Collateral Document for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by any Agent in connection with the exercise of any right or remedy hereunder or under any Collateral Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Secured Parties; and third, to the extent of any excess of such proceeds, to the payment to such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
(j)If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of the Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
2.16.Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral or as otherwise provided in the Fee Letter, if any of them shall, whether by voluntary payment, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or any other applicable Debtor Relief Law, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon or in connection with the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.16 shall not be construed to apply to (i) any payment made by Borrower or a Lender pursuant to and in accordance with the express terms of this Agreement, (ii) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it, or (iii) the exchange of any Loans held by a Lender for all or a portion of a new tranche of Loans issued hereunder. For purposes of clause (b) of the definition of “Excluded Taxes,” a Lender that acquires a participation pursuant to this Section 2.16 shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) or Loan(s) (as applicable) with respect to which such Lender received such payment or reduction in Aggregate Amounts Due.
2.17.Term SOFR.
(a)Inability to Determine Applicable Interest Rate. If prior to the commencement of any Interest Period for a requested borrowing of the Loans:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the then-current Benchmark for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)the Administrative Agent is advised by the Requisite Lenders that the then-current Benchmark for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such borrowing for such Interest Period,
(iii)then the Administrative Agent shall give notice thereof to Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, all Loans shall bear interest at the Alternative Rate.
(b)Illegality or Impracticability of SOFR. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making or maintaining of Loans that bear interest at a rate based on the SOFR, the Term SOFR Reference Rate or Term SOFR (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the ability of a Lender to make, maintain or continue its Loans at the SOFR, the Term SOFR Reference Rate or Term SOFR, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of any such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). For purposes of this Agreement, including, without limitation, this Section 2.17, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines and directions in connection therewith (the “Dodd-Frank Act”) are deemed to be adopted and gone into effect after the date hereof. Thereafter, (1) the obligation of the Affected Lender to make or continue Loans that bear interest at a rate based on the SOFR, the Term SOFR Reference Rate or Term SOFR shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Loan then being requested by Borrower pursuant to a Funding Notice, the Affected Lender shall make such Loan with interest at the Alternative Rate, (3) the Affected Lender’s obligation to maintain its outstanding Loans that bear interest at a rate based on the SOFR, the Term SOFR Reference Rate or Term SOFR (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Loans bearing interest at the Alternative Rate on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Loan then being requested by Borrower pursuant to a Funding Notice, Borrower shall have the option, subject to the provisions of Section 2.17(c), to rescind such Funding Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.17(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans that bear interest at a rate based on the SOFR, the Term SOFR Reference Rate or Term SOFR in accordance with the terms hereof.
(c)Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall promptly (and in any event within ten (10) days) compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain as a result of: (i) any continuation, payment or prepayment of any Loan that bears interest at a rate based on the Term SOFR on a day other than the last day of the Interest Period for such Loan or (ii) any failure by Borrower (for any reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan that bears interest at a rate based on the Term SOFR on the date or in the amount notified by Borrower.

(d)Booking of Loans. Any Lender may make, carry or transfer its Loans at, to or for the account of any of its branch offices or the office of an Affiliate of such Lender.
(e)Benchmark Replacement Changes.
(i)Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event, the Lenders, in consultation with Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this Section 2.17 will occur prior to the applicable Benchmark Transition Event.
(ii)In connection with the implementation of a Benchmark Replacement, the Lenders, in their reasonable discretion will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower.
(iii)the Lenders will promptly notify Borrower of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Lenders pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be made by the Lenders in good faith and in consultation with Borrower.
(iv)Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any request for a borrowing of a Loan or a conversion to or continuation of a Loan to be made, converted or continued that bears interest at a rate based on the then-current Benchmark during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of a Loan that bears interest at the Alternative Rate. During any Benchmark Unavailability Period, the component of the Alternative Rate based upon the Term SOFR will not be used in any determination of the Alternative Rate.
2.18.Increased Costs; Capital Adequacy.
(a)Compensation For Increased Costs and Taxes. In the event that any Change in Law shall (as determined by the applicable Lender, which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto): (i) subject such Lender (or its applicable lending office) to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes), with respect to this Agreement or any of the other Credit Document or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder, or its deposits, reserves, other liabilities or capital attributable thereto; (ii) impose, modify or hold applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, Federal Deposit Insurance Corporation (FDIC) insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or (iii) impose any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and in each case the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans at the SOFR, the Term SOFR Reference Rate or Term SOFR or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall pay to such Lender within thirty days of its receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
(b)Capital Adequacy Adjustment. In the event that any Lender shall have determined that any Change in Law regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Commitments, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within thirty days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
2.19.Taxes; Withholding, etc.
(a)Payments to Be Free and Clear. All sums payable by any Loan Party under any Credit Document shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax.
(b)Withholding of Taxes. If any applicable withholding agent is required by law to make any deduction or withholding on account of any Tax in respect of any sum paid or payable by any Loan Party under any Credit Document: (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (ii) the applicable withholding agent shall withhold and timely pay any such Tax in accordance with applicable law; and (iii) to the extent such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased to the extent necessary to ensure that, after all required deductions and withholdings have been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.19), the applicable Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent) receives on the due date a sum equal to what it would have received had no such deduction or withholding been required or made. Borrower or the applicable withholding agent shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Indemnification by Borrower. Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)[Reserved].
(e)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.19, Borrower shall deliver to the

Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)Evidence of Exemption From Applicable Withholding Taxes. Each Lender shall, at such times as are reasonably requested by Borrower or the Administrative Agent, provide Borrower and the Administrative Agent with any documentation prescribed by law or reasonably requested by Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax (including backup withholding) and to determine whether or not such Lender is subject to backup withholding or information reporting requirements with respect to any payments to be made to such Lender under any Credit Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 2.19(f)) obsolete, expired or inaccurate in any material respect, deliver promptly to Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by Borrower or the Administrative Agent) or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.19(f). Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (i) through (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(g)Without limiting the foregoing:
(i)Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-U.S. Lender”) shall, to the extent it is legally eligible to do so, deliver to Administrative Agent and Borrower, on or before the date on which it becomes a Lender under this Agreement, and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), two executed copies of whichever of the following is applicable (i) Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8IMY or W-8ECI (or any successor forms), as applicable, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether such Lender is subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate in form and substance reasonably acceptable to the Administrative Agent to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” that is related to Borrower for purposes of Section 881(c)(3)(C) of the Internal Revenue Code and that no payments in connection with any Credit Document are effectively connected with such Non-U.S. Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable. To the extent a Non-U.S. Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of such direct and indirect partner(s).

(ii)Any Lender that is a United States Person shall deliver to the Administrative Agent and Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), two executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.
(iii)If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.19(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iv)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(v)On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall provide to the Borrower, two duly-signed, properly completed copies of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto): (i) IRS Form W-9 or any successor thereto, or (ii) (A) IRS Form W-8ECI or any successor thereto, and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Borrower to be treated as a U.S. Person for U.S. federal withholding purposes. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered.
(h)Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to Section 2.19 (including by the payment of additional amounts pursuant to Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.19(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.19(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.19(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival. Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.
2.20.Obligation to Mitigate. Each Lender agrees that, if requested by Borrower, after the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or if such Lender requests payments under Section 2.17, 2.18 or 2.19, such Lender will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to make, issue, fund or maintain its Credit Extensions or assign its rights and obligations hereunder, including any Affected Loans, through another lending office of such Lender, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.17, 2.18 or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments or Loans or the interests of such Lender; provided such Lender will not be obligated to utilize such other lending office pursuant to this Section 2.20 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.
2.21.Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender defaults (in each case, a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Loan (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess, if any, with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Loans shall, if Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Term Loan Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Loans shall, if Administrative Agent so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrower shall not be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) any calculation of the aggregate amount of outstanding Term Loans hereunder (and any amount of unused Term Loan Commitments hereunder) as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender; and (d) such Defaulting Lender shall not be entitled to receive any fees payable hereunder during the Default Period. No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.21, performance by Borrower of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.21. The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies which Borrower may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.
2.22.Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender requests to receive payments under Section 2.17(b), 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice or request within five (5) Business Days after Borrower’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default

Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided that, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest and premium (including any applicable Prepayment Premium and any Liquidated Damages) on, all outstanding Loans of the Terminated Lender (except in the case of a Defaulting Lender, such Defaulting Lender shall not receive its share of fees payable hereunder with respect to the Default Period), and (B) an amount equal to all accrued but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.10 (except in the case of a Defaulting Lender, such Defaulting Lender shall not receive its share of fees payable hereunder with respect to the Default Period); (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18 or 2.19; (3) in the case of any such assignment resulting from a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments thereafter, and (4) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.
2.23.Incremental Credit Extensions.
(a)Borrower Request. Borrower may at any time after the Closing Date by written notice to the Administrative Agent elect to request the establishment of one or more new Term Loan Commitments (each, an “Incremental Term Loan Commitment”) in a minimum amount of at least $10,000,000 and in integral multiples of $5,000,000 in excess thereof, and up to a maximum aggregate principal amount of $25,000,000. Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which Borrower proposes that such Incremental Term Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each person to whom Borrower proposes any portion of such Incremental Term Loans be allocated and the amounts of such allocations; provided that, (1) Borrower shall first seek Incremental Term Loan Commitments from the existing Fortress Lenders (provided further that none of the existing Fortress Lenders will be required to provide any Incremental Term Loan Commitments, and any decision whether or not to do so by any such existing Fortress Lender shall be made at the sole discretion of such existing Fortress Lender), (2) if such existing Fortress Lenders decline to provide all or a portion of such Commitments on terms acceptable to Borrower within a reasonable period of time (in any event, not to exceed ten (10) Business Days) following such request, then Borrower may seek commitments therefor from other Eligible Assignees (an “Additional Lender”) and (3) if Borrower obtains Incremental Term Loan Commitments from such Additional Lenders containing material terms (it being understood that (x) any economic terms and (y) the general scope of collateral and guarantees supporting such Indebtedness are material) that are different from the terms initially offered to such existing Fortress Lenders, Borrower will notify such existing Fortress Lenders of the new terms for such Incremental Term Loan Commitments and such existing Fortress Lenders will have ten (10) Business Days following such notice to decide whether to provide any such Incremental Term Loan Commitments; provided further that the Administrative Agent shall have consented (not to be unreasonably withheld, delayed or conditioned) to such Additional Lender’s making such Incremental

Term Loans if such consent would be required under Section 10.6 for an assignment of Loans, as applicable, to such Additional Lender.
(b)Conditions. Each Incremental Term Loan Commitment shall become effective as of such Increase Effective Date; provided that:
(i)each of the conditions set forth in Section 3.2 shall be satisfied;
(ii)Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Lenders providing such Incremental Term Loan Commitments in connection with any such transaction; and
(iii)Borrower shall be in pro forma compliance with the Financial Covenant after the incurrence of such Incremental Term Loans and shall have delivered reasonably detailed certified calculations demonstrating such compliance to the Administrative Agent.
(c)Terms of Incremental Term Loan Commitments. The terms and provisions of each Incremental Term Loan Commitment shall be as follows:
(i)terms and provisions of Loans made pursuant to Incremental Term Loan Commitments (“Incremental Term Loans”) shall be, except as otherwise set forth herein, identical to the Term Loans (it being understood that Incremental Term Loans may be part of an existing tranche of Term Loans);
(ii)the weighted average life to maturity of all Incremental Term Loans shall be no shorter than the weighted average life to maturity of the existing Term Loans;
(iii)the maturity date of Incremental Term Loans shall not be earlier than the Latest Maturity Date;
(iv)the Applicable Margins and, subject to clause (ii) above, amortization schedule for the Incremental Term Loans shall be determined by Borrower and the applicable new Lenders; provided that the initial yield (including any original issue discount or similar yield-related discounts, deductions or payments, but excluding arrangement, structuring and underwriting fees and any other fees not paid or payable generally to the applicable new Lenders) of the Incremental Term Loans paid or payable by Borrower to the lenders with respect to such Incremental Term Loans shall not, at any time, be more than 0.50% per annum higher than the yield for the then outstanding Term Loans calculated in the same manner (or, if such initial yield exceeds the yield for the then outstanding Term Loans by more than 0.50% per annum, the yield for the Term Loans shall automatically be increased by an amount equal to the difference between the yield with respect to the Incremental Term Loans and the yield for the then outstanding Term Loans minus 0.50% per annum (the “MFN Protection”)); and
(v)the Incremental Term Loans shall not be secured by any assets of Parent and its Subsidiaries (or any other Person) other than the Collateral and, if guaranteed, shall not be guaranteed by any Subsidiary (or other Person) that is not a Guarantor.
Each Incremental Term Loan Commitment shall be effected by a joinder agreement (the “Increase Joinder”) executed by Borrower, the Administrative Agent and each Lender making such increased or new Incremental Term Loan Commitment, in form and substance reasonably satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.23 and, if applicable, to make an Incremental Term Loan fungible (including for U.S. federal income tax purposes) with the outstanding Term Loans (subject to the limitations in Section 2.23(c)). In addition, unless otherwise specifically provided herein, all references in Credit Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans, respectively, made pursuant to this Agreement.
(d)Making of New Term Loans. On any Increase Effective Date on which Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such Incremental Term Loan Commitment shall make an Incremental Term Loan to Borrower in an amount equal to its Incremental Term Loan Commitment.
(e)Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the security interests created by the Collateral Documents. Borrower shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Liens and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such class of Term Loans or any such new Commitments.
2.24.Refinancing Amendments.
At any time after the Closing Date (but subject to the provisions of Section 2.12(a)(iii)), Borrower may obtain, with the prior written consent of the Requisite Lenders, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Loans (which for purposes of this sentence will be deemed to include any Incremental Term Loans or Other Term Loans) in the form of Other Term Loans or Other Term Commitments; provided that, Borrower shall first seek such Credit Agreement Refinancing Indebtedness from each Fortress Lender (provided further that none of the existing Lenders will be required to provide any such Credit Agreement Refinancing Indebtedness, and any decision whether or not to do so by any such existing Lender shall be made at the sole discretion of such existing Lender) and (2) if such existing Lenders decline to provide all or a portion of such Credit Agreement Refinancing Indebtedness on terms acceptable to Borrower within a reasonable period of time (in any event, not to exceed ten (10) Business Days) following such request, then Borrower may request such Credit Agreement Refinancing Indebtedness from an Additional Lender; provided further that such Credit Agreement Refinancing Indebtedness (i) shall comply with the definition of “Credit Agreement Refinancing Indebtedness”, (ii) will have such pricing, premiums and optional prepayment or redemption terms as may be agreed by Borrower and the applicable Lenders thereof (provided that such Credit Agreement Refinancing Indebtedness may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment), (iii) the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Loans and (iv) subject to clause (ii) above, will have terms and conditions that are substantially identical to, or less favorable (taken as a whole) to the investors providing such Credit Agreement Refinancing Indebtedness than, the Refinanced Debt; provided further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 3.2 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements generally consistent with those delivered on the Closing Date under Section 3.1 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the

Administrative Agent). Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.24 shall be in an aggregate principal amount that is not less than $10,000,000. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Borrower, to effect the provisions of this Section 2.24.
SECTION 3.CONDITIONS PRECEDENT
3.1.Closing Date. The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:
(a)    Credit Documents. Administrative Agent shall have received each Credit Document executed and delivered by the applicable Loan Parties and/or Parent.
(b)    Secretary’s Certificate; Organizational Documents; Incumbency. Administrative Agent shall have received a certificate relating to each Loan Party, Fortegra and Parent, signed by Borrower and Parent (but not, for the avoidance of doubt, Fortegra), which shall include (i) a certified copy of the Organizational Document of each Loan Party, Fortegra and Parent, if applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of each Loan Party and Parent executing the Credit Documents to which it is a party; (iii) resolutions of the board of directors or similar governing body of each Loan Party and Parent approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date; (iv) a good standing certificate from the applicable Governmental Authority of each Loan Party, Fortegra and Parent in its respective jurisdiction of organization, dated a recent date prior to the Closing Date, in each case certified as of the Closing Date by a secretary or an assistant secretary of such Loan Party or Parent as being in full force and effect without modification or amendment; and (v) such other documents as Administrative Agent may reasonably request.
(c)    Organizational and Capital Structure. The organizational structure and capital structure of Parent, each Loan Party and their respective Subsidiaries shall be as set forth on Schedule 4.2.
(d)    [Intentionally Reserved.]
(e)    Governmental Authorizations and Consents. Each Loan Party and Parent shall have obtained all Governmental Authorizations and all material consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.
(f)    [Intentionally Reserved.]
(g)    Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the Collateral, Collateral Agent shall have received:
(i)evidence reasonably satisfactory to Collateral Agent of the compliance by each Loan Party with its obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, such Loan Party’s obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of Securities, instruments and chattel paper);
(ii)a completed Perfection Certificate dated as of the Closing Date and executed by an Authorized Officer of each Loan Party, together with all attachments contemplated thereby, together with (A) the results of a recent search, by a Person reasonably satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of Parent, Fortegra and each Loan Party, and (B) UCC termination statements (or similar documents) duly authorized by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search in respect of any Liens prohibited by Section 6.2; and
(iii)evidence that each Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, (A) any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b) and (B) Securities, if any, representing the Pledged Fortegra Capital Stock (provided, that the Administrative Agent acknowledges that as of the Closing Date the Pledged Fortegra Capital Stock is uncertificated)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.
(h)    [Intentionally Reserved.]
(i)    Financial Statements. Administrative Agent and Lenders shall have received from Borrower the Historical Financial Statements and the Financial Model (provided, that the Administrative Agent and Lenders acknowledge receipt of the Historical Financial Statements).
(j)    [Intentionally Reserved.]
(k)    Opinion Letter of Counsel to the Loan Parties. The Administrative Agent, the Lenders and their respective counsel shall have received originally executed copies of a favorable written opinion letter of (x) Ropes & Gray LLP, counsel for the Loan Parties and (y) Venable LLP, Maryland counsel for Parent, in each case as to such matters as Administrative Agent may reasonably request, dated as of the Closing Date, addressed to the Administrative Agent and the Lenders, and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Loan Party and Parent hereby instructs such counsel to deliver such opinion letter to Administrative Agent, the Lenders and their respective counsel).

(l)    [Intentionally Reserved.]
(m)    Fees and Expenses. Borrower shall have paid to Administrative Agent, the Lead Arranger and the Lenders, (i) the fees payable under the Fee Letter and (ii) the fees payable on the Closing Date referred to in Section 2.10, as well as all other amounts due and payable on or prior to the Closing Date, including, reasonable out-of-pocket expenses required to be reimbursed or paid by Borrower and/or Parent hereunder or under that certain Letter Agreement, dated as of January 21, 2025 (the “Fortress Expense Reimbursement Letter”), by and between Parent and Fortress (it being understood that after the payment of any fees or expenses owing under the Fortress Expense Reimbursement Letter on or before the Closing Date, this Agreement shall supersede any requirement for future payment thereunder).
(n)    Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate from Borrower (in form, scope and substance reasonably satisfactory to Administrative Agent) dated as of the Closing Date certifying that after giving effect to the making of the Loans on the Closing Date, Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
(o)    Closing Date Certificate. Borrower shall have delivered to Administrative Agent an executed Closing Date Certificate, together with all attachments thereto.
(p)    [Intentionally Reserved].
(q)    KYC and Beneficial Ownership. The Administrative Agent shall have received, (i) at least five (5) day prior to the Closing Date, all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of Borrower by Administrative Agent at least ten (10) days prior to the Closing Date and (ii) to the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Closing Date, a Beneficial Ownership Certification in relation to Borrower.
(r)    Representations and Warranties. The representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such earlier date.
(s)    No Default. As of the Closing Date, no event shall have occurred and be continuing or would result from the consummation of the Credit Extension on the Closing Date that would constitute an Event of Default or a Default.
(t)    Funding Notice. Administrative Agent shall have received a fully executed Funding Notice in accordance with the requirements set forth in Section 2.1(b).
Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Lead Arranger, Requisite Lenders or Lenders, as applicable on the Closing Date.

3.2.Conditions to Each Credit Extension after the Closing Date.
(a)Conditions Precedent. The obligation of each Lender to make any Loan on any Credit Date after the Closing Date (other than a Funding Notice requesting a continuation of Loans) is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:
(i)Administrative Agent shall have received a fully executed and delivered Funding Notice;
(ii)the requested Term Loan shall not exceed the unused Term Loan Commitment then in effect;
(iii)as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such earlier date; and
(iv)as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.
(b)Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing; provided that each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable Credit Date. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Authorized Officer or other Person authorized on behalf of Borrower or for otherwise acting in good faith.
SECTION 4.REPRESENTATIONS AND WARRANTIES
In order to induce Agents and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Loan Party and Parent (solely with respect to the representations and warranties which explicitly refer to Parent and Sections 4.7, 4.8, and 4.24) represents and warrants to each Agent, the Lead Arranger and the Lenders, on the Closing Date and on each Credit Date, that the following statements are true and correct:
4.1.Organization; Requisite Power and Authority; Qualification. Each Loan Party and Parent (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.
4.2.Capital Stock and Ownership. The Capital Stock of each Loan Party, each Specified Subsidiary and each of their respective direct Subsidiaries has been duly authorized and validly issued and is fully paid and, in the case of Capital Stock evidencing corporate interests, non-assessable, except as set forth on Schedule 4.2. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which a Loan Party, a Specified Subsidiary or any of their respective direct Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of a Loan Party, a Specified Subsidiary or any of their respective direct Subsidiaries outstanding which upon conversion or exchange would require, the issuance by such Loan Party, such Specified Subsidiary or any of their respective direct Subsidiaries of any additional membership interests or other Capital Stock of such Loan Party, such Specified Subsidiary or any of their respective direct Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of such Loan Party, such Specified Subsidiary or any of their respective direct Subsidiaries. Schedule 4.2 correctly sets forth the capital structure of Parent and each Loan Party and the ownership interest of Parent, the Loan Parties and each of their respective Subsidiaries in their respective Subsidiaries as of the Closing Date.
4.3.Due Authorization. The execution, delivery and performance of the Credit Documents to which it is a party have been duly authorized by all necessary action on the part of each Loan Party and Parent.
4.4.No Conflict. The execution, delivery and performance by each Loan Party and Parent of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to such Loan Party or Parent in any material respect, (ii) any of the Organizational Documents of such Loan Party or Parent, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect or (iii) any order, judgment or decree of any Governmental Authority binding on such Loan Party in any material respect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party or Parent, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the material properties or assets of such Loan Party (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of such Loan Party or Parent, except for such approvals or consents (x) which have been obtained on or before the Closing Date and are in full force and effect or (y) the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.
4.5.Governmental Consents. The execution, delivery and performance by each Loan Party and Parent of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (a) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date, (b) such as have been obtained or made and are in full force and effect and (c) consents, approvals, registrations, filings, notices or other actions the failure to obtain or perform which would not reasonably be expected to have a Material Adverse Effect.
4.6.Binding Obligation. Each Credit Document has been duly executed and delivered by each Loan Party and is the legally valid and binding obligation of such Loan Party and Parent, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
4.7.Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. As of the Closing Date, neither Parent, any Loan Party nor any of their respective Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment required by GAAP to be reflected in the Historical Financial Statements or the notes thereto that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, assets or financial condition of Parent, any Loan Party and any of their respective Subsidiaries taken as a whole.
4.8.Financial Model. On and as of the Closing Date, the financial model of Fortegra and its subsidiaries for the period of Fiscal Year 2025 through and including Fiscal Year 2029 (the “Financial Model”) was prepared based on good faith estimates and assumptions believed by the management of Parent and Borrower to be reasonable at the time made; provided that the projections in the Financial Model are not to be viewed as facts and that actual results during the period or periods covered by the Financial Model may differ from such projections and that the differences may be material.
4.9.No Material Adverse Change. Since December 31, 2023, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.
4.10.[Intentionally Reserved.]
4.11.Adverse Proceedings, etc. There are no Adverse Proceedings that materially impair the transactions contemplated by the Credit Documents or that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Parent, each Loan Party and their respective Subsidiaries (a) are not in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (b) are not subject to or in default with respect to any final judgments, writs, injunctions, decrees, orders, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
4.12.Payment of Taxes. (i) All U.S. federal income and material other tax returns, reports and statements (including any attachments thereto or amendments thereof) (collectively, the “Tax Returns”) of each Loan Party and Parent filed or required to have been filed by any of them have been timely filed, and (ii) all material Taxes, assessments, fees and other governmental charges upon such Loan Party or Parent and upon its properties, assets, income, businesses and franchises which have been due and payable have been paid, except for the payment of any such Taxes, assessments, fees and other governmental charges which are being diligently contested by such Loan Party in good faith by appropriate proceedings and for which adequate reserves have been made in accordance with GAAP. To the knowledge of each Loan Party and Parent, except as provided for on Schedule 4.12, no Tax Return of such Loan Party, Parent or any of their respective Subsidiaries is currently under an audit or examination, and such Loan Party or Parent has not received written notice of any proposed audit or examination, in each case, where a material amount of Tax is at issue.
4.13.Properties.
(a)Title. Except as to any deficiency or defect that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, each Loan Party has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property) and (iv) good title to (in the case of all other personal property), all of its properties and assets reflected in the Historical Financial Statements and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for immaterial assets and assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement (including as to Permitted Liens), all such properties and assets are free and clear of Liens.
(b)Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets of each Loan Party, noting thereon which such Real Estate Assets are Material Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of each Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.

Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and each Loan Party does not have any knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except (i) as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles or (ii) as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.
4.14.Environmental Matters. Neither Parent, any Loan Party nor any of their respective Subsidiaries, Facilities or operations are subject to any outstanding Environmental Claim, written order, consent decree or settlement agreement with any Person relating to any Environmental Law or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Parent, any Loan Party nor any of their respective Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable Environmental Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are and, to each Loan Parties’ and Parent’s knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Parent, any Loan Party or their respective Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Loan Party, Parent and their respective Subsidiaries are and have been in compliance with all Environmental Laws (including past, current or reasonably foreseeable future requirements pursuant to or under Environmental Laws) except as could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Parent, each Loan Party or any of their respective Subsidiaries or Facilities relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.
4.15.No Defaults. Neither Parent nor any Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except, with respect to any of the foregoing, where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.
4.16.Compliance with Financial Covenant. As of the Closing Date, Borrower is in compliance with the Financial Covenant.
4.17.Governmental Regulation. Each Loan Party is not subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Each Loan Party is not a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
4.18.Margin Stock. Each Loan Party is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock, and no part of the proceeds of the Loans made to Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock, in each case that violates the provisions of Regulation T, U or X of the Federal Reserve Board.
4.19.Employee Matters. Neither Parent, any Loan Party nor any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Parent, any Loan Party or any of their respective Subsidiaries, or to the best knowledge of Parent and each Loan Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Parent, any Loan Party or any of their respective Subsidiaries or to the best knowledge of Parent and each Loan Party, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Parent, any Loan Party or any of their respective Subsidiaries, and (c) to the best knowledge of Parent and each Loan Party, no union representation question existing with respect to the employees of Parent, any Loan Party or any of their respective Subsidiaries and, to the best knowledge of Parent and each Loan Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.
4.20.Employee Benefit Plans. Except as could not reasonably be expected to have a Material Adverse Effect: (a) Parent, each Loan Party and each of their respective Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, (b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code so qualifies, (c) no liability to the PBGC (other than required premium payments due but not delinquent), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Parent, any Loan Party, any of their respective Subsidiaries or any of their ERISA Affiliates, (d) no ERISA Event has occurred or is reasonably expected to occur, (e) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrower or any of its Subsidiaries, and (f) Parent, each Loan Party, each of their respective Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.
4.21.Certain Fees. No broker’s or finder’s fee or commission claimed by any Person by, through or under any Loan Party will be payable with respect hereto or any of the transactions contemplated hereby, except for fees disclosed to Administrative Agent prior to the Closing Date.
4.22.Solvency. On the Closing Date, after giving effect to the transactions contemplated hereby, Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
4.23.Compliance with Statutes, etc. Each of the material licenses or permits required by any applicable federal, state or local law, rule or regulation for the operation of the businesses of Parent, each Loan Party and their respective Subsidiaries is valid and in effect, except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Parent, each Loan Party and their respective Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of their business and the ownership of their property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing their business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Parent, each Loan Party or any of their respective Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
4.24.Disclosure. (a) Neither (i) all written factual information nor (ii) any representation or warranty of any Loan Party or Parent contained in any Credit Document or in any other documents, certificates or written statements (taken as a whole, and excluding projections, any information of a general economic or industry specific nature) furnished to Lenders by or on behalf of Parent, any Loan Party or any of their respective Subsidiaries on or prior to the Closing Date for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein (taken as a whole) not misleading in any material respect in light of the circumstances in which the same were made (after giving effect to all supplements and updates). Any projections and pro forma financial information contained in such materials are based upon good faith estimates and reasonable assumptions, it being recognized by Lenders that such projections and pro forma financial information of a forward-looking nature as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.
(a)As of the Closing Date, the information included in the Beneficial Ownership Certification (to the extent required by the Beneficial Ownership Regulations and requested by the Administrative Agent or the Lenders) is true and correct in all respects.
4.25.Patriot Act. To the extent applicable, each Loan Party is in compliance with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or any Person, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, and similar applicable laws prohibiting corruption or bribery (the “Anti-Corruption Laws”).
4.26.Foreign Assets Control Regulations and Anti-Money Laundering. Parent, each Loan Party and each of their respective Subsidiaries, has for the past five (5) years been, and currently is and will remain in compliance in all respects with all U.S. economic sanctions laws, executive orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control and U.S. Department of State and similar applicable sanctions laws and regulations imposed by the United Kingdom, European Union, and United Nations (“Sanctions”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act (31 U.S.C. Sections 5301 et seq.) and all regulations issued pursuant to it. Each Loan Party, Parent and any Subsidiary or Affiliate of such Loan Party or Parent is currently not and has not, for the past five (5) years been, (i) a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) a Person who is otherwise the target of Sanctions, (iii) 50% or more owned or controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person or entity that is the target of Sanctions or (iv) is not located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (any of (i) - (iv) a “Sanctioned Person”)). Each Loan Party and Parent has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by such Loan Party, Parent, their respective Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act (31 U.S.C. Sections 5301 et seq.) and all regulations issued pursuant to it. None of Parent, any Loan Party, or any of their respective Subsidiaries and, to their knowledge, their respective directors, officers, employees or agents is a Sanctioned Person.
4.27.Plan Assets; Prohibited Transactions. None of Parent, any Loan Party or any of their respective Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and, assuming the accuracy of the representations contained in Section 9.9, neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of any Loan, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
4.28.EEA Financial Institutions. None of Parent, any Loan Party or any of their respective Subsidiaries is an EEA Financial Institution.
4.29.FCPA. Each Loan Party, Parent their respective Subsidiaries and their respective officers and employees and, to the knowledge of such Loan Party, Parent its directors and agents, are in compliance with the Anti-Corruption Laws in all material respects. Each Loan Party has implemented and maintains in effect policies and procedures designed to promote compliance in all material respects by such Loan Party, its respective Subsidiaries and their respective directors, officers, employees and agents with the Anti-Corruption Laws.
4.30.Collateral Documents.
(a)Pledge and Security Agreement.  The Pledge and Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 4 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Collateral Documents), the Liens created by the Pledge and Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Collateral described therein (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), and in each case such Lien is a First Priority Lien. As of the Closing Date, Pledged Fortegra Capital Stock constitutes 39.55% of the issued and outstanding Fortegra Capital Stock.
(b)PTO Filing; Copyright Office Filing.  When the Pledge and Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office or the United States Copyright Office, the Liens created by the Pledge and Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents (as defined in the Pledge and Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in the Pledge and Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, and in each case such Lien is a First Priority Lien.
(c)Other Collateral Documents.  Each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document), such Collateral Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, and in each case, such Lien is a First Priority Lien.
SECTION 5.AFFIRMATIVE COVENANTS
Each Loan Party (and, with respect to Sections 5.1(a)-(e), 5.1(j), 5.1(p), 5.1(r), 5.2, 5.3, 5.6, 5.7 and 5.9 only, Parent), covenants and agrees that so long as any Commitment is in effect or Loan is outstanding, and until payment in full of all Obligations (other than contingent indemnification obligations not yet due and payable), it shall perform, and shall cause each of Fortegra and any Specified Subsidiary (as applicable) to perform, all (or, in the case of Fortegra and any Specified Subsidiary, such covenants as expressly apply to such Person) covenants in this Section 5 (or, in the case of Parent, it shall perform all of the covenants contained in Sections 5.1(a)-(e), 5.1(j), 5.1(p), 5.1(r), 5.2, 5.3, 5.6, 5.7 and 5.9).
5.1.Financial Statements and Other Reports. Unless otherwise provided below, Borrower will deliver to Administrative Agent:
(a)    [Intentionally Reserved.]

(b)    Quarterly Financial Statements. Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter in which the Closing Date occurs, the consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail consistent with the form of financials delivered to Administrative Agent prior to the Closing Date;
(c)    Annual Financial Statements. Within 120 days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2024), (i) the consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail consistent with the form of financials delivered to Administrative Agent prior to the Closing Date; and (ii) with respect to such consolidated financial statements a report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by Parent, and reasonably satisfactory to Administrative Agent (it being understood that any “big four” accounting firm shall be deemed reasonably satisfactory to Administrative Agent) (which report shall be unqualified as to going concern and scope of audit (other than any qualification that is expressly with respect to, or expressly resulting from, (x) an upcoming maturity date of Indebtedness that is scheduled to occur within 12 months from the date of such report or (y) any actual or potential inability to satisfy the Financial Covenant on a future date or for a future period)), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;
(d)    Compliance Certificate. Together with each delivery of financial statements of Parent and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate, which shall include, in reasonable standalone detail, calculations of the book value (in accordance with GAAP) of the Pledged Fortegra Capital Stock and any other Financial Covenant Assets, together with any other information reasonably necessary for to demonstrate compliance with the Financial Covenant or the requirements with respect to any Additional Fortegra Equity Indebtedness, if such Indebtedness had been incurred during the applicable Fiscal Quarter or Fiscal Year, as applicable;
(e)    Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Parent and its Subsidiaries delivered pursuant to Section 5.1(b) or Section 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, to the extent not included in or filed with such financial statements, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Administrative Agent shall also be delivered;
(f)    Notice of Default and Other Events. Promptly upon an Executive Officer of any Loan Party obtaining knowledge (i) of any Default or Event of Default; or (ii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, event or condition, and what action such Loan Party has taken, is taking and proposes to take with respect thereto;
(g)    Notice of Litigation. Promptly upon an Executive Officer of any Loan Party obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by such Loan Party to Lenders or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii), could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to such Loan Party to enable Lenders and their counsel to evaluate such matters;
(h)    ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that, individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect (and to the extent not previously disclosed to the Administrative Agent), a written notice specifying the nature thereof, what action such Loan Party or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, the PBGC or the Multiemployer Plan sponsor with respect thereto; and (ii) with reasonable promptness, upon any request of Administrative Agent, copies of the following to the extent reasonably available to such Loan Party (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by such Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by such Loan Party or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event that individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect (and to the extent not previously disclosed to the Administrative Agent); and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;
(i)    Financial Model. No later than one hundred and twenty (120) days after the end of each Fiscal Year, an updated Financial Model through the Term Loan Maturity Date, substantially in the form of the Financial Model delivered prior to the Closing Date.
(j)    Parent Financial Statements. Without limiting any covenant or other term herein, to the extent either (1) Parent has any material liabilities or operations or (2) there are material differences between the financial statements of Parent and its Subsidiaries and Borrower and its Subsidiaries, the financial statements described in the foregoing clauses (b) and (c) shall be accompanied by unaudited consolidating information that summarizes in reasonable detail the differences between the information relating to Parent and its Subsidiaries and the information relating to Borrower and its Subsidiaries on a stand-alone basis (it being understood that (x) consolidating information in respect of cash flow statements shall not be required pursuant to this clause (j) and (y) consolidating information in the form set forth on Schedule 5.1 shall comply with this requirement).
(k)    Fortegra Indebtedness. Promptly upon receipt thereof by an Authorized Officer of Borrower (and in any event within five (5) Business Days of such receipt or knowledge (or ten (10) Business Days with respect to clause (iii))) (i) copies of all amendments, waivers, consents, forbearances or other equivalent modifications to any terms or provisions of any documents governing any Fortegra Indebtedness, (ii) notice of any breach, default or similar event or circumstance received under such documents and (iii) to the extent not already provided herein, copies of any financial reports, financial statements and financial projections with respect to Parent and/or any Subsidiary and/or the business and/or assets thereof delivered in accordance with the documents governing, or otherwise in connection with, any Fortegra Indebtedness, in each case, to the extent that such Fortegra Indebtedness has a principal amount in excess of $10,000,000.
(l)    [Intentionally Reserved.]
(m)    [Intentionally Reserved.]
(n)    Information Regarding Collateral. (a) Each Loan Party will furnish to Collateral Agent prior written notice of any change (i) in such Loan Party’s or Fortegra’s corporate name or jurisdiction of organization, or (ii) in such Loan Party’s or Fortegra’s Federal Taxpayer Identification Number (to the extent relevant for perfection). Each Loan Party further agrees to provide all information requested by Agent to enable Agent to make all filings under the UCC that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents.
(o)    Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Borrower shall deliver to Collateral Agent an officer’s certificate either confirming that there has been no change in the information contained in the Perfection Certificate and the schedules to the Pledge and Security Agreement delivered, in each case, on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes; and
(p)    Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Parent to its security holders acting in such capacity, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Parent with any securities exchange or with the SEC or any governmental or private regulatory authority, and (iii) all material press releases and other statements made available generally by Parent to the public concerning material developments in the business of Parent, (B) promptly after receipt by Parent or Borrower, quarterly and annual financial statements (and, in the case of annual financial statements, any auditor’s reports) of Fortegra to the extent (and in the form) Fortegra distributes such financial statements to its equity holders generally, and (C) such other information and data with respect to Parent, any Loan Party, Fortegra or their respective Subsidiaries as from time to time may be reasonably requested by Administrative Agent.
(q)    Delivery. Documents required to be delivered pursuant to this Section 5.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted at www.sec.gov, IntraLinks/IntraAgency or another relevant website (the “Informational Website”), if any, accessible to each Lender and Administrative Agent without charge (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that (A) Borrower shall deliver financial statements in a tangible, physical version or in .pdf format to Administrative Agent if Administrative Agent requests Borrower to deliver such financial statements in a tangible, physical version or in .pdf format, (B) Borrower shall give Administrative Agent written or electronic notice each time any information is delivered by posting to the Informational Website to the extent that such information was not previously delivered by posting to the Informational Website, and (C) documents delivered to Administrative Agent pursuant to Section 5.1(f), 5.1(g), 5.1(h) and 5.1(n) shall contain a heading or a reference line that reads “Notice under Section 5.1[ ] of Credit Agreement dated [ ], 20[ ]” (or, in the case of a notice delivered to Administrative Agent pursuant to Section 5.1(f)(i), stating that it is a “notice of Default” or a “notice of an Event of Default”). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from Administrative Agent and maintaining its copies of such documents.
(r)    Relevant Entities. Parent and Borrower each represents and warrants that each of it and its controlling and controlled entities, in each case, if any (collectively with Parent and Borrower, the “Relevant Entities”), either (i) has no SEC registered or unregistered, publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its securities, and, accordingly, Parent hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Sections 5.1(b) and (c) above, along with the Credit Documents, available to Public-Siders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of any such securities. Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Relevant Entities have no outstanding SEC registered or unregistered, publicly traded securities. Notwithstanding anything herein to the contrary, in no event shall Borrower request that the Administrative Agent make available to Public-Siders budgets, or any certificates, reports or calculations with respect to Borrower’s compliance with the covenants contained herein.
5.2.Existence. Except as otherwise permitted under Section 6.9, each Loan Party, Fortegra, each Subsidiary which actually owns Fortegra Capital Stock and Parent will at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided that such Loan Party, Fortegra, such Specified Subsidiary or Parent shall not be required to preserve any such right or franchise, licenses and permits if the loss thereof would not reasonably be expected to result in a Material Adverse Effect.
5.3.Payment of Taxes and Claims. Each Loan Party, Specified Subsidiary and Parent will pay all material Taxes imposed upon it as the same shall become due and payable after giving effect to any extensions, and all claims that are not with respect to Taxes (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided no such Tax or claim need be paid if it is being diligently contested in good faith by appropriate proceedings, so long as (a) adequate reserve or other appropriate provision are maintained by the Loan Party, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings operate to stay the collection, sale, or other enforcement of such Lien of any portion of the Collateral to satisfy such Tax or claim.
5.4.Maintenance of Properties. Except as could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, each Loan Party will, and will cause each of its Subsidiaries to maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty excepted, all properties used or useful in the business of such Loan Party and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.
5.5.Insurance. On and after the 45th day following the Closing Date (as such date may be extended in the sole discretion of the Administrative Agent), each Loan Party will maintain, with financially sound and reputable insurers, (i) business interruption insurance, and (ii) casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of such Loan Party as is customary with companies in the same or similar businesses and similarly situated, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, on and after the 45th day following the Closing Date (as such date may be extended in the sole discretion of the Administrative Agent), each Loan Party will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property of such Borrower that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable Flood Insurance Laws and otherwise in form and substance reasonably satisfactory to the Collateral Agent, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained as is customary with companies in the same or similar businesses and similarly situated. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Lenders, as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Secured Parties, as the loss payee thereunder for any covered loss, and shall use commercially reasonable efforts to cause such policy of insurance to provide for at least thirty days’ prior written notice to Collateral Agent of any modification or cancellation of such policy (or in the case of cancellation for nonpayment of premium, at least ten days’ prior written notice to Collateral Agent).
5.6.Inspections. Each Loan Party will permit any authorized representatives designated by the Administrative Agent to visit and inspect any of the properties of any Loan Party, Parent and their respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice (provided that no such notice shall be required at any time an Event of Default has occurred and is continuing) and at such reasonable times during normal business hours and as often as may reasonably be requested and subject to such accountants’ customary policies and procedures; provided that, (i) as long as no Event of Default has occurred and is continuing (in which case no such restriction shall apply), Borrower shall only be required to reimburse Administrative Agent for one such visit and/or inspection each Fiscal Year, (ii) in respect of any such discussions with any independent accountants, such Loan Party shall have received reasonable advance notice thereof and a reasonable opportunity to participate therein and (iii) neither Parent, any Loan Party nor any of their respective Subsidiaries will be required to disclose, discuss, permit the inspection, examination or making copies or abstracts of any document, record, information or other matter (A) the disclosure, inspection, examination, copying or discussion of which is prohibited by law or any binding agreement, (B) that constitutes non-financial trade secrets or non-financial proprietary information, or (C)

that is subject to bona fide attorney-client or similar privilege or constitutes bona fide attorney work product.
5.7.Lenders Meetings. Borrower will, upon the request of Administrative Agent or Requisite Lenders and subject to reasonable prior notice, participate during normal business hours, in a call with the Administrative Agent and Lenders once each Fiscal Quarter to discuss the financial condition and results of operations of Parent and its Subsidiaries for the preceding Fiscal Quarter.
5.8.Compliance with Laws. Each Loan Party will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the foregoing, each Loan Party shall, and shall ensure that each Subsidiary thereof shall, comply with all applicable Anti-Corruption Laws, Sanctions, and Anti-Money Laundering laws in all material respects, and maintain or be subject to policies and procedures reasonably designed to ensure compliance with such laws.
5.9.Environmental.
(a)Environmental Disclosure. Borrower will deliver to Administrative Agent:
(i)[Intentionally Reserved.];
(ii)promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws (other than those Releases, such as normal wastewater discharges or air emissions, that are routinely reported to Governmental Authorities and permitted pursuant to Environmental Laws in the ordinary course of business) to the extent such Release could reasonably be expected to have a Material Adverse Effect, (2) any remedial action taken by any Loan Party or any other Person in response to (A) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (3) any Loan Party’s or Parent’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any fee-owned Real Estate Asset of a Loan Party that could cause such fee-owned Real Estate Asset or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, to the extent the foregoing could reasonably be expected to have a Material Adverse Effect;
(iii)as soon as practicable following the sending or receipt thereof by a Loan Party, Parent or any of their respective Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any Governmental Authority, and (3) any request for information from any Governmental Authority that suggests such agency is investigating whether a Loan Party, Parent or any of their respective Subsidiaries may be potentially responsible for any Hazardous Materials Activity, except where such Hazardous Materials Activity or investigation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;
(iv)prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by a Loan Party that could reasonably be expected to (A) expose such Loan Party or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of such Loan Party to obtain or maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations to the extent that, individually or in the aggregate, the failure to maintain such Governmental Authorizations would reasonably be expected to have a Material Adverse

Effect, and (2) any proposed action to be taken by such Loan Party or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject such Loan Party or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and
(v)with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).
(b)Environmental Compliance and Hazardous Materials Activities. Each Loan Party and Parent shall promptly take, and shall cause each of their respective Subsidiaries promptly to take, any and all actions necessary to (i) use and operate all of its and their Facilities and conduct any Hazardous Materials Activities in compliance with all Environmental Laws, (ii) cure any violation of Environmental Laws by a Loan Party, Parent or their respective Subsidiaries, (iii) obtain, maintain and comply with all Governmental Authorizations required under Environmental Laws, and (iv) make an appropriate response to any Environmental Claim against a Loan Party, Parent or any of their respective Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case of (i)-(iv) above, where the failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.10.[Intentionally Reserved.]
5.11.Additional Material Real Estate Assets. In the event that any Loan Party acquires a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Loan Party, promptly after acquiring such Material Real Estate Asset (or, in either case, such longer period to which Administrative Agent may agree), shall take all such actions and execute and deliver, or cause to be executed and delivered, all such Mortgages and other related deliverables as are set forth in Schedule 5.15 hereto with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Borrower shall, at the reasonable request of the Administrative Agent, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien (provided that for so long as no Event of Default shall have occurred and is continuing, no more than one appraisal shall be required with respect to any Real Estate Asset in any Fiscal Year).
5.12.[Intentionally Reserved.]
5.13.Further Assurances. At any time or from time to time upon the request of Administrative Agent, each applicable Loan Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.21. In furtherance and not in limitation of the foregoing, the Loan Parties shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are secured by substantially all of the assets of Loan Parties in accordance with the requirements set forth herein and in the other Credit Documents.
5.14.[Intentionally Reserved.]
5.15.Post-Closing Matters. Borrower shall, and shall cause each of its Subsidiaries to, satisfy the requirements set forth on Schedule 5.15 on or before the date specified for such requirement or such later date to be determined by the Administrative Agent.
5.16.Additional Collateral; Additional Guarantors. Without limiting any restriction herein regarding the transfer of any Financial Covenant Asset, prior to, or concurrently with, (or such longer period as the Administrative Agent may agree in its discretion) Parent or any domestic Subsidiary that is not a Loan Party holding Pledged Fortegra Capital Stock or owning any other Financial Covenant Asset after the Closing Date, the Borrower shall at the Borrower’s expense (i) cause the owner of any Pledged Fortegra Capital Stock or other Financial Covenant Asset to become a Guarantor by executing and delivering to the Administrative Agent a joinder to the Guaranty in accordance with the terms thereof, (ii) cause such Person to become a party to the Pledge and Security Agreement by executing and delivering to the Collateral Agent a joinder to the Pledge and Security Agreement in accordance with the terms thereof, (iii) cause such Person to execute and deliver to the Collateral Agent certificates and instruments of the type described in Section 3.1(b), 3.1(g)(ii), and if requested by the Collateral Agent, opinions of counsels, (iv) take such actions and deliver (and cause such Person and the other Loan Parties to take such actions and deliver) to the Administrative Agent and the Collateral Agent all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Collateral Documents, applicable law, rule or regulation or reasonably requested by the Administrative Agent or the Collateral Agent to cause the Collateral Agent to have a First Priority Lien in the assets and the Equity Interests of such Subsidiary and (v) with respect to each Material Real Estate Asset owned by such Guarantor deliver or cause to be delivered the documents set forth in Section 5.11; provided, that, if such Material Real Estate Asset is not intended to be Designated Non-Cash Assets such documents shall not be required until 60 days thereafter (or such longer period as the Administrative Agent may agree in its discretion).
SECTION 6.NEGATIVE COVENANTS
Each of the Loan Parties (and, with respect to Sections 6.3, 6.9, 6.13 and 6.15 only, Parent) covenants and agrees that, so long as any Commitment is in effect or any Loan is outstanding, and until payment in full of all Obligations (other than contingent indemnification obligations not yet due and payable), each such Person shall perform, and shall cause each of Fortegra and any Specified Subsidiary (as applicable) to perform, all (or, in the case of Fortegra and any Specified Subsidiary, such covenants as expressly apply to such Person) covenants in this Section 6 (or in the case of Parent, perform all of the covenants set forth in Sections 6.3, 6.9, 6.13 and 6.15).
6.1.Indebtedness. No Loan Party shall create, incur, assume or guaranty, or otherwise become or remain liable with respect to any Indebtedness, except:
(a)    the Obligations;
(b)    Indebtedness of a Loan Party to any Subsidiary of Parent; provided that all such Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that, in any such case, is reasonably satisfactory to Administrative Agent;
(c)    Indebtedness arising from agreements providing for indemnification, post-closing adjustment to purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of such Person pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Parent;
(d)    Indebtedness which may be deemed to exist pursuant to any bid, performance, surety, bond, statutory, or appeal bonds or similar guaranties or other obligations incurred in the ordinary course of business;
(e)    Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts, credit cards, merchant cards or debit cards;

(f)    guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees, lessors and licensees of Parent and its Subsidiaries;
(g)    Indebtedness arising under Interest Rate Agreements or currency swap agreements;
(h)    the financing of insurance premiums;
(i)    Indebtedness outstanding on the Closing Date and described in Schedule 6.1;
(j)    any Permitted Refinancing with respect to clauses (b) through (i) above or clause (k) through (m) below;
(k)    other Indebtedness in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding;
(l)     with the prior written consent of the Requisite Lenders, Permitted First Priority Refinancing Debt and Permitted Junior Lien Refinancing Debt, and any Permitted Refinancing thereof which constitutes Credit Agreement Refinancing Indebtedness;
(m)     Permitted Unsecured Refinancing Debt, and any Permitted Refinancing thereof which constitutes Credit Agreement Refinancing Indebtedness;
(n)     Indebtedness which is not secured by Fortegra Capital Stock or Financial Covenant Assets, subject to the satisfaction, on a pro forma basis for such Indebtedness, of the Permitted Transaction Condition; and
(o)     Additional Fortegra Equity Indebtedness.
6.2.Liens. No Loan Party shall, and, solely in the case of the final paragraph in this Section 6.2, no Loan Party shall permit Parent, any Specified Subsidiary, or any other applicable Person to, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Loan Party, whether now owned or hereafter acquired, or any income or profits therefrom, except:
(a)    Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;
(b)    Liens for Taxes if obligations with respect to such Taxes are not yet due and payable or are being diligently contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves under GAAP have been established;
(c)    statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of thirty days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d)    Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness);
(e)    easements, rights-of-way, rights of use, rights of access, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions, and other similar charges, encumbrances and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of a Loan Party;
(f)    any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder, and any Liens not created by a Loan Party that may affect the underlying fee interest of any leased real property;
(g)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
(h)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(i)    any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
(j)    non-exclusive licenses of patents, trademarks and other intellectual property rights granted by a Loan Party in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of such Loan Party;
(k)    Liens existing on the Closing Date and described in Schedule 6.2 and any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any such Lien; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which was subject to the Lien so extended, renewed or replaced (together with Replacement Assets); provided further that no such Lien shall at any time (i) be extended to cover property or assets other than the property or assets subject thereto on the Closing Date (together with Replacement Assets) or (ii) be secured by any Financial Covenant Asset;
(l)    Liens arising out of judgments, attachments or awards not resulting in an Event of Default;
(m)    pledges and deposits in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies, in each case payable to insurance carriers that provide insurance to a Loan Party;
(n)    normal and customary Liens, rights of setoff and recoupment rights upon deposits of cash in favor of banks or other financial institutions relating to due and unpaid bank fees, bank charges, returned checks and chargebacks, and other normal and customary obligations associated with the maintenance of deposit accounts, security accounts and other similar accounts by such banks or other financial institutions, in each case, other than in connection with the borrowing of money;
(o)    Liens on Cash or Cash Equivalents held by the issuer of letters of credit incurred in accordance with Section 6.1(c);
(p)    other Liens securing Indebtedness or other liabilities permitted under Section 6.1 in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding;
(q)    Liens on the Collateral securing Permitted First Priority Refinancing Debt, or Permitted Junior Lien Refinancing Debt (or, with the prior written consent of the Requisite Lenders, any Permitted Refinancing thereof) permitted pursuant to Section 6.1(l);
(r)    Liens on proceeds held in Escrow securing obligations in respect of Excluded Indebtedness;
(s)    Liens on Unpledged Fortegra Capital Stock securing Additional Fortegra Equity Indebtedness; and
(t)    Liens, subject to the satisfaction, on a pro forma basis for such Lien(s), of the Permitted Transaction Condition.
Notwithstanding the foregoing, (i) no Liens shall be permitted on Pledged Fortegra Capital Stock, Designated Non-Cash Assets or Designated Cash Assets (regardless of if owned by a Loan Party, Parent, any Specified Subsidiary or other Person), except pursuant to Section 6.2 (a), (b), (c) (solely in the case of Designated Cash Assets), (l), and (n) (solely in the case of Designated Cash Assets), (q) and (ii) no Liens securing Indebtedness for borrowed money shall be permitted on Unpledged Fortegra Capital Stock (regardless of if owned by a Loan Party, Parent, any Specified Subsidiary or other Person, excluding any third party purchaser of such asset), except to the extent securing Additional Fortegra Equity Indebtedness (any Liens permitted under clauses (i) or (ii) of this sentence, “Specified Permitted Liens”).
6.3.Fortegra Shares; Financial Covenant Assets.
(a)Notwithstanding anything to the contrary in this Agreement, Borrower and Parent shall not, and shall not permit the Specified Subsidiaries to: (i) create, incur, assume or permit to exist any Lien on Fortegra Capital Stock or Financial Covenant Assets owned by such Person, other than Specified Permitted Liens or (ii) sell, assign, convey or otherwise transfer (including by way of an Investment, Restricted Junior Payment or Asset Sale), or cease to own (both beneficially and of record), any Fortegra Capital Stock or Financial Covenant Asset, except pursuant to a Permitted Disposition of a Financial Covenant Asset/Fortegra.
(b)Borrower, Fortegra and each Specified Subsidiary shall not permit any Dilution Event to occur with respect to Pledged Fortegra Capital Stock, unless, on a pro forma basis for such Dilution Event, the Permitted Transaction Condition would be satisfied.
6.4.No Further Negative Pledges. Except with respect to (a) property encumbered by a Lien permitted by Section 6.2 to secure payment of particular permitted Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements, asset sale agreements, stock sale agreements and similar agreements entered into to the extent permitted hereunder; provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses, joint venture agreements, asset sale agreements, stock sale agreements or similar agreements, as the case may be, (c) restrictions in other Indebtedness incurred in compliance with Section 6.1 in respect of Liens in favor of parties other than the Secured Parties, (d) restrictions contained in the Credit Documents or any related documents, (e) any other agreement that does not restrict in any manner Liens created pursuant to the Credit Documents on any Collateral securing the Obligations and does not require the granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Obligations, or (f) any prohibition or limitation that exists pursuant to applicable laws; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Loan Parties, no more materially restrictive with respect to such encumbrances and restrictions than those contained in this Agreement, no Loan Party shall, and no Loan Party shall permit Parent or any Specified Subsidiary (solely with respect to any Fortegra Capital Stock) to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.
6.5.Restricted Junior Payments. No Loan Party shall, and no Loan Party shall permit Fortegra to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except:
(a)    Restricted Junior Payments in the amount required for Parent, Borrower and any intermediate holding companies which hold a direct or indirect interest in Fortegra to pay:
(i)franchise, excise and similar Taxes and other reasonable and customary fees and expenses, required to maintain their corporate or other legal existence;
(iii)    reasonable and customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, employees, directors, officers, members of management, consultants and independent contractors of such Person, and any payroll, social security or similar Taxes thereof;
(iv)    administrative and overhead costs and expenses (including expenses relating to auditing and other accounting matters) of such Person, and general corporate costs relating to acting as a holding company; and
(v)    reasonable and customary fees and expenses related to compliance costs with public company requirements;
(c)    Restricted Junior Payments required to be made in respect of amounts payable in respect any preferred equity of Fortegra as in effect on the Closing Date;
(a)so long as no Event of Default exists or would result therefrom, (A) repurchases or redemptions by a Loan Party of, or (B) payments to Parent to permit Parent (or any direct or indirect parent thereof) to repurchase or redeem, in each case Capital Stock of a Loan Party (or any direct or indirect parent thereof) held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of a Loan Party or any of its respective Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed $5,000,000 in any Fiscal Year;
(d)    the Loan Parties and Fortegra may make Restricted Junior Payments consisting of the repurchase of Capital Stock deemed to occur upon (i) any “cashless” exercise of stock options, warrants or other convertible securities or (ii) the election of an employee to have Parent or Borrower withhold shares of Capital Stock in respect of any U.S. federal, state and local withholding taxes due upon the vesting of restricted stock awards with any stock option plan or any management, director and/or employee stock ownership or incentive plan to the extent of any such withholding taxes;

(e)    Permitted Tax Distributions;
(f)    [Intentionally Reserved];
(g)    [Intentionally Reserved];
(h)    Restricted Junior Payments (other than Restricted Junior Payments comprising a distribution of Fortegra Capital Stock or other Financial Covenant Assets), subject to the satisfaction, on a pro forma basis for such Restricted Junior Payment, of the Permitted Transaction Condition; and
(i)    to the extent constituting Restricted Junior Payments, transactions permitted under Section 6.9.
Notwithstanding the foregoing, in no event shall Parent, a Loan Party or any Specified Subsidiary make any Restricted Junior Payment which results in the transfer of Fortegra Capital Stock or any Financial Covenant Asset (other than a Permitted Intercompany Financial Covenant Asset/Fortegra Transfer).
6.6.[Intentionally Reserved.]
6.7.Investments. No Loan Party shall directly or indirectly, make or own any Investment in any Person, except:
(a)    Investments in Cash and Cash Equivalents; provided that any Investment that when made complies with the requirements of the definition of “Cash Equivalents” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;
(b)    Investments in its Subsidiaries or Investments among Loan Parties;
(c)    (i) accounts receivable arising and trade credit granted in the ordinary course of business and (ii) the endorsement of instruments for collection or deposit in the ordinary course of business;
(d)    Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors, and (ii) consisting of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Loan Parties and their respective Subsidiaries;
(e)    intercompany loans to the extent permitted under Section 6.1(b);
(f)    Permitted Acquisitions;
(g)    loans and advances to employees of the Loan Parties in an aggregate amount not to exceed $250,000;
(h)    Investments existing on the Closing Date and described in Schedule 6.7;
(i)    Interest Rate Agreements or currency swap agreements;

(j)    non-cash consideration received from any Asset Sale to the extent permitted by Section 6.9;
(k)    deposits, rebates, prepayments and other credits to customers and suppliers made in the ordinary course of business;
(l)    so long as no Event of Default has occurred as continuing at the time of such Investment, Investments in Joint Ventures, minority Investments and other Investments in Persons that will not be Subsidiaries of Parent up to an amount that shall not exceed $7,500,000 at any time outstanding;
(m)    Investments; provided that the aggregate amount of Investments made on or after the Closing Date in reliance on this clause (m) shall not exceed $7,500,000 at any time outstanding;
(n)    Investments, subject to the satisfaction, on a pro forma basis for such Investment, of the Permitted Transaction Condition; and
(o) To the extent constituting Investments, Indebtedness permitted under Section 6.1, Liens permitted to exist under Section 6.2, Restricted Junior Payments permitted to be made under Section 6.5 (other than clause (i) thereof) or transactions permitted under Section 6.9 (other than clauses (d) or (e) thereof).
Notwithstanding the foregoing, (a) in no event shall a Loan Party or, solely in the case of clause (i), Parent or any Specified Subsidiary, make any Investment (i) which results in the transfer of Fortegra Capital Stock or any Financial Covenant Asset (other than pursuant to a Permitted Intercompany Financial Covenant Asset/Fortegra Transfer) or (ii) which results in any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5, and (b), subject to the immediately foregoing clause (a), nothing in this Section 6.7 shall prohibit any Investment by a Subsidiary of Parent that is not (x) a Loan Party or (y) a Specified Subsidiary.
6.8.Financial Covenant. Borrower will not permit the Term Loan LTV at any time to be greater than the Maximum LTV (the “Financial Covenant”); provided, that, to the extent the Financial Covenant is breached on any date other than the last day of any Test Period (an “Interim Financial Covenant Breach”), no Default or Event of Default under this Section 6.8 shall be deemed to have occurred solely as a result of such breach if (i) on the last day of the applicable Test Period in which such breach occurred the Borrower is in compliance with the Financial Covenant and (ii) no Authorized Officer of the Borrower or Parent had actual knowledge of such breach.
6.9.Fundamental Changes; Disposition of Assets; Acquisitions. (i) No Loan Party shall, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, or consummate any other Asset Sale, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment, the licensing of intellectual property in the ordinary course of business and capital expenditures) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, and (ii) neither Parent nor any Specified Subsidiary shall consummate any Asset Sale, except:
(a)    (i) Borrower may be merged with or into any Subsidiary (other than Fortegra) (provided that Borrower shall be the continuing or surviving Person of such merger) and (ii) any

Guarantor (other than Parent or Fortegra (in each case, to the extent Guarantors)) may be merged with or into any other Guarantor;
(b)    conveyances, sales, leases, exchanges, transfers or other dispositions of assets that do not constitute Asset Sales;
(c)    Asset Sales (other than Asset Sales or other dispositions or transfers of Fortegra Capital Stock or Financial Covenant Assets), provided that (x) (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (ii) no less than 75% thereof shall be paid in Cash or Cash Equivalents (provided that for the purposes of this clause (c)(ii), consideration received in the form of publicly traded securities with no resale restrictions that apply for longer than 12 months following the date of receipt of such securities shall be deemed to be Cash (such consideration, “Designated Non-Cash Consideration”)) and (iii) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.13(a) or (y) after giving pro forma effect to such Asset Sale, the Borrower shall satisfy the Permitted Transaction Condition;
(d)    Permitted Acquisitions;
(e)    Investments made in accordance with Section 6.7;
(f)    Borrower may lease (as lessee) or license (as licensee) real or personal property so long as any such lease or license does not create a Capital Lease except to the extent permitted by Section 6.1;
(g)    leases of personal property and leases, occupancy agreements and subleases of real property in the ordinary course of business;
(h)    terminations of leases in the ordinary course of business; and
(i)    (x) Asset Sales of Fortegra Capital Stock or any Financial Covenant Asset to a Person other than Parent or any Subsidiary, provided that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower or Parent (or similar governing body)), (ii) 100% thereof shall be paid in Cash or Cash Equivalents, and (iii) the Net Fortegra Asset Sale Proceeds thereof or Net Asset Sale Proceeds thereof, as applicable shall be applied as required by Section 2.13(c) or (y) a Permitted Intercompany Financial Covenant Asset/Fortegra Transfer (each such transaction, a “Permitted Disposition of a Financial Covenant Asset/Fortegra”).
6.10.Fortegra Fundamental Changes. No Loan Party shall permit, and no Loan Party shall permit any Specified Subsidiary to permit, Fortegra to consummate any transaction of merger or consolidation, or to liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).
6.11.Sales and Lease-Backs. No Loan Party shall, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Parent or any Subsidiary), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by a Loan Party to any Person (other than Parent or any Subsidiary) in connection with such lease.
6.12.Transactions with Affiliates. No Loan Party shall enter into or permit to exist any transaction with any Affiliate of a Loan Party or Parent (including the purchase, sale, lease or exchange of any property or the rendering of any service) with a value in excess of (x) $5,000,000 individually and (y) $35,000,000 in the aggregate for all such transactions at any time from and after the Closing Date until the Latest Maturity Date; provided that the foregoing restriction shall not apply to the following:
(a)    a Loan Party may enter into or permit to exist any such transaction if the terms of such transaction are not less favorable to such Loan Party than those that might be obtained at the time from a Person who is not an Affiliate;
(b)    any transaction between the Loan Parties or any Loan Party and any of its Subsidiaries to the extent not otherwise prohibited by this Agreement;
(c)    indemnity provided to and reasonable and customary fees and expense reimbursement paid to members of the board of directors (or similar governing body), officers and employees of the Loan Parties or Parent;
(d)    (i) compensation (including bonuses), benefits and indemnification arrangements for officers and other employees of Parent, the Loan Parties and their respective Subsidiaries entered into in the ordinary course of business, (ii) any issuance of Securities, or other payments, awards or grants in Cash or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs, profits interest plans and other equity based plans and the granting and stockholder rights of registration rights approved by Parent’s board of directors; and (iii) payments or loans (or cancellation of loans) to officers, directors and employees, subject to the limitations set forth in Section 6.7;
(e)    any transaction with an Affiliate where the only consideration paid by a Loan Party is Capital Stock of a Loan Party or Parent;
(f)    the existence of, or the performance of obligations under the terms of, agreements entered into in connection with a Permitted Acquisition or any other Investment otherwise permitted by Section 6.7; provided that the aggregate amount of fees paid to any Affiliate in any such transaction shall not exceed $2,000,000;
(g)    the existence of, and performance by a Loan Party of its obligations under the terms of any limited liability company, limited partnership or other Organizational Document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Closing Date and which has been disclosed to the Lenders, as in effect on the Closing Date, and similar agreements that it may enter into thereafter, and any amendment to any such existing agreement or any such similar agreement entered into after the Closing Date, in each case to the extent not prohibited by this Agreement;
(h)    Restricted Junior Payments permitted by Section 6.5 and Asset Sales permitted by Section 6.9;
(i)    the existence of or entering into of any tax sharing agreement or arrangement and related payments and transactions; provided that any payments made thereunder shall not exceed the amount of such taxes that Borrower and/or its applicable Subsidiaries or Parent would have been required to pay for such taxable period (or portion thereof) had Borrower (and/or such Subsidiaries or Parent) been a stand-alone corporate consolidated group for such tax purposes for all relevant taxable periods ending after the date hereof; and
(j)    the existence of, and performance by a Loan Party of its obligations under, the terms of the agreements set forth on Schedule 6.12, as in effect on the Closing Date.
6.13.Conduct of Business.
(a)From and after the Closing Date, neither Parent nor any Loan Party shall, and no Loan Party shall permit any Specified Subsidiary to, engage in any material operations or material business (other than (i) the ownership of its Subsidiaries and actions reasonably related or incidental thereto, (ii) activities and contractual rights related to or incidental to the maintenance of its company existence and such ownership, (iii) the making of Investments permitted pursuant to the terms of the Credit Documents, (iv) performance of its obligations under the Credit Documents and the other agreements, instruments and documents evidencing or governing Indebtedness permitted hereunder, (v) preparing reports to Governmental Authorities and to its shareholders, (vi) holding directors and shareholders meetings, preparing company records and other company activities required to maintain its separate company structure or to comply with applicable law, (vii) issuing dividends and making distributions to the extent not prohibited by this Agreement or any other Credit Document and (viii) conducting investing activities (which do not result in material operations) that are not prohibited by this Agreement).
(b)Notwithstanding anything in this Agreement to the contrary herein:
(i)Parent shall not (x) at any time, directly or indirectly own (1) any Restricted Asset (other than indirect ownership of any Restricted Asset which results from its ownership of the Borrower) or (2) the Capital Stock of any Person which (on or after the Closing Date) is or was a Subsidiary of the Borrower, or (y) make any Asset Sale, or otherwise dispose or transfer of, any Capital Stock of Borrower;
(ii)Prior to the eighteen (18) month anniversary of the Closing Date, the Borrower shall not permit Parent or any Subsidiary thereof (other than the Borrower and any wholly-owned Subsidiary thereof) to hold any Fortegra Capital Stock; and
(iii)The Borrower shall not permit any Person that is not a Loan Party to own any Financial Covenant Asset other than any Financial Covenant Asset which has been transferred pursuant to an Asset Sale thereof in accordance with a Permitted Disposition of a Financial Covenant Asset/Fortegra.
6.14.Limitation on Certain Affiliate Transactions by Non-Loan Party Subsidiaries. Each Subsidiary that is not a Loan Party shall not enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with a value in excess of $5,000,000 with any Controlling Affiliate of Parent other than transactions approved by the Audit Committee of Parent.
6.15.Fiscal Year. Parent shall not change its Fiscal Year-end from December 31.
6.16.Deposit Accounts. Within the time period specified on Schedule 5.15 hereto (or, for newly established Deposit Accounts (or Securities Accounts) or for Deposit Accounts (or Securities Accounts) of a new Loan Party, within 60 days after the establishment thereof), Collateral Agent shall have received duly executed control agreements in form and substance reasonably satisfactory to Agent with respect to such Person’s Deposit Accounts (and Securities Accounts) (other than Excluded Accounts) and thereafter, no Loan Party shall not establish or maintain any Deposit Account or any Securities Account that is not a Controlled Account (other than Excluded Accounts) and will not deposit proceeds in a Deposit Account or a Securities Account that is not a Controlled Account (other than Excluded Accounts), unless such Deposit Account or Securities Account becomes a Controlled Account within 60 days after the establishment thereof.
6.17.Amendments to Organizational Agreements. No Loan Party shall, and no Loan Party shall permit Fortegra or any Specified Subsidiary to, amend or permit any amendments to such Loan Party’s, such Specified Subsidiary’s or Fortegra’s Organizational Documents, if such amendment would be adverse to Administrative Agent or the Lenders in any material respect.
6.18.Prepayments of Certain Indebtedness. No Loan Party shall voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of (1) any Subordinated Indebtedness, (2) any Indebtedness that is secured on a junior basis to the Obligations and (3) any Indebtedness that is unsecured, in each case, prior to the scheduled maturity of such Indebtedness other than (i) Permitted Refinancings permitted by Section 6.1and (ii) any such transactions, as long as on a pro forma basis after giving effect to such transaction, the Permitted Transaction Condition is satisfied. For the avoidance of doubt, nothing in this Section 6.18 will prohibit the payment of regularly scheduled payments of principal and interest on any Indebtedness permitted by Section 6.1 (other than Subordinated Indebtedness to the extent prohibited by the subordination terms thereof).
6.19.Compliance with Laws. No part of the proceeds of the Loans will be used, directly or knowingly indirectly, for any payments to (i) any governmental official or employee, political party, official of a political party, candidate for political office, or any Person, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable Anti-Corruption Laws, (ii) any Sanctioned Person or any Sanctioned Country, or (iii) in any other manner that would cause a party to this Agreement to violate applicable Sanctions or Anti-Money Laundering Laws. No Loan Party shall repay any portion of the Loans with proceeds from any violation of Anti-Corruption Laws, Sanctions, or Anti-Money Laundering Laws.
6.20.Limitation on Indebtedness by Fortegra. Each of Fortegra and its Subsidiaries shall not create, incur, assume or guaranty, or otherwise become liable with respect to any Fortegra Indebtedness which is Indebtedness for borrowed money other than (a) if at the time of incurrence of such Fortegra Indebtedness, on a pro forma basis after giving effect to the incurrence of such Fortegra Indebtedness the Borrower is in compliance with the Financial Covenant and (b) any Permitted Refinancing thereof.
SECTION 7.[INTENTIONALLY RESERVED.]
SECTION 8.EVENTS OF DEFAULT
8.1.Events of Default. If any one or more of the following conditions or events shall occur:
(a)    Failure to Make Payments When Due. Failure by any Loan Party to pay (i) when due any installment (or other payment) of principal of any Loan, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise; or (ii) within three (3) Business Days after the date due, any interest on any Loan or any fee or any other amount due hereunder (including the Prepayment Premium and any Liquidated Damages); or
(b)    Default in Other Agreements. (i) Failure of any Loan Party to pay when due any principal of or interest on or any other amount payable in respect of (x) any Additional Fortegra Equity Indebtedness or (y) one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a) and other than Nonrecourse Indebtedness) in an aggregate principal amount of $20,000,000 or more, in each case, beyond the grace period, if any, provided therefor; or (ii) breach or default by a Loan Party or any other event occurs with respect to any other material term of (1) (x) any Additional Fortegra Equity Indebtedness or (y) one or more items of

Indebtedness (other than Nonrecourse Indebtedness) in the individual or aggregate principal amounts referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to any Additional Fortegra Equity Indebtedness or other such item(s) of Indebtedness (other than Nonrecourse Indebtedness), in each case beyond the grace period, if any, provided therefor, if the effect of such breach, default or other event is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or
(c)    Breach of Certain Covenants. Failure of a Loan Party or Parent, as applicable, to perform or comply with any term or condition contained in (i) Section 2.5, Section 5.1(f)(i), Section 5.2 (with respect to the existence of Borrower), Section 5.3, Section 5.15, Section 5.16 or Section 6 or (ii) Section 5.1(b), Section 5.1(c), Section 5.1(d), Section 5.1(e), Section 5.1(n), Section 5.1(o), Section 5.6 or Section 5.11 and such failure under this clause (ii) shall not have been remedied or waived within ten (10) Business Days after the earlier of (x) an officer of Borrower becoming aware of such default, or (y) receipt by Borrower of notice from Administrative Agent or the Requisite Lenders of such default; or
(d)     Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by a Loan Party or Parent as applicable, in any Credit Document or in any statement or certificate at any time given by a Loan Party, Parent or any of its respective Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or
(e)     Other Defaults Under Credit Documents. A Loan Party or Parent, as applicable, shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (x) an officer of Borrower becoming aware of such default or (y) receipt by Borrower of notice from Administrative Agent or the Requisite Lenders of such default; or
(f)    Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Parent, any Loan Party or any of their respective Subsidiaries (other than any Nonrecourse Subsidiaries) in an involuntary case under the Bankruptcy Code or under any other applicable Debtor Relief Law or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) a petition with respect to an involuntary case, or such involuntary case shall otherwise be commenced, against Parent, any Loan Party or any of their respective Subsidiaries (other than any Nonrecourse Subsidiaries) under the Bankruptcy Code or under any other applicable Debtor Relief Law or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Parent, any Loan Party or any of their respective Subsidiaries (other than any Nonrecourse Subsidiaries), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Parent, any Loan Party or any of their respective Subsidiaries (other than any Nonrecourse Subsidiaries) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of

Parent, any Loan Party or any of their respective Subsidiaries (other than any Nonrecourse Subsidiaries), and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or
(g)     Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Parent, any Loan Party or any of their respective Subsidiaries (other than any Nonrecourse Subsidiaries) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable Debtor Relief Law or similar law now or hereafter in effect, or shall consent to, or shall not timely oppose, the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to, or shall not timely oppose, the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Parent, any Loan Party or any of their respective Subsidiaries (other than any Nonrecourse Subsidiaries) shall make any assignment for the benefit of creditors, or (ii) Parent, any Loan Party or any of their respective Subsidiaries (other than any Nonrecourse Subsidiaries) shall be unable, or shall fail generally, or admit in writing its inability to pay its debts as such debts become due; or the board of directors (or similar governing body) of Parent, any Loan Party or any of their respective Subsidiaries (other than any Nonrecourse Subsidiaries) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or
(h)     Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in any individual case an amount in excess of $20,000,000 in the case of Parent, any Loan Party or any of their respective Subsidiaries (other than any Nonrecourse Subsidiaries) (in each case, in excess of insurance coverage as to which a solvent and unaffiliated insurance company has not denied coverage in writing) shall be entered or filed against a Loan Party, Parent or any of their respective Subsidiaries (other than any Nonrecourse Subsidiaries) or any of their respective assets and shall remain undischarged, unsatisfied, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or
(i)     Dissolution. Any order, judgment or decree shall be entered against Parent, a Loan Party, any Specified Subsidiary or Fortegra decreeing the dissolution or split up of such Parent, Loan Party, Specified Subsidiary or Fortegra and such order shall remain undischarged, unbonded, not dismissed or unstayed for a period in excess of sixty (60) days; or
(j)     Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to have a Material Adverse Effect or (ii) any Loan Party, Parent, any of their respective Subsidiaries or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA that has resulted or could reasonably be expected to result in liability of any Loan Party, Parent or any of their respective Subsidiaries in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect; or
(k)     Change of Control. Any Change of Control shall occur; or
(l)     Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral (other than an immaterial portion thereof) purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent to take any action within its sole control, or (ii) a Loan Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or
(m)    Invalidity of Guaranty. Any material provision of the Guaranty, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 6.9, or satisfaction in full of all the Obligations then due and owing (other than contingent indemnification or other obligations as to which no claim has been asserted)) ceases to be in full force and effect; or any Guarantor denies in writing that it has any or further liability or obligation under the Guaranty (other than as a result of repayment in full of the Obligations then due and owing (other than contingent indemnification or other obligations as to which no claim has been asserted), or as a result of a transaction permitted hereunder or thereunder (including as a result of a transaction permitted under Section 6.9));
THEN, upon the occurrence and during the continuance of any Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) the Commitments, if any, of each Lender having such Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower: (I) the unpaid principal amount of and accrued interest on the Loans, and (II) all other Obligations (including, without limitation, any applicable Prepayment Premium and any Liquidated Damages); and (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code or any Debtor Relief Laws, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid (including, without limitation, any applicable Prepayment Premium and any Liquidated Damages) shall automatically become due and payable without further act of the Administrative Agent or any Lender.
8.2.Borrower Right to Cure. Notwithstanding anything to the contrary contained in Section 8.1:
(a)
(i)(1) To the extent an Event of Default under Section 6.8 has occurred, or (2) for purposes of any negative covenant basket which requires compliance with the Financial Covenant or any other financial test based on Term Loan LTV on a pro forma basis for the relevant transaction, subject to the other terms of this Section 8.2 (including any timing requirements), the Borrower may cure such Event of Default or cause compliance with the Financial Covenant, Term Loan LTV or applicable financial test necessary to permit such transaction by (w) making a voluntary prepayment of any amounts of Indebtedness included in the Financial Covenant Numerator, (x) granting a valid and perfected First Priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations over additional Fortegra Capital Stock (it being understood and agreed that upon which such additional Fortegra Capital Stock shall constitute Pledged Fortegra Capital Stock for all purposes under this Agreement and the other Credit Documents), (y) making a designation of Designated Cash Assets in accordance with the definition thereof or (z) making a designation of Designated Non-Cash Assets in accordance with the definition thereof (each, a “Cure Action”), or a combination of any such Cure Actions, to the extent necessary (it being understood that the Borrower may take additional Cure Actions which result in a Term Loan LTV that is lower than the Term Loan LTV that is necessary to permit compliance with the Financial Covenant or other applicable test) (A) in the case of a cure of such Event of Default or causing compliance with the Financial Covenant, to cause the Financial Covenant, when recalculated on a pro forma basis for such Cure Action(s), to be equal to or less than the Maximum LTV, or (B) in the case of causing compliance with another financial test based on Term Loan LTV, to cause such applicable financial test, when recalculated on a pro forma basis for such Cure Action(s), to be less than or equal to the applicable level set in respect thereof.
(A)For the avoidance of doubt, the Collateral Agent shall reasonably cooperate with the Borrower in completing any such Cure Actions described in the foregoing clauses (x), (y) or (z).
(B)A Cure Action under clause (w) shall be effective when the Borrower has (i) delivered a Notice of Intent to Cure and (ii) actually made such prepayment; provided, that such delivery and prepayment must be in accordance with the timing requirements set forth in this Section 8.2. A Cure Action under clause (x), (y) or (z) shall be effective when the Borrower has (i) delivered a Notice of Intent to Cure, and (ii) when such Cure Action has been actually taken; provided, that such delivery and prepayment must be in accordance with the timing requirements set forth in this Section 8.2.
(C)Each Cure Action shall be deemed to have been taken on the applicable date such Event of Default first occurred or the applicable date for pro forma compliance.
(D)For the avoidance of doubt, any recalculation of the LTV Test in connection with any Cure Actions shall be subject to the caps set forth in the definition thereof.
(iii)For purposes of permitting a relevant transaction, a Cure Action in respect of determining compliance with the Financial Covenant or any other financial test based on Term Loan LTV on a pro forma basis may occur simultaneously with the relevant transaction.
(iv)For purposes of curing an actual Event of Default under Section 6.8, such Cure Action(s) (which are sufficient to cause the Financial Covenant, when recalculated on a pro forma basis for such Cure Action(s), to be less than or equal to the Maximum LTV) must be effective no later than the fifteenth (15th) Business Day after the date on which financial statements are required pursuant to Section 5.1(b) or (c), as applicable, to be delivered with respect to the fiscal quarter in which the applicable Event of Default under Section 6.8 occurred; provided, that, to the extent an Authorized Officer of Parent or the Borrower has actual knowledge of any Interim Financial Covenant Breach, any Cure Action(s) in respect thereof must be effective no later than the fifteenth (15th) Business Day after the date on which such Authorized Officer became knowledgeable thereof unless such Authorized Officer reasonably believes that the Financial Covenant could no longer be breached on the last day of applicable Test Period (without the taking of any Cure Actions) and delivers a written certification thereof to the Administrative Agent before such fifteenth (15th) Business Day (each of the foregoing deadlines, a “Cure Expiration Date”); provided, further, that the applicable Cure Expiration Date shall be extended by up to ten (10) Business Days in the case of Designated Cash Assets or Designated Non-Cash Assets, so long as the Borrower is working in good faith to complete such

Cure Action(s) and delivers to the Administrative Agent a written extension request prior to the expiration of the original deadline.
(v)For the avoidance of doubt, subject to the timing requirements set forth above, there is no limit on the number of times Borrower may take any Cure Action (or the number of Events of Default which may be cured).
(vi)The Borrower shall provide notice (the “Notice of Intent to Cure”) to the Administrative Agent designating any applicable action as a “Cure Action”. Any Notice of Intent to Cure shall include a description of the Cure Actions Borrower is proposing to take, a reasonably detailed and certified (by an Authorized Officer of Borrower) calculation of the Financial Covenant (or other financial test based on Term Loan LTV) after giving pro forma effect to the applicable proposed Cure Actions, and the date by which the Borrower proposes to complete them. No Notice of Intent to Cure may be delivered if the Obligations have been accelerated or the Administrative Agent or Collateral Agent or any Lender has exercised any rights or remedies as a result of the applicable Event of Default, in each case, prior to delivery of the Notice of Intent to Cure.
(b)[Reserved.]
(c)In furtherance of Section 8.2(a) above, with respect to any Cure Actions in respect of an Event of Default which has occurred under Section 6.8, (i) upon actual taking (prior to the applicable Cure Expiration Date) of a Cure Action by the Borrower in an amount necessary to cause the Financial Covenant, when recalculated on a pro forma basis for such Cure Action(s), to not be greater than the Maximum LTV, the Financial Covenant (in respect of the applicable breach thereof) shall be deemed retroactively cured with the same effect as though there had been no failure to comply with the Financial Covenant and any Event of Default or potential Event of Default under Section 6.8 as a result of such breach shall be deemed not to have occurred for purposes of the Credit Documents, and (ii) neither the Administrative Agent nor any Lender may exercise any rights or remedies under this Agreement (or under any other Credit Document), solely on the basis of any actual or purported Event of Default under Section 6.8 as a result of the applicable breach of the Financial Covenant following receipt of a Notice of Intent to Cure in respect of such breach, until and unless the Cure Expiration Date has occurred without a Cure Action (which results in the Financial Covenant, when recalculated on a pro forma basis for such Cure Action(s), to not be greater than the Maximum LTV ) having being taken.
SECTION 9.AGENTS AND ARRANGERS
9.1.Appointment of Agents. Fortress is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Fortress, in such capacity, to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and the Lenders and Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries.
9.2.Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent or the Lead Arranger by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent and the Lead Arranger shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent and the Lead Arranger may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Neither Agent nor the Lead Arranger shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent or the Lead

Arranger any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.
9.3.General Immunity.
(a)No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of Borrower to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower or any other Person liable for the payment of any Obligations, nor shall any Agent be responsible for or have any duty to ascertain or inquire into the creation, perfection or priority of any Lien purported to be created by the Collateral Documents or the value, existence, collectability or the sufficiency of any Collateral or any representation, warranty or certificate relating thereto, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing, nor shall the Administrative Agent be required to account to any Lender the sum of the profit element of any sum received by Administrative Agent and for its own account. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.
(b)Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, provided however, that no Agent shall be required to take any action that (i) any Agent in good faith believes exposes it to liability unless such Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Credit Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided further, that such Agent may seek clarification or direction from the Requisite Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5). Except as expressly set forth in the Credit Documents, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower, any of its Subsidiaries or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Additionally, the Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Term SOFR” or with respect to any comparable or successor rate thereto, or replacement rate therefor.
9.4.Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.
9.5.Lenders’ Representations, Warranties and Acknowledgment.
(a)Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.
(b)Each Lender, by delivering its signature page to this Agreement and funding its portion of the Initial Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.
9.6.Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent (each, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; provided further that this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
9.7.Successor Administrative Agent and Collateral Agent.
(a)Administrative Agent and Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such notice of resignation, Requisite Lenders shall have the right to appoint a successor Administrative Agent and Collateral Agent, subject to the approval by Borrower (which approval (i) shall not be unreasonably withheld or delayed and (ii) shall not be required during the continuance of an Event of Default under Section 8.1(a), Section 8.1(f) or Section 8.1(g)). If no successor Administrative Agent or Collateral Agent shall have been so appointed by the Requisite Lenders and/or Borrower shall not have accepted such appointment, within 30 days after the retiring Administrative Agent and/or Collateral Agent’s giving of notice of resignation, then the retiring Administrative Agent and/or Collateral Agent may, on behalf of the Lenders, appoint a successor Administrative Agent and/or Collateral Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank (which appointment shall be subject to the approval by Borrower, but which approval (i) shall not be unreasonably withheld or delayed and (ii) shall not be required during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent and Collateral Agent hereunder by a successor Administrative Agent and Collateral Agent, that successor Administrative Agent and Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and Collateral Agent and the retiring Administrative Agent and Collateral Agent shall promptly (i) transfer to such successor Administrative Agent and Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent and Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent and Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent and Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent and Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s and Collateral Agent’s resignation hereunder as Administrative Agent and Collateral Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent and Collateral Agent hereunder.
(b)Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent and/or Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent and/or Collateral Agent gives notice of its intent to resign, the retiring Administrative Agent and/or Collateral Agent may give notice of the effectiveness of its resignation to the Lenders and Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent and/or Collateral Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent and/or Collateral Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Credit Document, and, in the case of any Collateral in the possession of the Administrative Agent and/or the Collateral Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent and/or Collateral Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent and/or Collateral Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Requisite Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and/or Collateral Agent; provided that (A) all payments required to be made hereunder or under any other Credit Document to the Administrative Agent and/or Collateral Agent for the account of any Person other than the Administrative Agent and/or Collateral Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent and/or Collateral Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s and/or Collateral Agent’s resignation from its capacity as such, the provisions of this Article and Section 10.3, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Credit Document, shall continue in effect for the benefit of such retiring Administrative Agent and/or Collateral Agent, their sub-agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent and/or Collateral Agent was acting as Administrative Agent and/or Collateral Agent and in respect of the matters referred to in the proviso under clause (i) above.
(c)Each Agent may perform any of its duties and exercise their rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. Each Agent and any such sub-agent may perform any of its duties and exercise its rights and powers through its related parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the related parties of each Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. Each Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(d)Notwithstanding anything herein to the contrary, Administrative Agent and Collateral Agent may assign their rights and duties as Administrative Agent and Collateral Agent hereunder to an Affiliate of Fortress without the prior written consent of, or prior written notice to, Borrower or the Lenders; provided that Borrower and the Lenders may deem and treat such assigning Administrative Agent and Collateral Agent as the Administrative Agent and Collateral Agent for all purposes hereof, unless and until such assigning Administrative Agent or Collateral Agent, as the case may be, provides written notice to Borrower and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent and Collateral Agent hereunder and under the other Credit Documents.
9.8.Collateral Documents.
(a)Agents under Collateral Documents. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to release (i) any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby to a Person that is not a Loan Party or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) any Lien encumbering Designated Cash Assets, to the extent that after giving effect to the release of such Lien, the Permitted Transaction Condition would be satisfied. In addition, any Lien on any property granted to or held by Collateral Agent under any Credit Document shall be automatically released upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable). Upon prior written request by Borrower, Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in the immediately preceding sentence so long as Borrower shall have provided the Collateral Agent such certifications or documents as the Collateral Agent shall reasonably request in order to demonstrate compliance with this Agreement.
(b)Right to Realize on Collateral. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such

Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.
(c)Intercreditor Agreements. Each Lender hereby agrees that the Administrative Agent and/or the Collateral Agent may, without any further consent of any Lender, enter into intercreditor agreements with other representatives acting on behalf of such holders for any Permitted First Priority Refinancing Debt, any Permitted Junior Lien Refinancing Debt, in each case, where such Indebtedness is secured by Liens permitted under Section 6.2. The Administrative Agent and the Collateral Agent may rely exclusively on a certificate of an Authorized Officer of Parent or Borrower as to whether any such other Liens are permitted. Any intercreditor agreements entered into by the Administrative Agent and/or Collateral Agent in accordance with the terms of this Agreement shall be binding on the Secured Parties.
(d)Guarantor. Each Lender hereby agrees that any Guarantor that does not own any Financial Covenant Asset shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Subsidiary of Borrower as a result of a transaction permitted hereunder; provided that Borrower shall have delivered to the Collateral Agent a certification by Borrower stating that such transaction is in compliance with this Agreement and the other Credit Documents and such other information as the Collateral Agent may request.
9.9.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (k) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).
9.10.Indemnification of Agents. To the extent required by any applicable law, the Administrative Agent may withhold in respect of any payment to any Lender the amount of any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.19, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, all Taxes and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax in respect of any amounts paid to or for the account of such Lender for any reason (including because the appropriate documentation was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), whether or not such Taxes are correctly or legally asserted. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due the Administrative Agent under this Section 9.10. The agreements in this Section 9.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all other obligations under any Credit Document.
9.11.No Other Duties
SECTION 10.Anything herein to the contrary notwithstanding, Agent shall not have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, in its capacity as such except as provided in Sections 10.2, 10.3 and 10.22 hereof.
SECTION 11.MISCELLANEOUS
11.1.Notices.
(a)Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to Borrower, Collateral Agent or Administrative Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through the Informational Website, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by using the Informational Website pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), (ii) Administrative Agent shall not be deemed to have knowledge of any notice of any of the events or circumstances set forth or described in Section 5.1(f), 5.1(g), 5.1(h) or 5.1(n) unless and until notice thereof stating that it is a “notice under Section 5.1[ ]” in respect of this Agreement and identifying the specific clause under said Section is given to Administrative Agent by Borrower (or, in the case of a notice delivered pursuant to Section 5.1(f)(i), stating that it is a “notice of Default” or a “notice of an Event of Default”), and (iii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(d)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
11.2.Expenses. Without duplication of any expenses required under the Fortress Expense Reimbursement Letter, Borrower agrees to pay promptly (a) all the Administrative Agent’s and the Lead Arranger’s reasonable and documented out-of-pocket costs and expenses in connection with the preparation of the Credit Documents (including, without limitation, all reasonable and documented out-of-pocket costs and expense of due diligence) and any consents, amendments, waivers or other modifications thereto; (b) all of its costs of furnishing all opinions by counsel for Borrower and all the reasonable and documented fees, expenses and disbursements of one counsel to Agents and the Lead Arranger in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto (whether or not the terms contemplated hereby or thereby shall be consummated) and any other documents or matters requested by Borrower; (c) all the reasonable and documented out-of-pocket costs and expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable and documented fees, expenses and disbursements of one counsel to the Agents and the Lead Arranger; (d) all other reasonable and documented out-of-pocket costs and expenses incurred by each Agent and the Lead Arranger in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (e) after the occurrence of an Event of Default, all reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of one counsel for the Administrative Agent, the Lead Arranger and the Lenders with respect thereto) incurred by any Agent, the Lead Arranger and Lenders in enforcing any Obligations of or in collecting any payments due from Borrower hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.
11.3.Indemnity.
(a)In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent, the Lead Arranger and Lender, their respective Affiliates and their respective officers, directors, employees and agents of each Agent, the Lead Arranger and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided that Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities (i) to the extent such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable judgment, of that Indemnitee or (ii) relating to disputes among Indemnitees (other than the Agents or Lead Arranger in their capacities as such and other than conduct involving an act or omission by Borrower). To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. This Section 10.3(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)To the extent permitted by applicable law, Borrower agrees not to assert, and hereby waives, any claim against the Lenders, the Lead Arranger, Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use or the proposed use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
11.4.Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by Borrower at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to Borrower or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of Borrower (in whatever currency) against and on account of the obligations and liabilities of Borrower to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.5.Amendments and Waivers.
(a)Requisite Lenders’ Consent. Subject to Sections 2.17 and Sections 10.5(b), 10.5(c) and 10.5(d), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders, except the Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement (i) to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender, (ii) to enter into additional or supplemental Collateral Documents, and (iii) to release Collateral in accordance with Section 9.8(a) of this Agreement and the Collateral Documents.
(b)Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:
(i)extend the scheduled final maturity of any Loan or Note of any Lender without the written consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an extension of the scheduled final maturity;
(ii)waive, reduce or postpone any scheduled repayment (but not prepayment) required by Section 2.11 of any Loan held by any Lender without the written consent of such Lender;
(iii)[Intentionally Reserved];
(iv)reduce the rate of interest on any Loan held by any Lender (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.9) without the written consent of such Lender or any fee payable hereunder to any Lender without the written consent of such Lender;
(v)extend the time for payment of any such interest or fees without the written consent of all the Lenders directly affected thereby (it being understood that the waiver of any mandatory prepayment shall not constitute an extension of any time for payment of interest or fees); or
(vi)reduce the principal amount of any Loan held by a Lender without the written consent of such Lender.
(c)Unanimous Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender), no amendment, modification, termination, or consent shall be effective if the effect thereof would:
(i)amend, modify, terminate or waive any provision of Section 10.5(b), this Section 10.5(c) or Section 10.5(d);
(ii)amend the definition of “Requisite Lenders or any other provision hereof that specify the number of Lenders required to vote”;

(iii)amend the definition of “Pro Rata Share” or change Section 2.4 or Section 2.12(a) in a manner that would alter the pro rata sharing of payments required thereby;
(iv)change the payment waterfall provisions of Section 2.14(b) or 2.15;
(v)release or subordinate all or substantially all of the Collateral except as permitted under the Credit Documents;
(vi)release or subordinate all or substantially all of the aggregate value of the Guaranties except as permitted under the Credit Documents; or
(vii)consent to the assignment or transfer by Borrower of any of its rights and obligations under any Credit Document except as permitted under the Credit Documents.
(d)Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by Borrower therefrom, shall:
(i)increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender; or
(ii)amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.
(e)Defaulting Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder and the Commitment and Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Requisite Lenders have taken or may take any action hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
11.6.Successors and Assigns; Participations.
(a)Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Borrower’s rights or obligations hereunder may not be assigned or delegated by Borrower without the prior written consent of all Lenders, and no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 9.6, Indemnitees under Section 10.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents, the Lead Arranger and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof (notwithstanding notice to the contrary), and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 2.6(b) and Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof (notwithstanding notice to the contrary), and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans, absent manifest error.

(c)Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligations to any Person constituting an Eligible Assignee with the prior written consent of Borrower (not to be unreasonably withheld, conditioned or delayed, except in connection with a proposed assignment to any Disqualified Institution) and the Administrative Agent; provided that each such assignment pursuant to this Section 10.6(c) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Administrative Agent or as shall constitute the aggregate amount of the Commitments and Loans of the assigning Lender);
provided however, that Borrower consent shall (i) be deemed to have been given if Borrower has not responded within five (5) Business Days of a request for such consent (other than with respect to any proposed assignment to any Person that is a Disqualified Institution), (ii) not be required during the continuance of an Event of Default under Sections 8.1(a), 8.1(f) or 8.1(g) (other than with respect to any proposed assignment to any Person that is a Disqualified Institution), (iii) not be required for assignments to any Lender or any Affiliate or Fund Affiliate of any Lender, (iv) not be required for assignments made in connection with the primary syndication of the Term Loans and (v) not be required for assignments to Fortress if such assignment to Fortress does not result in greater payments by Borrower under Sections 2.18 or 2.19 than the assigning lender would have been entitled to.
(d)Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such documentation with respect to United States federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19(f) (together with a processing and recordation fee of $3,500, unless waived by the Administrative Agent). The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Borrower and its related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
(e)Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms, certificates or other evidence required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Borrower and shall maintain a copy of such Assignment Agreement.
(f)Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable “Effective Date” (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).
(g)Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a Lender hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a Lender for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided that anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.
(h)Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than (x) Borrower, any of its Subsidiaries or any of its Affiliates and (y) any Disqualified Institution; provided however, that, notwithstanding clause (y) hereof, participations may be sold to Disqualified Institutions unless a list of Disqualified Institutions pursuant to the definition thereof has been made available to all Lenders who so request) in all or any part of its Commitments, Loans or in any other Obligation; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would require the consent of such Lender pursuant to Section 10.5(b) or 10.5(c). Borrower agrees that each participant shall be entitled to the benefits of Sections 2.17(c), 2.18 and 2.19 (subject to the requirements and limitations of such sections and the obligations under Sections 2.20 and 2.22) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section (it being understood that any documentation required to be provided under Section 2.19(f) shall be provided solely to the participating Lender); provided that a participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrower’s prior written consent (not to be unreasonably withheld, conditioned or delayed). To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender; provided that such participant agrees to be subject to Section 2.16 as though it were a Lender. Any Lender that sells a participation hereunder shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amount (and stated interest) of each participant’s interest in the Loans, Commitments or other Obligations (the “Participant Register”); provided that no Lender shall be required to disclose or share the information contained in such Participant Register with Borrower or any other Person, except as required by law. The entries in the Participant Register shall be conclusive in the absence of manifest error for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. For the avoidance of doubt, the Administrative Agent shall have no obligation with respect to, and shall bear no responsibility or liability for, the monitoring or enforcing of the list of Disqualified Institutions with respect to the sales of participations at any time.
(i)Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Federal Reserve Board and any operating circular issued by such Federal Reserve Board; provided that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further that, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a Lender or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(j)Borrower Buybacks. Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, without any consent, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Parent or Borrower through (x) Dutch auctions or other offers to purchase or take by assignment open to all Lenders on a pro rata basis in accordance with procedures determined by such Affiliated Lender in its sole discretion or (y) open market purchases on a non pro rata basis, in each case, subject to the following limitations:
(i)if Parent is the assignee, upon such assignment, transfer or contribution, Parent, as applicable, shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to Borrower;
(ii)if Borrower is the assignee (including through contribution or transfers set forth in clause (ii) above), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishment of the Term Loans then held by Borrower and (c) Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register; and
(iii)purchases of Term Loans shall not be funded with the proceeds of any revolving credit facility of a Loan Party.
(iv)Each Lender participating in any assignment to Parent or Borrower acknowledges and agrees that in connection with such assignment, (1) Parent or Borrower then may have, and later may come into possession of information regarding Parent and its affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such prepayment (including material non-public information) (“Excluded Information”), (2) such Lender has independently and, without reliance on Parent, Borrower or any of their Subsidiaries, the Administrative Agent or any other Agent-Related Persons, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of Parent, Borrower or their respective Subsidiaries, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Parent, Borrower and their respective Subsidiaries, the Administrative Agent and any other Agent-Related Persons, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) that the Excluded Information may not be available to the Administrative Agent or the other Lenders.
The aggregate outstanding principal amount of the Term Loans of the applicable class of Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by, or contributed to (in each case, and subsequently cancelled hereunder), Parent or Borrower pursuant to this Section 10.6(j) and each principal repayment installment with respect to the Term Loans of such class pursuant to Section 2.11 shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled).
Any purchase of Term Loans pursuant to this Section 10.6(j) shall not constitute voluntary or mandatory payment or prepayment under this Agreement.
11.7.Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
11.8.Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by Parent and its Subsidiaries herein and in the other Credit Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any its Credit Documents shall be considered to have been relied upon by the other party hereto and shall survive the execution and delivery hereof and the making of any Credit Extension and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. Notwithstanding anything herein or implied by law to the contrary, the agreements of Borrower set forth in Sections 2.17(c), 2.18, 2.19, 10.2, 10.3, 10.4, 10.10 and Section 9 and the agreements of Lenders set forth in Section 2.16 and Section 9 shall survive the payment of the Loans and the termination hereof.
11.9.No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, the Lead Arranger or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent, the Lead Arranger and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Interest Rate Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. Without limiting the generality of the foregoing, the maturity of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had knowledge of such Default at that time.
11.10.Marshalling; Payments Set Aside. Neither any Agent nor the Lead Arranger nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be or otherwise avoided as fraudulent or preferential, set aside and/or required to be repaid to a debtor-in-possession, trustee, receiver or any other party under any Debtor Relief Law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and reinstated and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
11.11.Severability. In case any provision in or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
11.12.Obligations Several; Actions in Concert. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. Anything in this Agreement or any other Credit Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any Note or otherwise with respect to the Obligations without first obtaining the prior written consent of Agent or Requisite Lenders (as applicable), it being the intent of Lenders that any such action to protect or enforce rights under this

Agreement and any Note or otherwise with respect to the Obligations shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders (as applicable).
11.13.Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
11.14.APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
11.15.CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST A LOAN PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (d) AGREES THAT EACH PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
11.16.WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
11.17.Confidentiality. Each Agent, the Lead Arranger and each Lender shall hold all non-public information regarding Parent and its Subsidiaries and their businesses identified as such by Borrower and obtained by such Agent, Lead Arranger or Lender pursuant to the requirements hereof in accordance with such Agent’s, Lead Arranger’s or Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, a Lender may make (i) disclosures of such information to Affiliates of such Lender and to its and their respective directors, officers, employees, investors, potential investors and agents, including accountants, legal counsel and other advisors (and to other persons authorized by a Lender, the Lead Arranger or an Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Interest Rate Agreements (provided that such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17), (iii) disclosures to any rating agency when required by it or the CUSIP Service Bureau or any similar agency in connection with the issue and monitoring of identification numbers with the credit facilities provided for herein, (iv) disclosures to any Lender’s financing sources, (v) disclosures required or requested by any Governmental Authority or representative thereof, the NAIC, any regulatory authority having authority over such Person (including any internal or external self-regulatory authority) or pursuant to legal or judicial process; provided that, unless specifically prohibited by applicable law or court order, each Agent, the Lead Arranger and each Lender shall make reasonable efforts to notify Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender, the Lead Arranger or such Agent by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information, (vi) disclosures required by applicable laws or regulations or by any subpoena or similar legal process, provided that unless specifically prohibited by applicable law or court order, each Agent, the Lead Arranger and each Lender shall make reasonable efforts to notify Borrower of any such disclosure (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender, the Lead Arranger or such Agent), (vii) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (viii) to any other party to this Agreement and (ix) with the consent of Borrower. Notwithstanding the foregoing, there shall be no duty to protect the confidentiality of information that: (a) is already in an Agent’s, the Lead Arranger’s or a Lender’s possession prior to disclosure by Borrower and is not known by such Agent, Lead Arranger or Lender to be otherwise subject to an obligation of confidentiality to Borrower; (b) becomes available to an Agent, the Lead Arranger or a Lender (as applicable) from a source other than Borrower; provided that such source is not known by such Agent, Lead Arranger or Lender to be in breach of an obligation of confidentiality to Borrower with respect to such information; (c) is or becomes publicly available (other than as a result of disclosure by an Agent, the Lead Arranger or a Lender in violation of the terms herein); or (d) is independently developed by an Agent, the Lead Arranger or a Lender (as applicable) without reference to the information disclosed by Borrower.
11.18.Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest

Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.
11.19.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of an original manual executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among Administrative Agent, the Lenders and the Loan Parties, electronic images of this Agreement or any other Credit Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Credit Documents based solely on the lack of paper original copies of any Credit Documents, including with respect to any signature pages thereto.
11.20.Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.
11.21.Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act. Promptly following any written request therefor, Parent or Borrower shall deliver to the Administrative Agent such information and documentation in respect of any Loan Party reasonably requested by the Administrative Agent or any Lender for purposes of compliance by the Administrative Agent or such Lender with applicable “know your customer” requirements under the Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.
11.22.No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any Credit Document), each of Parent and Borrower acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by Administrative Agent are arm’s-length commercial transactions between Borrower and Parent, on the one hand, and Administrative Agent on the other hand, (ii) each of Parent and Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of Parent and Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (b)(i) each of Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Parent, Borrower or any other Person and (ii) none of Administrative Agent or any Lender has any obligation to Parent, Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (c) Administrative Agent and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of Parent, Borrower and their respective Affiliates, and neither

Administrative Agent nor any Lender has any obligation to disclose any of such interests to Parent, Borrower or any of their respective Affiliates. Each of Parent and Borrower agrees that it will not assert any claims that it may have against each of Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Additionally, each of Parent and Borrower acknowledges and agrees that neither the Administrative Agent, the Lead Arranger nor any Lender is advising Parent or Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each of Parent and Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Credit Documents, and the Administrative Agent, the Lead Arranger and the Lenders shall have no responsibility or liability to Parent and Borrower with respect thereto.
11.23.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(ii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
11.24.Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United

States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:
TIPTREE HOLDINGS LLC, as Borrower
By: /s/ Scott McKinney
Name: Scott McKinney Title: Chief Financial Officer

PARENT:
TIPTREE INC., as Parent
By: /s/ Scott McKinney
Name: Scott McKinney Title: Chief Financial Officer

AGENTS AND LENDERS:
FORTRESS CREDIT CORP., as Administrative Agent and Collateral Agent
By: /s/ Tom Kelly
Name: Tom Kelly Title: Authorized Signatory

FORTRESS CREDIT CORP., as a Lender
[Signature Page to Credit Agreement]

By: /s/ Tom Kelly
Name: Tom Kelly Title: Authorized Signatory

FORTRESS CREDIT OPPORTUNITIES XXVII CLO B LLC, as a Lender
By: Fortress CLO Manager B LLC, its collateral manager
By: /s/ Tom Kelly
Name: Tom Kelly Title: Authorized Signatory

[Signature Page to Credit Agreement]